UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CALIFORNIA RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016

Harold

CALIFORNIA RESOURCES CORPORATION

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

IMPORTANT VOTING INFORMATION

If you owned shares of our common stock at the close of business on March 7, 2016, you are entitled to one vote per share upon each matter presented at our 2016 annual meeting of stockholders to be held on May 4, 2016. Stockholders whose shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank or other nominee that holds their shares authorizing them to vote at the annual meeting.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting, except on ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016 and the approval of the Reverse Stock Split, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at 818-661-6010 or by e-mail at IR@crc.com.

ATTENDING THE ANNUAL MEETING IN PERSON

Only stockholders of record or their legal proxy holders as of March 7, 2016 or our invited guests may attend the annual meeting in person. If you plan to attend the annual meeting in person, you must present a valid form of government-issued photo identification, such as a driver’s license or passport. In addition to such personal identification, you will need an admission ticket or proof of ownership of CRC stock to enter the annual meeting. If your shares are registered in your name, you will find an admission ticket attached to the notice regarding the internet availability of proxy materials or the proxy card sent to you. If your shares are held in street name with a broker, bank or other nominee, you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date for the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD ON MAY 4, 2016

The Notice of the 2016 Annual Meeting of Stockholders, the Proxy Statement for the 2016 Annual Meeting of Stockholders and the 2015 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2015) of California Resources Corporation are available at http://www.astproxyportal.com/ast/19727/.

Proxy Statement Summary		1
Notice of the 2016 Annual Meeting of Stockholders		7
2016 Proxy Statement		8
Purposes of the Annual Meeting; Board Recommendations		8
Notice of Internet Availability of Proxy Materials		8
Voting Procedures		8
Record Date		8
Appointment of Proxy Holders		9
Quorum and Discretionary Authority		9
How to Vote Shares Registered in Your Name		9
How to Vote Shares Held in “Street Name”		10
Revoking or Changing a Proxy		10
Required Vote and Method of Counting		11
Majority Voting for Directors		12
Method and Cost of Soliciting and Tabulating Votes		12
Attending the Annual Meeting in Person		12
Spin-off from Occidental		13
Corporate Governance		13
General Overview		13
Our Board of Directors		13
Director Independence Determinations		19
Board Leadership Structure		20
Board Meetings and Attendance		20
Executive Sessions of the Board		20
Committees of the Board		20
Compensation Committee Interlocks and Insider Participation		22
Communications with Directors		23
The Board’s Role in Risk Oversight		23
Consideration of Director Nominees		24
Certain Relationships and Related Transactions		25
Policies and Procedures		25
Arrangements between CRC and Occidental		25
Other Related Party Transactions		29
Audit Committee Report		30
Compensation Discussion and Analysis		31
Executive Compensation		31
Operational Highlilghts		31
Compensation Philosophy		32
Stockholder Approval of Executive Compensation		32
Components of the 2015 Compensation Program		33
2015 Pay Mix at Target		34
Role of Compensation Committee		35
Role of Management		35
Role of Independent Compensation Consultant		35
Compensation Considerations		35
Individual Compensation Arrangements		41
Other Compensation and Benefits		43
Conversion of Occidental Compensation Awards in Connection with Spin-off		44
Stock Ownership Guidelines		45
Clawback Policy		45
Anti-Hedging and Anti-Pledging Policy		45
Compensation Risk Management		45
Tax Considerations		46
Compensation Committee Report		46
Executive Compensation Tables		47
Summary Compensation Table		47
Grants of Plan-Based Awards		48
Outstanding Equity Awards at December 31, 2015		49
Option Exercises and Stock Vested in 2015		50
2015 Nonqualified Deferred Compensation Table		50
Potential Payments upon Termination or Change in Control		51
Director Compensation		54
Program Objectives		54
Program Elements		54
2015 Compensation of Directors		54
Stock Ownership Information		55
Security Ownership of Directors, Management and Certain Beneficial Holders		55
Section 16(a) Beneficial Ownership Reporting Compliance		56
Proposals Requiring Your Vote		56
Proposal 1:	Election of Directors	56
Proposal 2:	Ratification of the Appointment of the Independent Registered Public Accounting Firm	56
Proposal 3:	Advisory Vote to Approve Named Executive Officer Compensation	57
Proposal 4:	Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan	58
Proposal 5:	Approval of the First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan	71
Proposal 6:	Approval of the Amendment and Restatement of our Amended and Restated Certificate of Incorporation to Effect, at the Discretion of our Board of Directors, (A) a Reverse Stock Split which will Reduce the Number of Shares of Outstanding Common Stock in Accordance with a Ratio to be Determined by our Board of Directors from within a Range of One Share of Common Stock for Every 5 to 30 Shares of Common Stock (or Any Number in Between) Currently Outstanding; and (B) a Reduction of the Number of Authorized Shares of Common Stock and Preferred Stock in a Corresponding Proportion	74
Stockholder Proposals and Other Company Information		82
Stockholder Proposals and Director Nominations		82
Householding of Proxy Materials		83
2015 Annual Report		83
Annex A–Reconciliation of Non-GAAP Measures and Other Information		A-1
Annex B–Amended and Restated California Resources Corporation Long-Term Incentive Plan		B-1
Annex C-1–First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan		C-1-1
Annex C-2–California Resources Corporation 2014 Employee Stock Purchase Plan		C-2-1
Annex D–Form of Amended and Restated Certificate of Incorporation of California Resources Corporation		D-1

i

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Stockholders

Date:	May 4, 2016
Time:	11:00 a.m., local time
Place:	Bakersfield Marriott at the Convention Center
801 Truxtun Avenue, Bakersfield, California 93301
Record Date:	March 7, 2016

Agenda and the Board’s Recommendation on Voting Matters

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of our Board of Directors as to how stockholders should vote on each item.

Agenda Item		Description	Board’s Recommendation

1.	Proposal 1

Election of Messrs. Havner, Korell and Sinnott, the three Class II director candidates nominated by the Board of Directors, each to serve a two-year term and until his successor has been elected and qualified

FOR
2.	Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016	FOR
3.	Proposal 3	Advisory vote to approve named executive officer compensation	FOR
4.	Proposal 4	Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan (the “Amended LTIP”)	FOR
5.	Proposal 5	Approval of the First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan (the “First Amendment to ESPP”)	FOR

6.	Proposal 6

Approval of an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to (a) effect a reverse stock split which will reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by our Board of Directors within a range of one share of common stock for every 5 to 30 shares of common stock (or any number in between) currently outstanding; and (b) reduce by a corresponding proportion the number of authorized shares of common stock and preferred stock (collectively, the “Reverse Stock Split”)

FOR
7.		Transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock entitles its holder to one vote for each director nominee and one vote for each of the proposals to be voted on.

Directors

The Board of Directors is comprised of eight independent directors, our Executive Chairman, and our President and CEO. The following table provides summary information about each director, including the director nominees and whether the Board of Directors considers each director to be independent under the New York Stock Exchange’s independence standards. We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. See “Required Vote and Method of Counting–Majority Voting for Directors” below.

					Committees
							Health,
				Next			Safety &	Nominating &
Director	Positions	Age	Independent	Reelection	Audit	Compensation	Environmental	Governance

William E. Albrecht	Executive Chairman	64	No	2017
Justin A. Gannon		66	Yes	2018	●	●
Ronald L. Havner, Jr.		58	Yes	2016	●		●
Catherine A. Kehr		53	Yes	2017	●	●
Harold M. Korell	Lead Independent Director	71	Yes	2016		●		●
Richard W. Moncrief		73	Yes	2017	●		●
Avedick B. Poladian		64	Yes	2018			●	●
Robert V. Sinnott		66	Yes	2016				●
Timothy J. Sloan		55	Yes	2018		●	●
Todd A. Stevens	President & CEO	49	No	2017

Our Board of Directors is temporarily divided into three classes. One of the three classes is elected each year on a rotating basis to succeed the directors of the subject class whose terms are expiring. In this manner, as of the 2016 Annual Meeting, the term of the directors in Classes II and III of the Board expire in 2016 and 2017, respectively. However, commencing with the election of the directors at the 2018 Annual Meeting, the Board of Directors will cease to be classified, and the directors elected at the 2018 Annual Meeting (and each annual meeting thereafter) will be elected for a one year term.

Corporate Governance Highlights

✓	Recently Enhanced: Majority vote standard. Each director must be elected by a majority of votes cast, not a plurality, in uncontested elections.
✓	Recently Enhanced: Clawback Policy. The Board adopted a comprehensive, standalone policy that covers cash, equity, equity-based and other awards under our incentive compensation programs.
✓	Recently Enhanced: Anti-Hedging and Anti-Pledging Policy. The Board expanded our Insider Trading Policy to specifically address the hedging or pledging of our securities.
✓	Independent lead director.
✓	Independent Board committees. Each committee is made up of independent directors. Each committee operates under a written charter that has been approved by the Board and is available to stockholders.
✓	Each committee has the authority to retain independent advisors.
✓	8 out of 10 Board members are independent. The Board has determined 8 out of 10 Board members are independent within the meaning of NYSE listing standards.
✓	Frequent executive sessions of independent directors. In 2015, the Board held executive sessions on the day of all regularly scheduled Board meetings.
✓	No stockholder rights plan (“poison pill”) in effect.
✓	Annual election of all directors beginning in 2018.
✓	Director evaluation process. Each year, each of the Board committees and the full Board of Directors undertakes a self-assessment of its performance.
✓	CEO and management evaluation process. The Board of Directors will conduct an annual performance review of management, including the CEO, and periodically reviews succession planning for the CEO.

Compensation Program Highlights

During 2015, our Compensation Committee redesigned the principal elements of our executive compensation program to better align with and support CRC’s long-term strategic objectives and compensation philosophy as a standalone company.

Our annual incentive plan, adopted in February 2015, was redesigned to reward executives for shareholder value creation, as measured by the Value Creation Index (“VCI”), a measure of the value created through our current year capital program, as well as current year production volumes, unit costs, Health, Safety and Environment performance and other strategic and operating objectives.

Our 2015 long-term incentive program was redesigned to closely align executive compensation with long-term shareholder value creation through a mix of incentive types including:

•Performance Stock Units (“PSUs”) with performance measures based on total shareholder return (“TSR”) and multi-year VCI

•Restricted Stock Units (“RSUs”)

•Stock Options

Our Board of Directors adopted a Compensation Recoupment and Clawback Policy, pursuant to which our named executive officers may be required to return compensation paid based on financial results that are later restated.

We also amended certain unvested long-term incentive awards for our executive officers to provide for full vesting of long-term incentives upon change in control only in the event of termination of employment as a result of the change in control (i.e., double trigger).

In February 2016, our named executive officers agreed to a 10% decrease in their base salary during the current severe downturn in commodity prices. Our directors also agreed to reduce their annual cash retainer by 25% during this same time period.

Highlights of Compensation Program Policies for Named Executive Officers:

•Majority of executive compensation is performance-based and aligns executives with stockholder interests

•Long-term incentive awards are all stock-based

•Double trigger change in control vesting provisions

•No options backdating or repricing

•Stock ownership guidelines

•Compensation recoupment and clawback policy

•Hedging or pledging not allowed

•Compensation Committee advised by an independent compensation consultant

Highlights of Reverse Stock Split Proposal

On Proposal No. 6, you are voting on the Reverse Stock Split, which would allow the Company to potentially (a) reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by our Board of Directors within a range of one share of common stock for every 5 to 30 shares of common stock currently outstanding; and (b) reduce the number of authorized shares of common stock and preferred stock by a corresponding proportion. Here are some commonly asked questions and answers regarding the Reverse Stock Split:

Q1: If stockholders approve Proposal No. 6, will we be required to complete the Reverse Stock Split?

A1: No. Our Board of Directors reserves the right to abandon the Reverse Stock Split, and the corresponding reduction of authorized common stock and preferred stock, even if approved by stockholders.

Q2: Why does the Company need to hold this vote?

A2: Shares of our common stock currently trade on the New York Stock Exchange (the "NYSE") under the symbol “CRC.” The NYSE requires that the average per share closing price of our common stock not be less than $1.00 over any consecutive 30-trading day period. The average closing price of our common stock for the preceding 30-consecutive-trading-day period fell below $1.00 on February 24, 2016.

Our Board of Directors has determined that an amendment and restatement of our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and a corresponding reduction of our total number of authorized shares is necessary to promote the continued listing of our common stock on the NYSE and is in the best interests of the Company and its stockholders. Pursuant to the General Corporation Law of the State of Delaware, any amendment or restatement of our Amended and Restated Certificate of Incorporation must be approved by our Board of Directors and submitted to stockholders for approval. Our Board of Directors approved the proposed amendment and restatement of our Amended and Restated Certificate of Incorporation on February 25, 2016, and is requesting your proxy to vote "FOR" Proposal No. 6 to amend and restate our Amended and Restated Certificate of Incorporation.

Q3: What are broker non-votes?

A3: A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner has not provided any voting instructions to the broker on that matter. NYSE rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” We believe the proposed amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation is a routine item under applicable NYSE rules. As such, your broker may be entitled to vote your shares without your instruction on this proposal.

Q4: What vote is required to approve the Reverse Stock Split and to decrease our total number of authorized shares?

A4: Proposal No. 6 requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Company entitled to vote thereon. An abstention has the same effect as a vote “against” the proposal.

Q5: What effect will the Reverse Stock Split have on our issued and outstanding shares of common stock?

A5: If the Reverse Stock Split is approved by our stockholders, every 5 to 30 shares of common stock, as determined by our Board of Directors, issued and outstanding on the effective date of the Reverse Stock Split will automatically be combined into one share of common stock and our authorized shares of common stock and preferred stock will be reduced by a corresponding proportion.

If the Reverse Stock Split becomes effective, the number of our outstanding shares will be reduced proportionately to the selected reverse split ratio. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our common stock receiving fractional shares. We will not issue any fractional shares. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled in aggregate to receive cash (without interest or deduction) in lieu of such fractional share interests in an amount equal to the net, weighted-average sales proceeds attributable to the sale of the aggregation of all fractional share interests sold by our transfer agent. The Reverse Stock Split will not impact the market value of our Company as a whole, although the market value of our common stock may move up or down once the Reverse Stock Split is effective.

Q6: How will the Reverse Stock Split impact the Company’s stock plans?

A6: Should the Reverse Stock Split be effected, the Compensation Committee of our Board of Directors (the “Compensation Committee”) has approved proportionate adjustments to the number of shares outstanding and available for issuance under our Plans (defined below) and to the exercise price, grant price or purchase price relating to any award under the Plans, using the same reverse split ratio, pursuant to existing authority granted to such committee under the Plans.

Q7: What are the mechanics of the Reverse Stock Split?

A7: Assuming the Reverse Stock Split is approved by our stockholders, this is how it will work:

• If your shares are held in “street name”—that is, through an account at a brokerage firm, bank, dealer, or other similar organization—the number of shares you hold will automatically be adjusted to reflect the Reverse Stock Split.

• If your shares are registered directly in your name with our transfer agent, the number of shares you hold will also automatically be adjusted to reflect the Reverse Stock Split.

Whether your shares are held in street name or directly, we will not issue fractional shares of common stock to you. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled in aggregate to receive cash (without interest or deduction) in lieu of such fractional share interests in an amount equal to the net, weighted-average sales proceeds attributable to the sale of the aggregation of all fractional share interests sold by our transfer agent.

Any cash due to you in exchange for fractional share interests will be paid to you as follows:

• If your shares are held in street name, payment for the fractional shares will be deposited directly into your account with the organization holding your shares.

• If your shares are registered directly in your name with our transfer agent payment for the fractional share interests will be made by check, sent to you directly from our transfer agent.

Q8: After the Reverse Stock Split, I will have an “odd lot” of fewer than 100 shares. Will I be able to sell the “odd lot”?

A8: The Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares on a post-split basis. You will be able to sell the odd lots, but odd lot sales may result in higher transaction costs per share than "round lot" sales, which are sales of even multiples of 100 shares.

Q9: Are there any dissenter’s rights or appraisal rights?

A9: Pursuant to applicable Delaware law, there are no dissenter’s or appraisal rights relating to Proposal 6.

California Resources Corporation 9200 Oakdale Avenue, Suite 900 Los Angeles, CA 91311

Notice of the 2016 Annual Meeting of Stockholders

Meeting Date:	May 4, 2016
Meeting Time:	11:00 a.m., local time
Location:	Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301
Record Date:	March 7, 2016

Purposes of the 2016 annual meeting of stockholders:

(1)To elect Messrs. Havner, Korell and Sinnott, the three Class II director candidates nominated by the Board of Directors, each to serve a two-year term and until his successor has been elected and qualified;

(2)To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)To hold an advisory vote to approve named executive officer compensation;

(4)To approve the Amended LTIP;

(5)To approve the First Amendment to ESPP;

(6)To approve the Reverse Stock Split; and

(7)To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 7, 2016 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

Beginning on or about March 23, 2016, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Michael L. Preston

Executive Vice President, General Counsel and Corporate Secretary

2016 PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of California Resources Corporation (together with its subsidiaries, referred to herein as “we,” “our,” “us,” the “Company” or “CRC”) for use at the 2016 annual meeting of stockholders to be held on May 4, 2016 at 11:00 a.m., local time, at the Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301, or at any adjournment or postponement thereof (the “Annual Meeting”).

Purposes of the Annual Meeting; Board Recommendations

The agenda for the Annual Meeting includes the following items:

Agenda Item	Description	Board Recommends Vote

Proposal 1

Election of Messrs. Havner, Korell and Sinnott, the three Class II director candidates nominated by the Board of Directors, each to serve a two-year term and until his successor has been elected and qualified

FOR
Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016	FOR
Proposal 3	Advisory vote to approve named executive officer compensation	FOR
Proposal 4	Approval of the Amended LTIP	FOR
Proposal 5	Approval of the First Amendment to ESPP	FOR
Proposal 6	Approval of the Reverse Stock Split	FOR

Notice of Internet Availability of Proxy Materials

On or about March 23, 2016, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 7, 2016. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Voting Procedures

Record Date

At the close of business on March 7, 2016, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 388,183,343 shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Todd A. Stevens and William E. Albrecht as your proxy holders (“Proxy Holders”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

The Chairman of the Annual Meeting or, if directed by the chairperson of the Annual Meeting, a majority of the shares so represented, may adjourn the Annual Meeting from time to time, whether or not there is a quorum represented, and the Proxy Holders will vote the proxies they have been authorized to vote at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board of Directors have not been received, the Chairman of the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board of Directors will provide the Proxy Holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holders in accordance with the specification.

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

•By Internet.  You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on May 3, 2016.

•By Telephone.  If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available after 11:59 p.m., Eastern Time, on May 3, 2016.

•In Person.  You may vote in person at the Annual Meeting by completing a ballot, which will be available at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

•By Mail.  If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the Board of Directors’ recommendations as set forth above, unless a stockholder appropriately specifies otherwise.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the NYSE and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposals 2 and 6), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposals 2 and 6 are each considered a “routine matter,” and thus a broker is permitted in its discretion to cast a vote on those proposals as to your shares in the event that you do not provide the broker with voting instructions.

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting in Person” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on    May 3, 2016;

•requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;

•voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

•submitting a written notice of revocation to the Corporate Secretary of California Resources Corporation at 9200 Oakdale Avenue, Suite 900, Los Angeles, California 91311 no later than May 3, 2016.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. See “Majority Voting for Directors” below. The election of directors involves a matter on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker non-vote may occur. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the election of directors.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST.”

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation;

Proposal 4. Approve the Amended LTIP; and

Proposal 5. Approve the First Amendment to ESPP

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve the recommendations in Proposals 3, 4 and 5.  Such proposals involve matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a broker non-vote may occur. Broker non-votes are not considered to be entitled to vote and will have no effect on the outcome of Proposals 3, 4 and 5.  Abstentions are treated as present or represented and voting and will have the same effect as a vote “AGAINST.”

With respect to Proposal 3, while this vote is required by law, it will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.

Proposal 6. Reverse Stock Split

The affirmative vote of the holders of a majority in voting power of the outstanding shares of our stock entitled to vote is required to approve Proposal 6. Proposal 6 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. Abstentions are treated as present or represented and voting and will have the same effect as a vote “AGAINST.”

Majority Voting for Directors

We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. In accordance with our Bylaws, in order to be elected as a director, a director nominee must receive more votes cast “FOR” than “AGAINST” his or her election. This policy does not apply if the number of nominees for director exceeds the number of directors to be elected on or after the tenth day preceding the date we first mail the Notice of Annual Meeting, in which case directors shall be elected by a plurality of shares present in person, or represented by proxy at the Annual Meeting.

Unless the election is by plurality vote as set forth above, if an incumbent nominee for director receives an equal or greater number of votes cast “AGAINST” than votes cast “FOR” his election, the nominee shall promptly tender his or her resignation to the Board of Directors. Such director resignation will become effective upon acceptance by the Board of Directors of such resignation based on any factors deemed relevant by the Board of Directors. The foregoing summary is qualified by the terms of our majority voting policy, which are included in our Bylaws.

Method and Cost of Soliciting and Tabulating Votes

The Board of Directors is providing these proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of Proxy Materials, the Notice of the 2016 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may do by telephone or in person. We will pay D.F. King & Co. a fee of $7,500, plus expenses.

Attending the Annual Meeting in Person

Only stockholders of record or their legal proxy holders as of the Record Date or our invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, you must present a valid form of government-issued photo identification, such as a driver’s license or passport. In addition to such personal identification, you will need an admission ticket or proof of ownership of CRC stock to enter the annual meeting. If your shares are registered in your name, you will find an admission ticket attached to the notice regarding the internet availability of proxy materials or the proxy card sent to you. If your shares are held in street name with a broker, bank or other nominee, you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

No cameras, telephones, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.

The Annual Meeting will be held at the Bakersfield Marriott at the Convention Center, located at 801 Truxtun Avenue, Bakersfield, California 93301.

Spin-off from Occidental

On November 30, 2014, Occidental Petroleum Corporation (“Occidental”) completed the spin-off (the “Spin-off”) of its California oil and gas operations and related assets, liabilities and obligations, which we assumed in connection with the Spin-off from Occidental. As a result, we became a separate, publicly-traded company. The Spin-off was effected through a pro rata distribution to Occidental stockholders of 309,889,779 shares of our common stock. Occidental retained 71,500,000 shares of our common stock. Occidental also granted us a proxy to vote the shares of our common stock that Occidental retained in the Spin-off in proportion to the votes cast by our other stockholders. As of March 7, 2016, Occidental owned approximately 18.4% of our common stock and the remaining 81.6% of our shares were publicly traded. On February 18, 2016, Occidental announced that it would make a special stock dividend of all 71,500,000 shares of CRC common stock to Occidental’s stockholders on March 24, 2016.

Corporate Governance

General Overview

We are committed to good corporate governance. In furtherance thereof, the Board of Directors has adopted several governance documents to guide the operation and direction of the board and its committees, which include Corporate Governance Guidelines, a Business Ethics Policy (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating and Governance and Health, Safety and Environmental Committees. Each of these documents is available on our website (www.crc.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to California Resources Corporation, Attention: Corporate Secretary, 9200 Oakdale Avenue, Suite 900, Los Angeles, California 91311. We will also promptly post on our website any amendments to these documents and any waivers from the Business Ethics Policy for our directors and principal executive, financial and accounting officers.

Our Board of Directors

Our Board of Directors is temporarily divided into three classes. One of the three classes is elected each year on a rotating basis to succeed the directors of the subject class whose terms are expiring. In this manner, as of the 2016 Annual Meeting, the term of the directors in Classes II and III of the board expire in 2016 and 2017, respectively. However, commencing with the election of the directors at the 2018 Annual Meeting, the Board of Directors will cease to be classified, and the directors elected at the 2018 Annual Meeting (and each annual meeting thereafter) shall be elected for a one year term.

Set forth below is biographical information regarding each of our directors as well as the specific experience, qualifications, attributes and skills that led to the conclusion that such individual should serve as director. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

William E. Albrecht Executive Chairman	•Former VP at Occidental •35+ years experience in domestic oil and gas •Director of Rowan Companies

Director since: 2014
Age: 64

Mr. Albrecht was appointed as Executive Chairman of CRC in July 2014. Mr. Albrecht served as Vice President of Occidental from May 2008 to July 2014 and as President, Oxy Oil & Gas, Americas from January 2012 to July 2014. Mr. Albrecht also served as President—Oxy Oil & Gas, USA from April 2008 to January 2012. During his tenure with Occidental, Mr. Albrecht had managerial oversight over its upstream assets. Mr. Albrecht has more than 35 years of experience in the domestic oil and gas industry, having previously served as an executive officer for domestic energy producer EOG Resources, and as a petroleum engineer for Tenneco Oil Company. Since October 2015, Mr. Albrecht has served on the board of directors of Rowan Companies,an international offshore drilling contractor providing jackups and drill ships for the offshore drilling industry, and is a member of its Audit Committee and Health, Safety and Environment Committee. Mr. Albrecht holds a Master of Science degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy. Mr. Albrecht is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow, and has completed NACD’s comprehensive program of study for directors and corporate governance professionals.

Skills and Qualifications

Mr. Albrecht brings extensive managerial and operational experience in the upstream domestic and international energy business to the Board of Directors. He also has a deep knowledge of our assets that gives the Board a valuable perspective on the specific strengths and challenges associated with our operations. Mr. Albrecht brings broad experience in proactively engaging with regulatory agencies, communities, and other stakeholders that makes him a valuable member of our Board of Directors.

Justin A. Gannon	•Former executive at Grant Thornton •Audit Partner at Arthur Andersen for 21 years •Director of CrossAmerica Partners

Director since: 2014
Age: 66

•   Chairman of the Audit Committee

•   Member of the Compensation Committee

Immediately following the Spin-off, Mr. Gannon was appointed to the Board of Directors of CRC. Since September 2013, Mr. Gannon has acted as an independent consultant and private investor. From February 2003 through August 2013, Mr. Gannon served in various roles at Grant Thornton LLP, an independent audit, tax and advisory firm, including as National Leader of Merger and Acquisition Development from June 2011 through August 2013, Central Region Managing Partner from October 2009 through June 2011, Office Managing Partner in Houston, Texas from May 2007 through June 2011 and Office Managing Partner in Kansas City, Missouri from August 2004 to May 2007. From 1971 through 2002, Mr. Gannon worked at Arthur Andersen LLP, including as an Audit Partner for 21 years. Mr. Gannon is also a Director, Chairman of the Audit Committee and Member of the Conflicts Committee of the general partner of CrossAmerica Partners LP, a publicly-traded master limited partnership engaged in motor fuels distribution. He is a former chairman of the Board of Directors of American Red Cross charters in the Tulsa, Oklahoma and San Antonio, Texas areas. Mr. Gannon received a Bachelor of Science degree in Accounting from Loyola Marymount University and is a Certified Public Accountant in Texas (active) and California (inactive).

Skills and Qualifications

Mr. Gannon’s more than four decades in financial accounting practice and his private investment experience give him deep insight into financial analysis and management. His experience is especially valuable to the Board because of the extent to which his clients were involved in oil and gas upstream exploration and production. His financial acumen enables Mr. Gannon to guide the Board in its fiscal and strategic oversight of CRC.

Ronald L. Havner, Jr.	•Chairman, President and CEO of Public Storage •Director of Avalon Bay •2014 Chairman of Board of Governors of National Association of REITs

Director since: 2014
Age: 58

•   Member of the Audit Committee

•   Member of the Health, Safety and Environmental Committee

Immediately following the Spin-off, Mr. Havner was appointed to the Board of Directors of CRC. Mr. Havner is the Chairman of the Board, President and Chief Executive Officer of Public Storage, a developer, owner, and operator of self-storage facilities. He was elected Vice Chairman and Chief Executive Officer of Public Storage in 2002 and was elected Chairman of the Board in August 2011. He joined Public Storage in 1986.  Mr. Havner has been Chairman of the Board of Public Storage’s affiliate, PS Business Parks, Inc. since 1996 and served as its Chief Executive Officer until 2003. He currently serves on the board of Avalon Bay, a publicly-traded real estate investment company. He has been a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. since 2006, and served as its Chairman in 2014. Mr. Havner holds a Bachelor of Arts degree from the University of California in Los Angeles. The Nominating and Governance Committee and the Board considered whether Mr. Havner’s role on the boards of Public Storage, PS Business Parks and Avalon Bay would enable him to commit sufficient focus and time to perform responsibly his duties as a director of CRC. In determining that these other commitments would not prevent him from responsibly performing these duties, the Nominating and Governance Committee and the Board considered the substantial overlap between his duties as chief executive officer and chairman of Public Storage and his duties as a director of PS Business Parks, particularly given Public Storage’s 42% ownership of PS Business Parks, the fact that PS Business Parks’ financial results are reflected in Public Storage’s financial statements under the equity method of accounting, and the contractual relationships between Public Storage and PS Business Parks, including the management agreement, property management agreement, license agreement and cost sharing and administration services agreement. In addition, Mr. Havner was the President and CEO of PS Business Parks from 1997 to 2002. Given this substantial overlap in duties, the Nominating and Governance Committee and the Board view the time commitment required for the boards of Public Storage and PS Business Parks to be similar to that required for a single board.

Skills and Qualifications

Mr. Havner’s experience as Chief Executive Officer of a public, California-headquartered business with locations across the United States and Europe gives him valuable insight into business generally, and business in California in particular, that benefit CRC. His nearly three decades of experience growing a business gives him valuable perspectives that will help CRC implement its business plans. His experience as Chief Executive Officer gives him a broad perspective across corporate functions, including management, operations, finance, human resources and governance.

Catherine A. Kehr	•Director of Southwestern Energy Company •Former executive at Capital Research Company •Former executive at Atlantic Richfield Company

Director since: 2015
Age: 53

•   Member of the Audit Committee

•   Member of the Compensation Committee

Ms. Kehr was appointed to the Board of Directors in February 2015. Ms. Kehr has served on the board of directors of Southwestern Energy since 2011 and is its Presiding Director, Chair of the Nominating and Governance Committee and a member of the Audit Committee. She retired in 2006 as a Senior Vice President and Director of Capital Research Company, a division of The Capital Group Companies, one of the world’s largest investment management organizations and manager of the American Funds. From 1997 to 2006, she was an investment analyst and fund manager with responsibility for global energy equities for The Capital Group Companies. From 1992 to 1997, she was an investment analyst and fund manager with responsibility for global energy high yield debt for The Capital Group Companies. Prior to her tenure with The Capital Group Companies, she held various managerial positions at Atlantic Richfield Company and Payden & Rygel. In 2001, the Reuters Survey ranked Ms. Kehr among the top 10 individual U.S. fund managers. Ms. Kehr received a Bachelor of Arts from Yale University and an MBA from The Wharton School of the University of Pennsylvania. Ms. Kehr holds the Chartered Financial Analyst designation.

Skills and Qualifications

Ms. Kehr brings the Board a valuable investor perspective as an investment professional and portfolio manager. Her financial expertise and global energy experience lend strong insights to Board considerations. Ms. Kehr brings to the Board a high level of quantitative and analytic rigor grounded in the energy industry.

Harold M. Korell Lead Independent Director	•Former Chairman of Southwestern Energy Company •Former CEO of Southwestern Energy Company

Director since: 2014
Age: 71

•   Chairman of the Compensation Committee

•   Member of the Nominating and Governance Committee

Immediately following the Spin-off, Mr. Korell was appointed to the Board of Directors of CRC. From May 2002 through May 2014, Mr. Korell served as the Chairman of the Board of Southwestern Energy Company, an independent energy company engaged in natural gas and oil exploration, development and production. From May 2009 through March 2010, he served as Southwestern’s Executive Chairman and, from January 1999 through May 2009, as its Chief Executive Officer. From 1997 through May 2009, Mr. Korell served in various other roles at Southwestern, including President and Executive Vice President and Chief Operating Officer. Prior to his tenure at Southwestern, Mr. Korell was Senior Vice President—Operations of American Exploration Company, Executive Vice President of McCormick Resources, held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production, and held various positions with Mobil Corporation. He is a member of the Society of Petroleum Engineers and, through 2010, served as a Board Member for the Independent Petroleum Association of America and the American Exploration & Production Council and as a Board Member and Executive Committee Member for America’s Natural Gas Alliance. He also serves on the Board of Governors at the Colorado School of Mines and the Board of Trustees at the Baylor College of Medicine. Mr. Korell holds a degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Skills and Qualifications

Mr. Korell’s experience over four decades in the oil and gas industry gives him a broad understanding of the upstream oil and gas business as well as the midstream and public utility businesses. Mr. Korell’s leadership during a time of dramatic expansion for his company provides valuable insights into strategic and operational, corporate and governance matters. In addition, Mr. Korell provides a deep understanding of our assets due to his involvement with a number of them early in his career that lend specific knowledge and understanding to Board discussions.

Richard W. Moncrief	•CEO of Moncrief Oil International •Extensive experience in the upstream oil and gas industry

Director since: 2014
Age: 73

•   Chairman of the Health, Safety and Environmental Committee

•   Member of the Audit Committee

Immediately following the Spin-off, Mr. Moncrief was appointed to the Board of Directors of CRC. Mr. Moncrief has been a principal in Moncrief Oil International, Inc., an oil and gas exploration and production company with headquarters in Fort Worth, Texas, since founding the company in 1970. He currently serves as its Chief Executive

Officer. Moncrief Oil participates in U.S. and international oil and gas exploration and production. Mr. Moncrief also serves on the boards of trustees for the Amon Carter Museum and the University of Texas Development Board. He holds a Bachelor of Science degree in petroleum engineering from the University of Texas.

Skills and Qualifications

Mr. Moncrief’s extensive experience as the head of a large private upstream oil and gas exploration company allows him to bring an in-depth understanding of key industry issues to the Board of Directors. His leadership experience at Moncrief Oil provides him with strategic and management insights from which CRC benefits. Mr. Moncrief offers entrepreneurial expertise forged over years in the business of oil and gas exploration.

Avedick B. Poladian	•COO and EVP of Lowe Enterprises •Former Partner at Arthur Andersen •Director of Occidental and Public Storage

Director since: 2014
Age: 64

•   Member of the Health, Safety and Environmental Committee

•   Member of the Nominating and Governance Committee

Mr. Poladian was appointed to the Board of Directors of CRC in September 2014. Since 2006, Mr. Poladian has served as Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. Mr. Poladian previously served as Executive Vice President, Chief

Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen LLP from 1974 to 2002, most recently as a Partner, and is a Certified Public Accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a director of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the University of Southern California Price School of Public Policy, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. He serves as a director and on the Audit Committees of two funds managed by Western Asset Management Funds. He is also a member of the Board of Trustees of Public Storage where he is the Chair of the Audit Committee and the Chair of the Nominating and Corporate Governance Committee. Mr. Poladian also serves as a director of Occidental Petroleum Corporation where he is a member of the Executive Compensation Committee and the Finance and Risk Management Committee, and chair of the Audit Committee. He previously served as a director of California Pizza Kitchen.

Skills and Qualifications

Mr. Poladian’s service in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, gives Mr. Poladian deep knowledge of key business issues, including personnel and asset utilization. He also provides insight into all aspects of fiscal management. Through his work on the boards of various entities, Mr. Poladian has garnered valuable insight into our business and corporate governance generally.

Robert V. Sinnott	•President, CEO & CIO of Kayne Anderson Capital •Former VP at Citibank •Experience at United Energy Resources

Director since: 2014
Age: 66

•   Chairman of the Nominating and Governance Committee

Immediately following the Spin-off, Mr. Sinnott was appointed to the Board of Directors of CRC. Mr. Sinnott is President, Chief Executive Officer and Chief Investment Officer of Kayne Anderson Capital Advisors, L.P., an investment management firm. He also served as a Managing Director there from 1992 to 1996 and as its Senior Managing Director from 1996 until assuming his CEO role in 2010. He is also President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Sinnott served as a director of Kayne Anderson Energy Development Company from 2006 through 2013. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992 and previously held positions with United Energy Resources, a pipeline company and Bank of America in its oil and gas finance department. Mr. Sinnott has served on the board of the general partners of Plains All American Pipeline, L.P. and its public general partner, Plains GP Holdings, L.P., since 1998 and 2013, respectively. Additionally, he is a director of the Kayne Anderson Capital Advisors Foundation and a member of the Board of Visitors of the UCLA Anderson School of Management. Mr. Sinnott received a Bachelor of Arts degree from the University of Virginia and a Masters of Business Administration from Harvard University.

Skills and Qualifications

As President of a California-based investment company investing in energy and other areas, Mr. Sinnott brings extensive insight into the oil and gas and financial industries to the CRC Board of Directors. His responsibility for analyzing industry players and managing a multi-billion dollar investment enterprise allow him to provide insight on a broad variety of matters affecting the oil and gas industry generally and the company specifically. He brings deep understanding of and insight into strategic alternatives, industry trends, deal structures and finance.

Former CFO of Wells Fargo
Timothy J. Sloan	•President & COO at Wells Fargo •Former CFO of Wells Fargo

Director since: 2014
Age: 55

•   Member of the Compensation Committee

•   Member of the Health, Safety and Environmental Committee

Immediately following the Spin-off, Mr. Sloan was appointed to the Board of Directors of CRC. Mr. Sloan is President and Chief Operating Officer of Wells Fargo & Company and has served in this position since November 2015. Mr. Sloan served as Senior Executive Vice President Wholesale Banking for Wells Fargo & Company and served in that position from May 2014 to November 2015. He also serves on the Operating and Management Committees of Wells Fargo & Company. Mr. Sloan was Senior Executive Vice President and Chief Financial Officer of Wells from 2011 to May 2014. He was Senior Executive Vice President and Chief Administrative Officer from 2010 to 2011 and Executive Vice President (Commercial Banking, Real Estate and Specialized Financial Services) of Wells Fargo Bank, N.A. from 2006 to 2010. Mr. Sloan serves on the Board of Overseers of the Huntington Library, and is a member of the University of Michigan’s Ross School of Business Advisory Board. He is a trustee of Ohio Wesleyan University and the City of Hope. He earned his B.A. in economics and history and his M.B.A. in finance and accounting, both from the University of Michigan in Ann Arbor.

Skills and Qualifications

Mr. Sloan’s deep and broad experience analyzing businesses provides the Board with a unique perspective on issues critical to its financial health. His senior managerial roles, including as President of one of the nation’s largest banks, provides the Board with valuable perspectives on capital markets, corporate banking, risk management, investment banking and treasury management, all areas that report to him at Wells.

Todd A. Stevens President & CEO	•Former VP Corporate Development at Occidental •Former VP California Operations and VP of Acquisitions and Finance at Occidental

Director since: 2014
Age: 49

Mr. Stevens was appointed President, Chief Executive Officer and Director of CRC in July 2014. Mr. Stevens served as Vice President—Corporate Development of Occidental Petroleum Corporation from August 2012 to July 2014, as Vice President—California Operations, Oxy Oil & Gas from April 2008 to September 2012, and as Vice President—Acquisitions and Corporate Finance of Occidental from August 2004 to July 2012. Mr. Stevens holds a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy.

Skills and Qualifications

Our Board of Directors benefits from Mr. Stevens’ deep knowledge of the oil and gas industry and his expertise in strategically evaluating and valuing oil and gas assets that is derived from years of buying and integrating exploration and production assets, many of which we currently own. Mr. Stevens also brings specific insight into the Company’s operations from his significant managerial experience as an executive at Occidental, including his strong experience in allocating capital and managing Occidental’s and our assets. Mr. Stevens extensive experience dealing with California’s regulatory environment, agencies and political landscape and his ability to forge strong ties within the state have proven a valuable asset to the Company.

Director Independence Determinations

To qualify as “independent” under the NYSE listing standards, the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. The NYSE independent director criteria include that the director not be our employee and not have engaged in various types of business dealings with us.

The Board of Directors has reviewed all direct or indirect business relationships between each director (including his or her immediate family) and us, including those relationships described under “Related Party Transactions” below, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. Based on this evaluation, the Board of Directors has determined that Messrs. Gannon, Havner, Korell, Moncrief, Poladian, Sloan, Sinnott and Ms. Kehr are independent directors as that term is defined in the listing standards of the NYSE. Neither Mr. Albrecht, the Executive Chairman of the Board, nor Mr. Stevens, the President and Chief Executive Officer, is considered by the Board of Directors to be an independent director because of his employment with CRC.

Board Leadership Structure

Chairman

The Board of Directors’ leadership structure separates the CEO and Chairman of the Board positions. Mr. Stevens currently serves as our President and CEO, and Mr. Albrecht currently holds the position of Executive Chairman. The Board of Directors retains the authority to modify this structure to best address our unique circumstances as and when appropriate.

The Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company, as the right leadership structure may vary as circumstances change. The Board of Directors believes it is in the best interest of the Company and its stockholders at this time to have separate CEO and Chairman positions, and have an independent director serve as Lead Independent Director working in conjunction with the Chairman, which enables the CEO to focus on operation of the Company’s business, while the Chairman and Lead Independent Director focus on leading the Board of Directors in its oversight role.

The Board of Directors has approved of Mr. Albrecht transitioning to the role of non-executive Chairman as of the 2016 Annual Meeting.

Lead Independent Director

The Board of Directors has created the position of Lead Independent Director, selected annually by the Board from among the independent directors. The Board of Directors selected Mr. Korell as Lead Independent Director in December 2014 in connection with the first meeting of the Board after the Spin-off, and the Board selected him to continue in this position at the meeting in February 2016. The Board of Directors believes that the Lead Independent Director position provides additional independent oversight for the Board and management. The responsibilities of the Lead Independent Director include acting as chair at meetings of the Board of Directors when the Chairman is not present, and preparing the agenda and presiding over executive sessions of the non-management directors of the Board of Directors.

Board Meetings and Attendance

During 2015, the Board of Directors held eight meetings, and each of the standing committees held the number of meetings included in the description of the committees set forth below. Each director attended at least 75% of the meetings of the Board of Directors and the standing committees on which he or she served that occurred during such directors’ terms in 2015. Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend our annual meetings of stockholders, and all incumbent directors attended the annual meeting in 2015.

Executive Sessions of the Board

The Board of Directors intends to hold regularly scheduled meetings of independent directors in executive session without management present in conjunction with each regular board meeting. In addition to these regularly scheduled meetings, executive sessions may be called upon the request of any independent director. In 2015, the Board of Directors held executive sessions on the day of all regularly scheduled board meetings.

Committees of the Board

As of the date of this proxy statement, our Board of Directors has four separately designated standing committees. The membership and purposes of each of the committees are described below.

Each of the committees operates under a written charter adopted by the board. The Board of Directors and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

Audit Committee

Justin A. Gannon, Chair Ronald L. Havner, Jr. Catherine A. Kehr Richard W. Moncrief

Our Audit Committee is composed entirely of independent directors. The committee meets separately with representatives of our independent auditors, our internal audit personnel and representatives of senior management in performing its functions. The Audit Committee approves the services of the independent auditors and reviews the general scope of audit coverage, matters relating to internal controls systems and other matters related to accounting and reporting functions. The Audit Committee also considers the qualifications and independence of the independent reserves engineering firm, and approves the selection and appointment of such firm. The Board of Directors determined that all of the members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors also determined that Mr. Gannon qualifies as an audit committee financial expert under the applicable rules of the Securities Exchange Act of 1934, as amended.

5 Meetings in 2015

Compensation Committee

Justin A. Gannon Catherine A. Kehr Harold M. Korell, Chair Timothy J. Sloan

Our Compensation Committee is composed entirely of independent directors. The committee is responsible for  (i) determining compensation for our Chief Executive Officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies and (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement. The Board of Directors has formed a subcommittee of the Compensation Committee to serve as the “Committee” for purposes of administering the our Long-Term Incentive Plan, as defined below, and taking such other actions as the subcommittee determines are advisable for purposes of qualification for certain exemptions set forth in Section 16 of the Securities Exchange Act of 1934, as amended (including Rule 16b-3 thereunder) and Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs. Korell and Gannon and Ms. Kehr are the members of the subcommittee.

8 Meetings in 2015

Nominating and Governance Committee

Harold M. Korell Avedick B. Poladian Robert V. Sinnott, Chair

The Nominating and Governance Committee is composed entirely of independent directors. The committee makes proposals to the Board of Directors for candidates to be  nominated by the Board of Directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating and Governance Committee develops and recommends a set of corporate governance guidelines to our Board of Directors and oversees the evaluation of our board and management. The Nominating and Governance Committee meets periodically on succession planning. The Company’s Corporate Governance Guidelines state that the CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Each year, the Nominating and Governance Committee determines which directors, if any, qualify as independent, disinterested, non-employee or outside directors under applicable standards.  The Nominating and Governance Committee periodically reviews the advisability or need for any changes in the Board committee structure, and recommends to the Board the composition of each Board committee.

4 Meetings in 2015

Health, Safety and Environmental Committee

Ronald L. Havner, Jr. Richard W. Moncrief, Chair Avedick B. Poladian Timothy J. Sloan

Our Health, Safety and Environmental Committee is composed entirely of independent directors. The committee reviews and discusses the status of health, safety and environmental objectives, issues, laws and regulations with management. It also reviews our programs to ensure compliance with applicable laws and regulations, conservation of natural resources and related community engagement and periodically reports to the Board of Directors on matters affecting the Company.

4 Meetings in 2015

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is now, or at any time since the beginning of 2015 has been, employed by or served as an officer of CRC or any of its subsidiaries or had any relationships requiring disclosure with CRC or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2015, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board of Directors or Compensation Committee.

Communications with Directors

Our Board of Directors welcomes communications from our stockholders and other interested parties. Communications to our Board of Directors, to any committee of our board, to the Lead Independent Director (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, should be sent to:

Board of Directors, Committee Name or director’s name, as appropriate

California Resources Corporation

9200 Oakdale Avenue, Suite 900

Los Angeles, California 91311

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board of Directors.

If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at CRC, they should send their complaint in writing to Mr. Gannon, the Chairman of the Audit Committee, at the address listed above.

The Board’s Role in Risk Oversight

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

Consideration of Director Nominees

Identifying and Evaluating Nominees for Directors

Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Nominating and Governance Committee evaluates candidates for nomination to the Board of Directors, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. Our Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting.

Director Criteria, Qualifications, Experience and Diversity

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. In the event that a vacancy on the Board of Directors arises, the Nominating and Governance Committee will consider and review the candidate’s following qualifications:

•relevant skills, qualifications and experience;

•independence under applicable standards;

•business judgment;

•service on boards of directors of other companies;

•personal and professional integrity, including commitment to the Company’s core values;

•willingness to commit the required time to serve as a Board of Directors member;

•familiarity with the Company and its industry; and

•such other matters as the committee deems appropriate.

The Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors.

With respect to the reelection of an existing director, the Nominating and Governance Committee will consider and review the director’s:

•past Board and committee meeting attendance and performance;

•length of Board service;

•personal and professional integrity, including commitment to the Company’s core values;

•relevant experience, skills, qualifications and contributions that the existing director brings to the Board;

•independence under applicable standards; and

•such other matters as the committee deems appropriate.

Certain Relationships and Related Transactions

Policies and Procedures

Our Board of Directors adopted policies restricting related party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office implements procedures to obtain information from the directors and executive officers with respect to related party transactions. The Audit Committee reviews and discusses with management and the independent registered public accounting firm any material related party transactions as defined by, and required to be disclosed under, the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Agreements that embody transactions that are material in amount or significance are filed with the SEC as required.

Our business ethics and corporate policies prohibit significant conflicts of interest. Any waivers of these policies require approval by the compliance officer, or in the case of conflicts of our executive officers or directors, the Board of Directors. Under our Business Ethics and Corporate Policies, conflicts of interest generally are deemed to occur when private or family interests do not appear impartial, interfere or compete with the interests of our Company.

We have multiple processes for reporting conflicts of interests, including related party transactions. Under our Business Ethics and Corporate Policies, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to their supervisors, the compliance officer, a member of the corporate compliance committee, our legal counsel, human resources, or the Board of Directors, as appropriate. As part of any review, the following factors are generally considered:

•the nature of the related person’s interest in the transaction;

•the material terms of the transaction;

•the importance of the transaction to the related person;

•the importance of the transaction to us;

•whether the transaction would impair the judgment of a director or executive officer to act or their ability to act in our best interest;

•whether the transaction might affect a director’s independence under NYSE standards; and

•any other matters deemed appropriate with respect to the particular transaction.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, the charter of our Nominating and Governance Committee requires that the committee members assess the independence of the non-management directors at least annually, including a requirement that it determine whether any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Director Independence Determinations.”

Arrangements between CRC and Occidental

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the terms of the separation of Occidental’s California oil and gas exploration and production operations and related assets, liabilities and obligations (the “California business”) from Occidental’s other businesses. Generally, the Separation and Distribution Agreement includes the agreements of Occidental and us on the steps taken to complete the separation, including the assets and rights transferred, liabilities assumed or retained, contracts assigned and related matters. The Separation and Distribution Agreement provided for Occidental and us to transfer specified assets and liabilities between the two companies to separate the California business from Occidental’s remaining businesses. As a result of this transfer, we own all assets exclusively related to the California business and certain other assets related to the California business specifically allocated to us. We are also responsible for all liabilities, including environmental liabilities, to the extent relating to the operation or ownership of the California business or any of the assets allocated to us in the separation, as well as all liabilities arising out of, relating to or resulting from certain financing arrangements made in connection with the separation. Occidental retained all other assets and liabilities, including assets and liabilities related to discontinued businesses (other than those businesses that were a part of the California business prior to being discontinued).

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis.

The Separation and Distribution Agreement also governs the treatment of all aspects relating to indemnification and insurance, and generally provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of the remaining Occidental business with Occidental. The Separation and Distribution Agreement also established procedures for handling claims subject to indemnification and related matters. We and Occidental generally released each other from all claims arising prior to the Spin-off other than claims arising under the transaction agreements, including the indemnification provisions described above.

Transition Services Agreement

The Transition Services Agreement sets forth the terms on which Occidental will provide to us, and we will provide to Occidental, on an as-needed basis for 12 to 18 months from the Spin-off, certain services or functions that the companies historically have shared.

Tax Sharing Agreement

The Tax Sharing Agreement governs the respective rights, responsibilities, and obligations of Occidental and us with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes. The Tax Sharing Agreement will remain in effect until the parties agree in writing to its termination; however, notwithstanding such termination, the Tax Sharing Agreement will remain in effect with respect to any payments or indemnification due for all taxable periods prior to such termination during which the agreement was in effect.

The Tax Sharing Agreement provides, among other things, that:

•to the extent that any gain or income is recognized by Occidental (including its subsidiaries) in connection with the failure of the Spin-off or certain transactions undertaken in preparation for, or in connection with, the Spin-off, to qualify for tax-free treatment under the relevant provisions of the Code, CRC will indemnify Occidental for any taxes on such gain or income to the extent such failure is attributable to:

oinaccurate covenants, representations, or warranties by CRC (or any CRC subsidiaries) made in connection with the Tax Sharing Agreement or any tax ruling requested or received from the IRS or opinions of Occidental’s outside tax advisors;

oany breach by CRC (or any CRC subsidiaries) of certain restrictive covenants in the Tax Sharing Agreement; or

ocertain other actions taken by CRC; and

•CRC will bear 50% of the amount of any taxes resulting from gain or income that is recognized by Occidental (including its subsidiaries) in connection with the failure of the Spin-off or a related transaction to qualify for tax-free treatment under the relevant provisions of the Code, to the extent such failure is not attributable to the fault of either party; however, if CRC receives an increase in the tax basis of its depletable, depreciable or amortizable assets as a result of any such tax being imposed, CRC will pay to Occidental an amount equal to any reduction in its tax liability attributable to such basis increase when such reduction in tax liability arises.

Occidental received a private letter ruling from the IRS substantially to the effect that certain aspects of the transactions that were undertaken in preparation for, or in connection with, the Spin-off will not cause the distribution to be taxable to Occidental or its affiliates for federal income tax purposes.

CRC agreed to certain restrictions intended to preserve the tax-free status of certain transactions taken in preparation for, or in connection with, the Spin-off. During the two-year period following Occidental’s disposition of the last of the 71,500,000 shares of CRC common stock retained in the Spin-off, these covenants restrict CRC’s ability to: (a) voluntarily liquidate or dissolve; (b) merge, convert or consolidate with or into another entity; (c) issue any capital stock or other equity interests, options or rights to acquire capital stock or other equity interests, or any other instruments convertible into or exchangeable for, or that could otherwise result in the issuance of, capital stock or other equity interests; (d) redeem or otherwise repurchase any outstanding capital stock or other equity interests, rights or instruments, other than pursuant to open market stock repurchase programs meeting certain requirements; (e) recapitalize, reclassify, or alter the voting rights of one or more shares of capital stock or other equity interests, rights or instruments; (f) take certain other actions inconsistent with any representation made in any materials provided in connection with any private letter ruling request or opinions of Occidental’s outside tax advisors; (g) increase or decrease the number of members of the Board of Directors of CRC or any pre-Spin-off CRC subsidiary, alter in any way the procedures for the nomination, election, and termination of members of the board, or expand, contract, or otherwise modify the rights of the board to govern the affairs of CRC except in certain circumstances; (h) sell, exchange, distribute, or otherwise dispose of any pre-Spin-off CRC subsidiary or all or a substantial part of the assets of any of the trades or businesses conducted by CRC and the pre-Spin-off CRC subsidiaries (other than sales or transfers of inventory in the ordinary course of business) before the Spin-off except in certain circumstances; (i) take, or fail to take, any action that causes the trades or businesses conducted by CRC or any pre-Spin-off CRC subsidiary to cease to be actively conducted in substantially the manner conducted pre-Spin-off; (j) sell, transfer or agree to sell or transfer to any corporate subsidiary any assets held by certain Occidental subsidiaries before Occidental’s internal reorganization in connection with the Spin-off; (k) enter into any negotiations, agreements, understandings, or arrangements with respect to any of the foregoing; and (l) take, or fail to take, any action that could reasonably be expected to cause the Spin-off to fail to qualify as a tax-free transaction under Sections 355, 361 and/or 368(a)(1)(D) of the Code. CRC may take certain actions otherwise subject to these restrictions only if Occidental consents to the taking of such action or if CRC obtains, and provides to Occidental, a private letter ruling from the IRS and/or an opinion from an independent law firm or accounting firm, in either case, reasonably acceptable to Occidental, to the effect that such action would not jeopardize the tax-free status of certain transactions related to the Spin-off.

Employee Matters Agreement

The Employee Matters Agreement governs Occidental’s and our compensation and employee benefit obligations with respect to the current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for, among other things:

•the assumption (or retention) by us and our subsidiaries of all liabilities and obligations relating to current and former employees of the California business (excluding, with respect to current employees, certain pension obligations and, with respect to former employees, certain pension, retiree medical and nonqualified deferred compensation plan obligations); and

•the retention by Occidental of all employee and benefit plan-related liabilities and obligations not relating to current or former employees of the California business.

AMI Agreement

The Area of Mutual Interest Agreement (“AMI Agreement”) has a five-year term and sets forth the terms upon which Occidental may acquire an interest in and rights with respect to certain oil and gas properties (the “AMI Interests”) in the United States (excluding California and federal waters offshore California) (the “AMI Area”). Pursuant to the terms of the AMI Agreement, for a period of one year after notice from us, Occidental may elect to exercise an option to acquire an interest in the AMI Interests. Upon exercise, Occidental will acquire an undivided 51% interest in the subject AMI Interests for consideration equal to the sum of (i) 51% of the net acquisition price paid by us for such AMI Interests and (ii) 51% of the drilling and/or operating costs paid by us (net of any reimbursements) in respect of such AMI Interests attributable to any periods after the date of our acquisition of such AMI Interests, and less (iii) 51% of the revenue attributable to such AMI Interests after the date of our acquisition of such AMI Interests, subject to certain limited exceptions. If applicable, in connection with the exercise of Occidental’s option, we will resign as operator and vote for Occidental or its designee as the replacement operator.

Confidentiality and Trade Secret Protection Agreement

Pursuant to the Confidentiality and Trade Secret Protection Agreement, we agreed to keep confidential certain information we learned about Occidental prior to the Spin-off. In order to preserve Occidental’s trade secrets and confidential information and to protect the goodwill transferred to us in connection with the Spin-off, among other things, CRC and Occidental agreed (i) not to hire the other party’s employees for a period of one year following the completion of the Spin-off and (ii) not to solicit the other party’s employees for an additional four years following the expiration of the non-hire restrictions.

Intellectual Property License Agreement

The Intellectual Property License Agreement sets forth the terms on which Occidental, on behalf of itself and its affiliates, licensed certain intellectual property and documentation to us and our affiliates, including software owned by Occidental and its affiliates. We have the right to create derivative works of the software and documentation and use them for our internal business purposes. The Intellectual Property License Agreement also sets forth the terms on which we licensed Occidental and its affiliates certain data and documentation. Occidental and its affiliates have the right to create derivative works of such data and documentation and use them for their internal business purposes.

Stockholder’s and Registration Rights Agreement

Prior to the distribution, we and Occidental entered into a Stockholder’s and Registration Rights Agreement pursuant to which we agreed that, upon the request of Occidental, we will use our reasonable best efforts to effect the registration under applicable federal and state securities laws of the disposition of shares of our common stock retained by Occidental after the distribution and to cooperate with Occidental to facilitate its disposition of the retained securities through one or more exchanges for Occidental common stock. In addition, we agreed to certain restrictions on our ability to file registration statements during any exchange offer or grant registration rights to third parties during the term of the Stockholder’s and Registration Rights Agreement. Occidental also granted us a proxy to vote the shares of our common stock that Occidental retained immediately after the distribution in proportion to the votes cast by our other stockholders.

Other Related Party Transactions

In addition to the related party transactions described in “Arrangements between CRC and Occidental” above, this section discusses other transactions and relationships with related persons since the beginning of our most recently completed fiscal year.

Marketing Transactions

We sell products to subsidiaries of Plains All American Pipeline, L.P. (“Plains”). In addition, we have a ship-or-pay agreement with Plains that provides us with capacity to transport 10,000 barrels per day of natural gas liquids (“NGLs”). Occidental owns approximately 13% of the general partner of Plains. Funds managed by Kayne Anderson Capital Advisors L.P. and affiliates (“Kayne Anderson”) own approximately 17.4% of the general partner of Plains, approximately 2.98% of the limited partner units of Plains and an additional approximately 5.77% general partner interest in Plains GP Holdings, L.P. (the public portion of the general partner). Occidental appoints a director, and Mr. Sinnott serves as a director, for the general partner of Plains and Mr. Sinnott also serves as a director for Plains. For the year ended December 31, 2015, transactions with Plains accounted for approximately $120 million of our net sales.

Transactions with Related Persons, Promoters and Certain Control Persons

During 2015, certain funds controlled by Kayne Anderson Investment Management, Inc., of which Mr. Sinnott serves as President, purchased and as of January 25, 2016 continue to hold,  approximately $63 million in aggregate principal amount of our 6% senior notes due 2024. In addition, Kayne Anderson owned a portfolio company, KMD Operating Company, LLC (“KMD”), with a 40% working interest in the Kettleman Middle Dome Oil Field. On December 15, 2015, CRC concluded a transaction with KMD in which it acquired KMD’s entire working interest in the Kettleman Middle Dome Oil Field for approximately $5 million. Mr. Sinnott did not participate in Kayne Anderson’s decision-making process with respect to these transactions.

Wells Fargo & Company, of which Mr. Sloan currently serves as President and Chief Operating Officer, or its affiliates (“Wells”) acted as a Joint Book-Running Manager for, and initial purchaser for approximately $430 million in aggregate principal amount of, our senior unsecured notes in 2014.  As of January 31, 2016, Wells held approximately $13 million in aggregate principal amount of such notes. Wells acted as the exchange agent under the Company’s exchange offer of the notes for registered notes, and is a lender and Documentation Agent under our Revolving Credit Facility and Term Loan Facility. Wells has also acted as trustee under the indenture, but we are in the process of transitioning to a new trustee. Wells’ portion of the total commitments, and the maximum aggregate principal amount outstanding in 2015, under our Revolving Credit Facility and Term Loan collectively was approximately $235 million and $140 million, respectively. As of January 28, 2016, Wells’ portion of the amount outstanding under the Revolving Credit Facility was  $56 million. Wells received interest of approximately $2.9 million under the Revolving Credit Facility and Term Loan in 2015 at interest rates varying between 2.16% and 4.75%. Wells Fargo also received fees of approximately $1.2 million under the Revolving Credit Facility and Term Loan in 2015. Mr. Sloan did not participate in Wells’ decision-making process with respect to these transactions.

Audit Committee Report

The Audit Committee of the Board of Directors of California Resources Corporation (“CRC”) approves the appointment of the independent registered public accounting firm, and monitors (1) the integrity of the financial statements of CRC; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of CRC’s internal audit function; (4) CRC’s system of disclosure controls and procedures, internal control structure over financial reporting and compliance with ethical standards; and (5) the compliance by CRC with legal and regulatory requirements related to financial statements.

The Board of Directors has determined that each of the members of the Audit Committee satisfies the standards of independence established under the SEC’s rules and regulations and listing standards of the NYSE. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that Mr. Gannon is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In connection with our financial statements for the year ended December 31, 2015, the Audit Committee has:

•reviewed and discussed with management the audited financial statements contained in CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•discussed with CRC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Auditing Standard No. 16;

•received the written disclosures from KPMG LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•discussed with KPMG LLP its independence from CRC and members of its management; and

•had an executive session with KPMG LLP to provide them with the opportunity to discuss any other matters that they desired to raise without management present.

Based on the review and discussions with CRC’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to CRC’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Audit Committee,

Justin A. Gannon

Ronald L. Havner, Jr.

Catherine A. Kehr

Richard W. Moncrief

February 25, 2016

Compensation Discussion and Analysis

Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) provides a description of the elements and key features of our Executive Compensation program,  as well as context and rationale for compensation decisions made with respect to the 2015 compensation for our “named executive officers,”  who are identified below:

Name	Position
Todd A. Stevens	President and Chief Executive Officer
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer
William E. Albrecht	Executive Chairman
Charles F. Weiss	Executive Vice President–Public Affairs
Darren Williams	Executive Vice President–Exploration

Operational Highlights

The decline in commodity prices that began in the fourth quarter of 2014 and continued throughout 2015 created a very difficult environment for our industry. We responded effectively by aggressively reducing capital spending, living up to our commitment to internally fund our capital program with operating cash flow. Even with our significant capital reduction, we increased oil and gas production by 1% to 160,000 BOEPD in 2015, and we also increased oil production by 5% over 2014 to 104,000 BOEPD. Overall, we reduced our 2015 cash costs, excluding interest, by 13% on a BOE basis compared to 2014.

Linkage Between Pay and Performance

Our compensation program is well designed to link the pay realized by our executives to the performance of CRC and our stockholders.

As designed, the pay results for our named executive officers reflect the performance realized by our stockholders, since all of our long-term incentives are stock-based. Specifically, the realizable value of all of the outstanding long-term incentive awards held by our named executive officers declined with the stock price during 2015.

Additional actions taken by the Compensation Committee to help further align our executive compensation with stockholders included a significant reduction in the payout of the 2015 annual incentive from potential payout levels and the reduction in salaries of executives by 10%, as described below.

Key Features of our Executive Compensation Program

✓

We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards.

✓

We are stockholder-aligned. Annual and long-term incentive awards are based on relative shareholder return and other performance measures that are aligned with the creation of value for our stockholders. All of the long-term incentive awards for our named executive officers are stock-based.

✓

We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs.

✓	We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent.
✓	We have stock ownership requirements. We maintain stock ownership guidelines which require our named executive officers and directors to have meaningful stock ownership in the Company.
✓	We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances.
✓	We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.
☒	We do not have individual employment agreements. We do not have employment agreements with any of our named executive officers.
☒	We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging.
☒	We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options.
☒	We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for executives.
☒

We do not encourage excessive risk or inappropriate risk taking though our incentive programs. Our plans do not motivate executives to engage in activities that create excessive or inappropriate risk for the Company.

Compensation Philosophy

The following core principles form the foundation of our compensation program for our executives, including the named executive officers.

First, compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.

Second, a high percentage of senior executive’s pay should be based on performance to ensure the highest level of accountability to stockholders.

Third, performance pay should offer an opportunity for above average compensation when our performance exceeds our goals balanced by the risk of below average compensation when it does not.

Fourth, a focus on the long-term performance of the Company, thereby more closely aligning their interests with those of our stockholders.

Stockholder Approval of Executive Compensation

In 2015, we held our first stockholder advisory vote on the compensation paid to our named executive officers in 2014, which resulted in approximately 98% of the votes cast approving such compensation. As recommended by our Board of Directors, a majority of stockholders expressed their preference for an advisory vote on executive compensation occurring every year, and we have implemented that recommendation. The Compensation Committee considered the results of last year’s advisory vote on executive compensation and many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Compensation Committee's independent compensation consultant, and review of data relating to pay practices of our compensation peer group.

Key Features of our Compensation Program

Compensation Program Components

Our 2015 compensation program encompasses the concept that overall executive compensation should include elements that provide an appropriate level of fixed compensation necessary to attract and retain employees; annual incentive compensation that links annual cash compensation to the achievement of key short-term performance goals; and long-term compensation linked to goals that contribute to long-term growth of shareholder value.

The following table summarizes the components of our 2015 compensation program and the objectives of each component.

Annual Compensation

	Description	Objectives
Base Salary	Annual cash compensation	Provide an appropriate level of fixed compensation necessary to attract and retain employees Recognize and reward skills, competencies, experience, leadership and individual contribution
Annual Incentive	Annual cash incentive based on corporate and individual performance	Link annual cash compensation to individual performance and attainment of key short-term performance results across all executive officers as measured primarily by annual operating performance

Long-Term Compensation

	Description	Objectives
Stock Options	Provides opportunity to purchase stock at a fixed price over a seven-year period. Results in value only if stock price increases	Link realized compensation over long-term to appreciation in stock price Facilitate retention of employees Build executive stock ownership Align interests of management with those of stockholders

Restricted Stock Units

Stock-based long-term incentive with time-vested award payouts in stock or cash; provided that a stock payout is contingent on stockholder approval of additional shares under our Long-Term Incentive Plan

Facilitate retention of employees Build executive stock ownership Align interests of management with those of stockholders
Performance Stock Units

Stock-based long-term incentive with award payouts in stock or cash dependent on achievement of financial goals; provided that a stock payout is contingent on stockholder approval of additional shares under our Long-Term Incentive Plan

Link compensation to achieved performance against key financial goals over a three year period, as well as changes in share price

Facilitate retention of employees

Align interests of management with those of stockholders

2015 Pay Mix at Target

The pay mix at target grant date values for our chief executive officer and other named executive officers for 2015 was primarily long-term and performance-based.

Chief Executive OfficerOther Named Executive Officers

o	Salary	o	Performance-Based Long-Term Incentive

o	Annual Incentive	o	Time-Vested Long-Term Incentive

Our Executive Compensation Process

Role of Compensation Committee

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultant. In its oversight role, the committee is responsible for making compensation decisions involving our CEO, Executive Chairman and other executive officers and evaluating CEO and Executive Chairman performance for compensatory purposes.

Role of Management

Our CEO, Executive Chairman and Vice President of Compensation and Benefits provided input to the committee with respect to executive compensation, key job responsibilities, achievement of performance objectives and compensation program design. We believe these individuals are best qualified to support the committee in these areas given their understanding of our business and personnel, compensation programs and competitive environment. Our Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters, and meets in executive session to discuss such matters outside of the presence of our management. During 2015, the committee held eight executive sessions.

Role of Independent Compensation Consultants

The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant in January 2015, after considering all factors relevant to Meridian’s independence from our management and members of our Compensation Committee and determining that it was independent and without conflicts of interest under the Securities and Exchange Commission rules and the NYSE Listed Company Manual standards.

In 2015 the compensation consultant was responsible for reviewing our executive compensation program, assisting in the design of our annual and long-term incentive programs and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies and other factors. Representatives of the compensation consultant participated in all meetings of the committee during 2015, including executive sessions without management. The compensation consultant provided no other services to CRC.

Compensation Considerations

Compensation Peer Group

When making 2015 compensation decisions, the committee also reviewed the compensation of our CEO and other executive officers relative to that paid to similarly situated executives at companies that we consider to be our peers. Our Compensation Committee, with the input of our CEO and the compensation consultant, approved a compensation peer group of companies, which consists of publicly-traded oil and gas exploration and production companies that have similar operating and financial characteristics to CRC.

There were a number of factors considered in determining our compensation peer group, such as industry classification, enterprise value, market capitalization, asset size, and similarity of operations. Taking these factors into account, our Compensation Committee approved the following compensation peer group for 2015, and has approved continuing with the same compensation peer group for 2016:

Cabot Oil and Gas Corporation	Cimarex Energy Co.
Concho Resources Inc.	Denbury Resources Inc.
Energen Corporation	EP Energy Corporation
Murphy Oil Corporation	Newfield Exploration Company
Oasis Petroleum Corporation	Parsley Energy, Inc.
QEP Resources, Inc.	Range Resources Corporation
SM Energy Company	Whiting Petroleum Corporation
WPX Energy, Inc.

Use of Compensation Data

Over the course of the year, our Compensation Committee analyzed the comparative total compensation of our executive officers. To facilitate this analysis, the compensation consultant provided the committee with comparative compensation data that included base salaries, annual incentive opportunities, and long-term incentive opportunities. This information reflected recent publicly available information and other market data. We believe that it provided our Compensation Committee with a sufficient basis to analyze the comparative total compensation of our executive officers.

Base Salary–The salaries for our named executive officers are intended to provide a base level of compensation consistent with peer group market data, as well as individual factors including experience, internal pay equity, and the need to attract and retain exceptional executives. There were no changes to the salaries of our named executive officers during 2015. In February 2016, management recommended and the Compensation Committee accepted a 10% decrease in the base salaries for named executive officers, effective March 1, 2016, during the current severe downturn in commodity prices.

Annual Incentive–The annual incentive component of our 2015 compensation program was designed to promote the achievement of financial, operating and strategic goals that are aligned with creation of shareholder value. Under the annual incentive plan, each named executive officer had a target annual incentive opportunity expressed as a percentage of salary. The bonus targets were based on the position and scope of responsibilities of each named executive officer. Award opportunities ranged from 0% to 200% of target to be paid in cash.

In February 2015, the Compensation Committee enlisted the services of Meridian to help design the 2015 annual incentive program. The resulting annual incentive program is designed to align individual bonus awards with overall Company performance by basing 60 percent of the bonus opportunity based on key quantitative Company metrics and 40 percent of the bonus opportunity based on individual operational and strategic goals focused on activities intended to increase shareholder value.

The Compensation Committee determined that the appropriate annual performance measures for 2015 were:

Company Performance Measures (60% of the bonus potential)

•Value Creation Index (“VCI”) – a measure that we use for project selection and capital allocation in our portfolio which is calculated by dividing present value of a project’s expected pre-tax cash flow before capital over its life by the present value of the investment, using a 10% discount rate.

We believe VCI is an effective indicator of shareholder value creation.

•Average Daily Production – Measured on a barrels of oil equivalent per day (“BOEPD”) basis

•Production Costs (“O&M”) and General and Administrative (“G&A”) expenses per barrel of oil equivalent (“BOE”)

•Health, Safety and Environmental

oHealth & Safety – Combined Injury and Illness Incidence Rate (“IIR”)

oEnvironmental Stewardship – Spill prevention rate

oWater Conservation – Increase in net water supplied to agriculture

Individual Performance Measures (40% of the bonus potential)

•Strategic and Operational Objectives

oExecution of strategic plan and initiatives

oOutreach and dialogue with stakeholders on key community and public policy issues

oResults of ongoing and planned regulatory approval processes

oDebt management

oStockholder relations

oSuccession planning and leadership development

oQuality and consistency of risk management efforts

The table below provides the weightings for each performance measure and the threshold, target, and maximum performance criteria as established by the Compensation Committee in February 2015, based on commodity prices at the time. Also shown in the table are the actual 2015 results under each quantitative Company performance measure and the resulting percentage of target bonus payout.

		(50% Payout)		(200% Payout)
Performance Measure	Component Weighting (a)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	2015 Results	Component Payout as Percent of Target (b)	Resulting Potential % of Target Bonus Payout (a) x (b)
Value Creation Index (VCI)	25%	1.10	1.20	1.30	1.20	100%	25%
Production (BOEPD)	15%	155,000	158,000	160,000	159,900	195%	29.3%
O&M and G&A Costs per BOE	10%	$24.75	$24.10	$22.25	$22.37	194%	19.4%
Health, Safety & Environmental (HSE)	10%					180%	18%
-Combined IIR (50%)		0.7	0.6	0.5	0.54
-Spill prevention rate (25%)		99.998%	99.9985%	99.999%	99.9997%
-Increase in net water supplied (25%)		1%	2%	3%	13%
Strategic and Operational Objectives	40%	Multiple Individual Measures			Target - Maximum	100% - 200%	40% - 80%
					Range of Potential Payouts		131.7% - 171.7%
					Negative Discretion Applied by Compensation Committee		(40%) - (80%)
					Final Payout		91.7%

The Compensation Committee considered the performance of the named executive officers against the strategic and operational objectives and determined that the named executive officers had the potential to be paid out at target to maximum levels for the individual performance measures.  However, in light of the continuing difficult industry environment and resulting stockholder returns, the Compensation Committee exercised negative discretion on the bonus payouts for the named executive officers by recognizing only the portion of the incentive for the quantitative Company performance measures, with no payouts for the individual performance measures portion. The Compensation Committee’s exercise of negative discretion reduced potential bonus payouts ranging from 131.7 percent of target, reflecting payout on the individual performance measures at target, to 171.7 percent of target, reflecting maximum payout on the individual performance measures, down to 91.7 percent of target, reflecting no payout on the individual performance measures.

Based on the Company performance achieved, as shown in the table above, the resulting approved cash payouts, reflecting 91.7 percent of target bonus amounts, were:

2

	2015 Annual	2015 Annual	Resulting
	Incentive Target	Incentive	Cash Payout
	as Percent of	at	at 91.7%
Named Executive Officer	Salary	Target	of Target
Todd A. Stevens	100%	$825,000	$756,600
Marshall D. Smith	100%	$600,000	$550,200
William E. Albrecht	100%	$500,000	$458,500
Charles F. Weiss	75%	$318,750	$292,300
Darren Williams	90%	$405,000	$371,400

Long-Term Incentives–Our compensation program provides the majority of each named executive officer’s compensation package through long-term incentives. This is consistent with our compensation philosophy that incentive pay should be clearly aligned with our stockholders. Long-term incentives also serve to provide a competitive total compensation opportunity and aid in the retention of our executives.

We grant long-term incentive awards under the California Resources Corporation Long-Term Incentive Plan (the “LTIP”), which we adopted prior to the Spin-off to attract and retain our employees, executives and directors. The LTIP provides for the grant of cash-based and equity-based awards with respect to our common stock.

The Compensation Committee has broad discretion under the LTIP to determine the types of awards that are granted to eligible persons.  The long-term incentive portion of the 2015 compensation program used three types of awards:

•Stock Options–Stock options represented 20% of the total long-term incentive award value for our named executive officers. These awards are intended to incentivize executive behaviors that drive value creation that leads to long-term growth of shareholder value. The stock options will vest in equal annual installments over three years from the grant date and will have a seven-year exercise term.  The following table summarizes the key features of the 2015 Stock Option award grants for our named executive officers.

Award Feature	Provision
Vesting Dates	One-third of the options will vest at the end of each of the first three years following the grant date.
Form of Payout	Stock.
Forfeiture Provisions

If the grantee dies, retires with the consent of the Company or becomes permanently disabled, then the unvested options will immediately become exercisable for the remaining term of the option.

If the grantee is terminated without cause for our convenience, then the grantee will forfeit a pro rata portion of the unvested options based on the days employed during the vesting period and the reduced options will immediately become exercisable for up to 180 days.

If the grantee terminates voluntarily or is terminated for cause, all of the unvested options will be forfeited and vested options will remain exercisable for up to 60 days.

Change in Control

If a grantee is terminated by us as a result of a change in control, the grantee will forfeit a pro rata portion of the unvested options based on the days employed during the vesting period and the reduced options will immediately become exercisable for up to 180 days, unless otherwise determined by the Compensation Committee.

•Restricted Stock Unit Awards–Restricted Stock Unit (RSU) awards represented 30% of the total long-term incentive award value. These awards are intended primarily to enhance retention and development of ownership in the Company. The RSU awards will vest in equal annual installments over three years from the grant date and will be paid in shares, subject to the approval of sufficient additional shares under the long-term incentive plan at the 2015 annual meeting of stockholders. The following table summarizes the key features of the 2015 Restricted Stock Unit award grants for our named executive officers.

Award Feature	Provision
Vesting Dates	One-third of the units will vest at the end of each of the first three years following the grant date.
Form of Payout	Stock, subject to stockholder approval of additional shares available under the long-term incentive plan, otherwise cash.
Forfeiture Provisions

If the grantee dies, retires with our consent, becomes permanently disabled or is terminated without cause for our convenience, then the grantee will forfeit a pro rata portion of the units based on the days employed during the vesting period and the reduced units will immediately become vested.

If the grantee terminates voluntarily or is terminated for cause, all of the unvested units will be forfeited.

Change in Control	If a grantee is terminated by us as a result of a change in control, the unvested units shall immediately become vested, unless otherwise determined by the Compensation Committee.

•Performance Stock Unit Awards–Performance Stock Unit (PSU) awards represented 50% of the total long-term incentive award value and are designed to reward executives for creating long-term value for stockholders. The 2015 PSU awards utilized two performance measures: total shareholder return (TSR) relative to peer companies and Value Creation Index (VCI) results. Peer companies under this award include the compensation peer group discussed above plus Noble Energy, Inc. and Energy XXI, Ltd. These awards will vest at the end of three years from the grant date if the performance criteria are met.  The following table summarizes key features of the 2015 Performance Stock Unit award grants for our named executive officers.

	Award Feature	Total Shareholder Return (TSR) Component	Value Creation Index (VCI) Component
	Component Weight	50%	50%
	Performance Period	July 1, 2015 – June 30, 2018	January 1, 2016 – December 31, 2017
	Vesting Date	August 4, 2018
	Form of Payout	Stock, subject to stockholder approval of additional shares available under the long-term incentive plan, otherwise cash
Payout Range (1)	Threshold Payout	25%	25%
	Performance Resulting in Threshold Payout	25th percentile TSR	VCI of 1.0
	Target Payout	100%	100%
	Performance Resulting in Target Payout	50th percentile TSR	VCI of 1.2
	Maximum Payout	200%	200%
	Performance Resulting in Maximum Payout	90th or better percentile TSR	VCI of 1.4 or higher
	Forfeiture Provisions

Subject to attainment of the performance goals, units will become vested on date of Compensation Committee certification, but not before the vesting date.

If the grantee retires with our consent or is terminated without cause for our convenience, then the grantee will forfeit a pro rata portion of the units based on the days employed during the vesting period and the reduced units will continue to be subject to attainment of the performance goals.

If the grantee dies, or becomes permanently disabled, then the grantee will forfeit a pro rata portion of the units based on the days employed during the vesting period and the reduced units will immediately become vested at the target payout level.

If the grantee terminates voluntarily or is terminated for cause prior to the vesting date, all of the units will be forfeited.

	Change in Control

If a grantee is terminated by us as a result of a change in control prior to the vesting date, the units shall immediately become vested at the target payout level for the VCI component and based on actual performance through the termination date for the TSR component, unless otherwise determined by the Compensation Committee.

(1)Payouts interpolated for performance results between threshold and target or target and maximum.

Individual Compensation Arrangements

Set forth below are the individual components of the 2015 annual compensation program for our named executive officers, as approved by the Compensation Committee. Long-term incentives reflect the target grant date values of awards made in 2015.

Todd A. Stevens–President and Chief Executive Officer

For biographical information regarding Mr. Stevens, see “Our Board of Directors” above.

2015 Compensation Program
Base Salary	$825,000
Annual Incentive at Target	$825,000
Long-Term Incentive
Performance Stock Unit Award at Target	$2,500,000
Restricted Stock Unit Award	$1,500,000
Stock Option Award	$1,000,000
Total Annual Cash and Equity Compensation at Target	$6,650,000

Marshall (Mark) D. Smith–Senior Executive Vice President and Chief Financial Officer

Mr. Smith was appointed Senior Executive Vice President and Chief Financial Officer of CRC in July 2014. He most recently served as Senior Vice President of Ultra Petroleum Corp. from January 2011 to July 2014 and served as its Chief Financial Officer from July 2005 to July 2014. Mr. Smith’s 33 years of experience in the energy industry spans operations, strategic planning, corporate finance and business development. He began his career as a petroleum engineer working at both major and independent oil companies, later focusing on mergers, acquisitions and corporate finance advisory assignments. Mr. Smith served as Vice President of Upstream Business Development at Constellation Energy from 2004 to 2005. He was Vice President of Business Development at J.M. Huber Energy from 2002 to 2004, and Chief Financial Officer of Gulf Liquids, Inc. from 2001 to 2002.

2015 Compensation Program
Base Salary	$600,000
Annual Incentive at Target	$600,000
Long-Term Incentive
Performance Stock Unit Award at Target	$1,000,000
Restricted Stock Unit Award	$600,000
Stock Option Award	$400,000
Total Annual Cash and Equity Compensation at Target	$3,200,000

William E. Albrecht–Executive Chairman

For biographical information regarding Mr. Albrecht, see “Our Board of Directors” above.

2015 Compensation Program
Base Salary	$500,000
Annual Incentive at Target	$500,000
Long-Term Incentive
Performance Stock Unit Award at Target	$1,000,000
Restricted Stock Unit Award	$600,000
Stock Option Award	$400,000
Total Annual Cash and Equity Compensation at Target	$3,000,000

Charles F. Weiss–Executive Vice President–Public Affairs

Mr. Weiss was appointed Executive Vice President–Public Affairs in July 2014. Mr. Weiss served as Vice President, Health, Environment and Safety of Occidental from October 2007 to July 2014. Mr. Weiss joined Occidental as Senior Counsel in Los Angeles in May 1996, and moved to Dallas to head the Litigation Group as Chief Counsel in July 2000. Mr. Weiss subsequently served as Vice President and General Counsel of Oxy Inc. Prior to joining Occidental, Mr. Weiss was a partner at Latham & Watkins in Los Angeles. He received a bachelor of science degree in chemical engineering from Princeton University and a juris doctorate degree from the University of Michigan Law School.

2015 Compensation Program
Base Salary	$425,000
Annual Incentive at Target	$318,750
Long-Term Incentive
Performance Stock Unit Award at Target	$750,000
Restricted Stock Unit Award	$450,000
Stock Option Award	$300,000
Total Annual Cash and Equity Compensation at Target	$2,243,750

Darren Williams–Executive Vice President–Exploration

Mr. Williams was appointed Executive Vice President–Exploration in September 2014. Mr. Williams has 21 years of experience in the oil and gas industry, working 17 of those years for Marathon Oil in London, Houston and Oklahoma City. Mr. Williams has broad experience and a proven track record in both conventional and unconventional exploration programs. Mr. Williams served as Africa Exploration Manager and President of Marathon Upstream Gabon Limited from May 2013 to September 2014. From September 2010 to May 2013 he served as Oklahoma Subsurface Manager where he managed the Woodford shale development program and established Marathon’s Oklahoma Resource Basin growth strategy. From 2008 to 2010, Mr. Williams served as Gulf of Mexico Exploration and Appraisal Manager overseeing participation in the Gunflint and Shenandoah discoveries and from 2004 to 2008 he managed teams responsible for discovery of the Droshky field and rebuilding Marathon’s deepwater Gulf of Mexico inventory. From 1997 to 2004, Mr. Williams held various roles exploring assets in Europe, Africa & the Gulf of Mexico.

2015 Compensation Program
Base Salary	$450,000
Annual Incentive at Target	$405,000
Long-Term Incentive
Performance Stock Unit Award at Target	$687,500
Restricted Stock Award	$412,500
Stock Option Unit Award	$275,000
Total Annual Cash and Equity Compensation at Target	$2,230,000

Other Compensation and Benefits

In addition to the components of the executive compensation program described above, we provide the following programs to our named executive officers.

Qualified Defined Contribution Plan–All of our employees, including our named executive officers, are eligible to participate in a tax-qualified, defined contribution plan. The defined contribution plan provides for periodic cash contributions by us based on annual cash compensation and employee deferrals. Employees are permitted to contribute into the plan a percentage of their annual salary and bonus up to the annual limit set by IRS regulations. Employees are able to direct their account balances to a variety of investments.

Nonqualified Defined Contribution Plans–Substantially all employees, including our named executive officers, whose participation in our qualified defined contribution plan is limited by applicable tax laws are eligible to participate in our supplemental savings plan (the “SSP”), a nonqualified defined contribution plan, which provides additional retirement benefits outside of those limitations starting in 2015.

Annual allocations for each participant are generally intended to restore the amounts that would have been contributed to our qualified defined contribution plan but for certain tax law limitations, and certain employer allocations are subject to a vesting schedule that requires the completion of three years of service. Vested account balances will be payable following separation from service.

Interest on SSP account balances is allocated monthly to each participant’s account based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor.

In addition, we sponsor a supplemental retirement plan (the “SRP II”), which was established for purposes of the assumption by us of certain liabilities under the Occidental Petroleum Corporation Supplemental Retirement Plan II, including those for all of our named executive officers. All account balances under the SRP II are fully vested at all times and are credited with interest on a monthly basis based on the the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor. No additional allocations are made under the SRP II other than the crediting of interest.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations are to be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan–Certain management and other highly compensated employees (including each of our named executive officers) are eligible to participate in our nonqualified deferred compensation plan (the “DCP”). Under the DCP, participants are able to elect to defer a portion of their base salary and annual bonus for a given year. Each year, we will allocate an additional amount to a DCP participant’s account equal to the sum of 7% (which is immediately vested) and 12% (which is subject to a vesting schedule that requires the completion of three years of service) of the compensation deferred by the participant under the DCP to restore amounts that are not contributed to the qualified and nonqualified defined contribution plans due to such deferral of compensation under the DCP. Deferred amounts will earn interest based on the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency plus 2%, converted to a monthly allocation factor. Vested account balances will be payable following separation from service, or upon attainment of a specified age elected by the participant.

Tax Preparation and Financial Planning–Our executives, including each of the named executive officers, are eligible to receive reimbursement, up to certain annual limits, for income tax preparation, financial planning and investment advice, including legal advice related to tax and financial matters.

Insurance–We offer a variety of health coverage options to all employees. Named executive officers participate in these plans on the same terms as other employees. In addition, for executives, including the named executive officers, we pay for an annual comprehensive physical examination. We provide all employees with life insurance equal to twice the employee’s base salary. We also provide executives, including the named executive officers, with excess liability insurance coverage.

Severance Benefits–We maintain a notice and severance pay plan that, in connection with a qualifying termination of employment, provides for up to 12 months of base salary and other insurance coverage, depending on years of service, for non-bargained employees, including the named executive officers.

Employee Stock Purchase Plan–We adopted the California Resources Corporation 2014 Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2015, which provides our employees (including our named executive officers), the ability to purchase shares of our common stock at a price equal to 85% of the closing price of a share of our common stock as of the first day of each offering period or the last day of each offering period, whichever amount is less.

The maximum number of shares of our common stock which may be issued pursuant to the ESPP is 5,000,000, subject to adjustment pursuant to the terms of the ESPP. In addition, participants in the ESPP are subject to certain limits on the number of shares that can be purchased in any given year and during any given offering period under the ESPP.

Corporate Aircraft Use–Executives and directors may use the Company’s fractional interest in aircraft for personal travel, if space is available. The named executive officers and directors reimburse CRC for personal use of the Company’s fractional interest in aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations), or are reimbursed for taxes.

Conversion of Occidental Compensation Awards in Connection with Spin-off

Each equity or cash-based long-term incentive award with respect to Occidental common stock (other than Occidental restricted shares, which are described below) that was held by our named executive officers was converted upon the Spin-off into an award of shares of our restricted common stock (an “RSA”), with the number of shares determined based upon the trading price of Occidental’s common stock preceding the Spin-off and our common stock following the Spin-off and (a) the payout of such incentive award at target performance, in the case of performance cycles with more than one year of performance remaining as of the Spin-off, and (b) the payout of such incentive award based upon actual performance, calculated as of a date on or prior to the Spin-off (as was determined by the Occidental Compensation Committee), in the case of performance cycles with less than one year of performance remaining as of the Spin-off. From and after the Spin-off, such restricted shares are subject to service-based vesting requirements satisfied through continued service with us the same as the time-based vesting requirements that were applicable to the corresponding Occidental incentive award and, in the case of performance-based awards held by individuals with a title of executive vice president or above (including our named executive officers), performance-based vesting requirements.

Each share of restricted Occidental common stock held by our named executive employees was converted into an RSA, with the number of shares determined based upon the trading price of our common stock following the Spin-off. The restricted common stock will vest based upon the same schedule as the prior Occidental restricted share, subject to continued service with us, and, in the case of awards held by individuals with a title of executive vice president or above (including our named executive officers), performance-based vesting requirements established by the CRC Compensation Committee.

The RSAs held by our named executive officers are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of our stock on the award certification date, as applicable, with the possibility of no payout if performance criteria is not met. These are long-term awards with two-year and three- to seven-year performance periods, as applicable, that, based on achievement of performance criteria, will vest or become non-forfeitable between 2016 and 2021.

Key Compensation Policies and Practices

Stock Ownership Guidelines

We have minimum stock ownership guidelines for senior executives. The target direct and indirect ownership level for the Chief Executive Officer is six times annual base salary, and for the other named executive officers, is three times annual base salary. Executives have five years to attain their required ownership levels.

Clawback Policy

Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by a named executive officer whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive compensation generally includes any cash, equity, equity-based or other award, under the LTIP, or an annual bonus or annual incentive plan of the Company.

Anti-Hedging and Anti-Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees, including the named executive officers, are prohibited from hedging, buying or selling options, engaging in short sales, or trading prepaid variable forwards, equity swaps, exchange funds, forward-sale contracts, collars or other derivatives or monetizations, on Company securities. In addition, all directors officers and employees, including named executive officers, may not pledge or mortgage Company securities as collateral for a loan, or hold Company securities in a margin account.

Compensation Risk Management

Our executive compensation program is designed to motivate and reward our executive officers for their performance during the fiscal year and over the long term, and for taking appropriate business risks to enhance CRC’s business performance. The Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking and that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of CRC and its stockholders is mitigated by several factors:

•Target compensation mix utilizes a balance of salary, annual incentives and long-term equity compensation vesting over three years

•Transparent financial and operational metrics that are readily ascertainable form publicly-filed information

•Use of external performance metrics, such as total shareholder return (“TSR”), for a portion of the long-term performance-based incentive awards

•Forfeiture and clawback provisions for incentive award compensation in the event of a restatement of our financial statements or violation of CRC’s Code of Business Ethics

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of non-performance-based compensation that we may deduct in any one year with respect to certain of our highest-paid executive officers. Qualified performance-based compensation is not subject to the deduction limit. Although tax consequences are considered in our compensation decisions, we have not adopted a policy that all compensation must be performance- based. Rather, our Compensation Committee gives priority to the overall compensation objectives discussed above.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2016 Annual Meeting of Stockholders.

Compensation Committee,

Justin A. Gannon

Catherine A. Kehr

Harold M. Korell

Timothy J. Sloan

March 4, 2016

Executive Compensation Tables

Summary Compensation Table

At the time of the Spin-off, we were a newly-formed entity and had not historically paid compensation or had employees (including named executive officers). The compensation reflected for 2014 below summarizes the aggregate 2014 compensation paid by us and Occidental for the individuals who comprise our named executive officers. All amounts reported for 2015 were paid by us.

							Change in
							Pension
							Value and
							Nonqualified
						Non‑Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation(	Earnings(2)	Compensation(3)	Total
Todd A. Stevens	2015	$825,000	$0	$3,650,000	$1,000,000	$756,600	$8,512	$398,874	$6,638,986
President and Chief Executive Officer	2014	$525,000	$865,000	$2,000,000	$3,000,000	$525,000	$0	$1,158,135	$8,073,135
Marshall D. Smith	2015	$600,000	$0	$1,460,000	$400,000	$550,200	$78	$525,700	$3,535,978
Senior Executive Vice President and Chief Financial Officer	2014	$245,455	$1,175,000	$3,700,000	$1,800,000	$0	$0	$117,556	$7,038,011
William E. Albrecht	2015	$500,000	$0	$1,460,000	$400,000	$458,500	$0	$470,191	$3,288,691
Executive Chairman	2014	$614,583	$750,000	$2,000,000	$2,000,000	$0	$0	$1,803,726	$7,168,309
Charles F. Weiss	2015	$425,000	$0	$1,095,000	$300,000	$292,300	$4,567	$151,157	$2,268,024
Executive Vice President– Public Affairs
Darren Williams	2015	$450,000	$0	$1,003,750	$275,000	$371,400	$30	$281,788	$2,381,968
Executive Vice President–Exploration	2014	$133,168	$1,005,000	$1,400,000	$1,200,000	$0	$0	$15,790	$3,753,958

(1)

The amounts shown represent the grant date fair value of the awards granted as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, which incorporates the value of CRC’s stock, as well as the estimated payout percentage as of the grant date, as more fully described in Note 11 to Consolidated and Combined Financial Statements in CRC’s Form 10-K for the year ended December 31, 2015. The maximum amounts at grant date for the Stock Awards were: $6,500,000 for Mr. Stevens; $2,600,000 each for Messrs. Smith and Albrecht; $1,950,000 for Mr. Weiss; and $1,787,500 for Mr. Williams. The ultimate payout value may be significantly less than the maximum and the amount shown in the table, with the possibility of no payout, depending on the outcome of the performance criteria and the value of CRC stock on the award certification date.

(2)

The amounts shown are the portion of each executive’s interest credited in 2015 on nonqualified deferred compensation plan balances that was in excess of 120% of the long-term Applicable Federal Rate, compounded monthly, as prescribed under Section 1274(d) of the Internal Revenue Code.

(3)	The following table shows “All Other Compensation” amounts for 2015.

All Other Compensation

	Todd A.	Marshall D.		William E.		Charles F.	Darren
	Stevens	Smith		Albrecht		Weiss	Williams
Qualified Plan(a)	$35,000	$39,750		$35,000		$39,750	$35,000
Supplemental Plan(b)	$293,179	$206,170		$205,932		$111,407	$127,130
Personal Benefits	$0	$14,938	(c)	$111,436	(d)	$0	$0
Relocation Benefits	$0	$264,842	(e)	$0		$0	$119,658	(f)
Dividend Equivalents(g)	$70,695	$0		$117,823		$0	$0
Total	$398,874	$525,700		$470,191		$151,157	$281,788

(a)

The amount shown is the company contributions to the qualified defined contribution savings plan–the California Resources Corporation Savings Plan (the “Qualified Plan”). Includes company matching contributions and retirement contributions.

(b)

The amount shown is the company contributions to the nonqualified defined contribution plan–the California Resources Corporation Supplemental Savings Plan (the “Supplemental Plan”), which restores amounts limited by IRS limits on the Qualified Plan. For Mr. Stevens, includes $10,688 of company contributions to the nonqualified deferred compensation plan–the California Resources Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) for restoration of company contributions to the Qualified Plan or the Supplemental Plan that were reduced due to the deferral of compensation under the Deferred Compensation Plan.

(c)

Includes tax preparation and financial counseling, excess liability insurance, personal use of CRC’s fractional interest in aircraft, and tax reimbursement related to the amounts paid by the company for spousal travel ($1,121).

(d)

Includes commuting expenses ($58,598), tax reimbursement related to the amounts paid by the company for commuting expenses ($46,044), tax preparation and financial counseling, and excess liability insurance.

(e)	Includes relocation benefits ($148,879) and tax reimbursement related to the relocation benefits ($115,963).
(f)	Includes relocation benefits ($90,244) and tax reimbursement related to the relocation benefits ($29,414).
(g)	Amount shown is one-time payment of accumulated dividend equivalents on converted Occidental performance equity incentive awards.

Grants of Plan-Based Awards

The table below summarizes the following plan-based awards granted in 2015 to our named executive officers: Annual Incentive Awards, Performance  Stock Unit Awards (“PSU”), Restricted Stock Unit Awards (“RSU”) and Stock Option Awards (“Options”).

								All Other	All Other
								Stock	Option	Exercise	Grant Date
								Awards:	Awards:	or	Fair
								Number of	Number of	Base	Value of
		Estimated Future Payouts			Estimated Future Payouts			Shares	Securities	Price of	Stock and
		Under Non‑Equity Incentive			Under Equity Incentive			or	Underlying	Option	Option
		Plan Awards(1)			Plan Awards			Units	Options	Awards	Awards
Name / Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(# of	(# of
Grant	Date	($)	($)	($)	# Shares(2)	# Shares	# Shares	Shares)	Shares)	($)	($)(3)
Todd A. Stevens
Annual Incentive		$10,313	$825,000	$1,650,000
PSU	8/5/2015				74,405	595,239	1,190,478				$2,150,000
RSU	8/5/2015							357,143			$1,500,000
Options	8/5/2015								666,667	$4.20	$1,000,000
Marshall D. Smith
Annual Incentive		$7,500	$600,000	$1,200,000
PSU	8/5/2015				29,762	238,096	476,192				$860,000
RSU	8/5/2015							142,858			$600,000
Options	8/5/2015								266,667	$4.20	$400,000
William E. Albrecht
Annual Incentive		$6,250	$500,000	$1,000,000
PSU	8/5/2015				29,762	238,096	476,192				$860,000
RSU	8/5/2015							142,858			$600,000
Options	8/5/2015								266,667	$4.20	$400,000
Charles F. Weiss
Annual Incentive		$3,984	$318,750	$637,500
PSU	8/5/2015				22,322	178,572	357,144				$645,000
RSU	8/5/2015							107,143			$450,000
Options	8/5/2015								200,000	$4.20	$300,000
Darren Williams
Annual Incentive		$5,063	$405,000	$810,000
PSU	8/5/2015				20,461	163,691	327,382				$591,250
RSU	8/5/2015							98,215			$412,500
Options	8/5/2015								183,334	$4.20	$275,000

(1)	Payout of annual incentive ranges from 0% to 200% of target. Threshold amounts shown at 1.25% of target.
(2)	The threshold number of shares is shown at 12.5% of the target number of shares.
(3)

The amounts shown represent the grant date fair value of equity and option awards granted as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note 11 to Consolidated and Combined Financial Statements in CRC’s Form 10-K for the year ended December 31, 2015. For PSU awards, the dollar value shown represents the estimated grant date fair value of the estimated number of units expected to be paid at the end of the three year period beginning on the grant date. For the RSU awards, the dollar value shown represents the estimated grant date fair value of the full number of units granted which become non-forfeitable ratably over the three year period beginning on the grant date.

Outstanding Equity Awards at December 31, 2015

The table below sets forth the outstanding equity awards held as of December 31, 2015 by our named executive officers, including Restricted Stock Awards (RSA), Performance Stock Unit Awards (PSU), Restricted Stock Unit Awards (RSU) and Stock Option Awards (Options).

Option Awards
		Option Awards				Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
						Number		Plan	Payout
						of		Awards:	Value of
						Shares	Market	Number of	Unearned
		Number of	Number of			or Units	Value of	Unearned	Shares,
		Securities	Securities			of Stock	Shares or	Shares, Units	Units or
		Underlying	Underlying			That	Units That	or Other	Other Rights
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Rights That	That Have
Name / Type	Grant	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Have Not	Not Vested
of Grant	Date	Exercisable	Unexercisable	Price ($)	Date	(#)	($)(1)	Vested (#)	($)(1)
Todd A. Stevens
RSA(2)	12/1/2014							106,726	$248,672
RSA(3)	12/1/2014							106,726	$248,672
RSA(4)	12/1/2014							142,289	$331,533
RSA(5)	12/1/2014							237,710	$553,864
PSU(6)	8/5/2015							372,025	$866,818
RSU(7)	8/5/2015					357,143	$832,143
Options(8)	12/1/2014	505,051	1,010,101	$8.11	11/30/2021
Options(9)	8/5/2015		666,667	$4.20	8/4/2022
Marshall D. Smith
RSA(10)	12/1/2014							305,649	$712,162
RSA(11)	12/1/2014							170,455	$397,160
PSU(6)	8/5/2015							148,810	$346,727
RSU(7)	8/5/2015					142,858	$332,859
Options(8)	12/1/2014	303,031	606,060	$8.11	11/30/2021
Options(9)	8/5/2015		266,667	$4.20	8/4/2022
William E. Albrecht
RSA(2)	12/1/2014							177,864	$414,423
RSA(3)	12/1/2014							177,864	$414,423
RSA(4)	12/1/2014							237,152	$552,564
RSA(5)	12/1/2014							237,710	$553,864
PSU(6)	8/5/2015							148,810	$346,727
RSU(7)	8/5/2015					142,858	$332,859
Options(8)	12/1/2014	336,701	673,401	$8.11	11/30/2021
Options(9)	8/5/2015		266,667	$4.20	8/4/2022
Charles F. Weiss
RSA(2)	12/1/2014							15,813	$36,844
RSA(3)	12/1/2014							31,626	$73,689
RSA(4)	12/1/2014							34,115	$79,488
RSA(5)	12/1/2014							71,321	$166,178
RSA(11)	12/1/2014							11,364	$26,478
PSU(6)	8/5/2015							111,608	$260,047
RSU(7)	8/5/2015					107,143	$249,643
Options(8)	12/1/2014	171,718	343,434	$8.11	11/30/2021
Options(9)	8/5/2015		200,000	$4.20	8/4/2022
Darren Williams
RSA(12)	12/1/2014							73,974	$172,359
RSA(11)	12/1/2014							113,637	$264,774
PSU(6)	8/5/2015							102,307	$238,375
RSU(7)	8/5/2015					98,215	$228,841
Options(8)	12/1/2014	202,021	404,040	$8.11	11/30/2021
Options(9)	8/5/2015		183,334	$4.20	8/4/2022

(1)

The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2015 of our common stock as reported in the NYSE Composite Transactions, which was $2.33.

(2)

CRC replacement award for award originally granted by Occidental on July 22, 2013. The shares are forfeitable until the later of June 30, 2016 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2020.

(3)

CRC replacement award for award originally granted by Occidental on July 22, 2013. The shares are forfeitable until the later of  July 21, 2016 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2020.

(4)

CRC replacement award for award originally granted by Occidental on July 22, 2013. The shares are forfeitable until the later of December 31, 2016 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2020.

(5)

CRC replacement award for award originally granted by Occidental on July 9, 2014. The shares are forfeitable until the later of    July 8, 2017 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2021.

(6)

These PSU awards are subject to the achievement of performance goals over a three year period from July 1, 2015 to June 30, 2018. The units are forfeitable until the later of August 4, 2018 and the certification by our Compensation Committee that the achievement of the performance threshold was met.

(7)	One-third of the units vest on each of the following dates: August 4, 2016, August 4, 2017, and August 4, 2018.
(8)

The exercise price was set at 10% above the closing market price of CRC stock on the grant date. One-half of the unexercisable options become exercisable on each of the following dates: November 30, 2016, and November 30, 2017. Unexercised options expire on November 30, 2021.

(9)

The exercise price is equal to the closing market price of CRC stock on the grant date. One-third of the unexercisable options become exercisable on each of the following dates: August 4, 2016, August 4, 2017 and August 4, 2018. Unexercised options expire on   August 4, 2022.

(10)

CRC replacement award for award originally granted by Occidental on August 5, 2014. The shares are forfeitable until the later of August 4, 2016 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2021.

(11)

The shares are forfeitable until the later of November 30, 2017 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than September 30, 2021.

(12)

CRC replacement award for award originally granted by Occidental on September 15, 2014. The shares are forfeitable until the later of September 14, 2017 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2021.

Option Exercises and Stock Vested in 2015

The following table summarizes, for our named executive officers, the CRC option and stock awards exercised or vested during 2015.

Previously Granted Option Awards Exercised and Previously Granted Stock Awards Vested in 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Todd A. Stevens	0	$0	229,252	$1,072,899
Marshall D. Smith	0	$0	0	$0
William E. Albrecht	0	$0	229,252	$1,072,899
Charles F. Weiss	0	$0	45,851	$214,583
Darren Williams	0	$0	0	$0

(1)	The amounts shown represent the product of the number of shares acquired on vesting and the closing price on the certification date of $4.68.

2015 Nonqualified Deferred Compensation Table

The following table sets forth for 2015 the contributions, earnings, withdrawals and balances under the SSP, SRP II and the DCP in which the named executive officers participated. Messrs. Stevens, Albrecht and Weiss were fully vested in their respective aggregate balances shown below, which include amounts CRC assumed from Occidental plans in connection with the Spin-off. Messrs. Smith and Williams were fully vested in their SRP II balances, but will vest fully in their SSP balances after three years of service. For additional information relating to these plans, see “Nonqualified Defined Contribution Plans” and “Nonqualified Deferred Compensation Plan,” above.

					Aggregate
		Executive	Company	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions	Balance
		in 2015	in 2015	in 2015	in 2015	at 12/31/2015
Name	Plan	($)(1)	($)(2)	($)(3)	($)(4)	($)
Todd A. Stevens	SSP	$0	$282,491	$0	$0	$282,491
	SRP II	$0	$0	$38,166	$0	$1,111,837
	DCP	$56,250	$10,688	$25,190	$0	$750,531
Marshall D. Smith	SSP	$0	$206,170	$0	$0	$206,170
	SRP II	$0	$0	$581	$0	$16,936
William E. Albrecht	SSP	$0	$205,932	$0	$0	$205,932
	SRP II	$0	$0	$0	$175,621	$0
Charles F. Weiss	SSP	$0	$111,407	$0	$0	$111,407
	SRP II	$0	$0	$34,023	$0	$991,150
Darren Williams	SSP	$0	$127,130	$0	$0	$127,130
	SRP II	$0	$0	$221	$0	$6,438

(1)

No employee contributions are permitted in the SSP or SRP II. The amounts reported in this column were deferred at the election of the executive and are also included in the amounts reported in the “Salary” column of the Summary Compensation Table for 2015.

(2)	Amounts represent company 2015 contributions to the SSP and DCP and are reported under “All Other Compensation” in the Summary Compensation Table for 2015.
(3)

The amounts reported in this column include excess earnings which are reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table for 2015.

(4)	Distribution made in February 2015 in accordance with the specified age elections described under “Nonqualified Defined Contribution Plan” above.

Potential Payments upon Termination or Change in Control

Summary

Payments and other benefits payable to named executive officers in various termination circumstances and a change in control are subject to certain policies, plans and agreements. Following is a summary of the material terms of these arrangements.

Under our Notice and Severance Pay Plan, employees, including named executive officers without employment agreements (which includes all of our named executive officers), terminated in certain circumstances without cause or as a result of a change in control are eligible for up to 12 months base salary depending on years of service, two months of contributions pursuant to CRC’s qualified and nonqualified savings plans, and continued medical and dental coverage for the 12-month notice and severance period at the active employee rate.

Our Long-Term Incentive Plan has provisions that, in the event of a change in control, provide for the outstanding awards granted under such plan to become fully vested and exercisable unless the plan administrator determines, prior to the occurrence of the event, that benefits will not accelerate. This plan was approved by our sole stockholder when we were a subsidiary of Occidental. Notwithstanding the Plan provisions, as of December 31, 2014, certain outstanding awards provided for partial vesting upon a termination of employment as a result of a change in control. In February 2015, the Compensation Committee amended the terms of the outstanding awards for our named executive officers to provide for full vesting upon a termination of employment as a result of a change in control.

Except as described in this summary and below under “Potential Payments,” we do not have any other agreements or plans that would have required us to provide compensation to our named executive officers in the event of a termination of employment or a change in control.

Potential Payments

In the discussion that follows, payments and other benefits payable upon various terminations and change in control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2015, and reflect the terms of applicable plans and long-term incentive award agreements then in effect. The amounts set forth below are estimates of the amounts that would have been paid to each named executive officer upon his termination. The actual amounts to be paid out can be determined only at the time of separation. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•Notice and Severance Pay Plan payments and benefits.

•Life insurance proceeds equal to two times base salary, payable on death as available to all eligible employees.

•Amounts vested under our plans that are qualified under Section 401(a) of the Internal Revenue Code.

•Amounts vested under the Nonqualified Deferred Compensation arrangements.

•Bonus under our annual incentive plan that would have been earned as of year-end. The amounts that were earned in 2015 by the named executive officers are included in the Summary Compensation Table.

•Payout of unused accrued vacation.

Mr. Stevens.  Mr. Stevens did not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2015.

			Termination by
	Retirement with		Mr. Stevens or
Benefits and Payments Upon	CRC	Death	Termination for	Termination	Change in
Termination	Consent	or Disability	Cause	without Cause	Control
Equity Compensation
RSA Awards(1)	$ 1,056,215	$ 903,404	$0	$ 903,404	$1,382,741
RSU Awards(1)	$ 113,131	$ 113,131	$0	$ 113,131	$ 832,143
PSU Awards(1)	$ 188,551	$ 188,551	$0	$ 188,551	$1,386,907
Option Awards(2)	$ 0	$ 0	$0	$ 0	$ 0
Total	$1,357,896	$1,205,085	$0	$1,205,085	$3,601,791

Mr. Smith.  Mr. Smith did not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2015.

	Retirement with	Termination by
	CRC	Mr. Smith or
	Consent, Death,	Termination for	Termination	Change in
Benefits and Payments Upon Termination	or Disability	Cause	without Cause	Control
Equity Compensation
RSA Awards(1)	$ 644,254	$0	$ 644,254	$1,109,322
RSU Awards(1)	$ 45,253	$0	$ 45,253	$ 332,859
PSU Awards(1)	$ 75,420	$0	$ 75,420	$ 554,764
Option Awards(2)	$ 0	$0	$ 0	$ 0
Total	$764,927	$0	$764,927	$1,996,945

Mr. Albrecht.  Mr. Albrecht did not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2015.

			Termination by
	Retirement with		Mr. Albrecht or
Benefits and Payments Upon	CRC	Death	Termination for	Termination	Change in
Termination	Consent	or Disability	Cause	without Cause	Control
Equity Compensation
RSA Awards(1)	$1,578,048	$1,323,365	$0	$1,323,365	$1,935,275
RSU Awards(1)	$ 45,253	$ 45,253	$0	$ 45,253	$ 332,859
PSU Awards(1)	$ 75,420	$ 75,420	$0	$ 75,420	$ 554,764
Option Awards(2)	$ 0	$ 0	$0	$ 0	$ 0
Total	$1,698,721	$1,444,038	$0	$1,444,038	$2,822,898

Mr. Weiss.  Mr. Weiss did not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2015.

			Termination by
	Retirement with		Mr. Weiss or
Benefits and Payments Upon	CRC	Death	Termination for	Termination	Change in
Termination	Consent	or Disability	Cause	without Cause	Control
Equity Compensation
RSA Awards(1)	$267,969	$235,188	$0	$235,188	$ 382,677
RSU Awards(1)	$ 33,939	$ 33,939	$0	$ 33,939	$ 249,643
PSU Awards(1)	$ 56,565	$ 56,565	$0	$ 56,565	$ 416,073
Option Awards(2)	$ 0	$ 0	$0	$ 0	$ 0
Total	$358,473	$325,692	$0	$325,692	$1,048,393

Mr. Williams.  Mr. Williams did not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2015.

	Retirement with	Termination by
	CRC	Mr. Williams or
Benefits and Payments Upon	Consent, Death,	Termination for	Termination	Change in
Termination	or Disability	Cause	without Cause	Control
Equity Compensation
RSA Awards(1)	$170,053	$0	$170,053	$437,134
RSU Awards(1)	$ 31,112	$0	$ 31,112	$228,841
PSU Awards(1)	$ 51,852	$0	$ 51,852	$381,400
Option Awards(2)	$ 0	$0	$ 0	$ 0
Total	$253,017	$0	$253,017	$1,047,375

(1)	Represents the product of the year-end price of CRC common stock of $2.33 and the number of shares/units that become vested upon occurrence of the indicated event.
(2)

Under the terms of the option awards, options become (i) vested fully or prorated based upon the earlier of the executive’s termination of employment for retirement, disability, death, or involuntary termination or (ii) fully vested upon termination of employment as a result of a change in control. Option award values are $0 because in each case the option exercise price exceeded the year-end price of CRC common stock of $2.33.

Director Compensation

At the time of the Spin-off,  Pay Governance LLC, an independent compensation consultant, assisted Occidental in the design of our initial director compensation program to develop a compensation peer group for purposes of conducting market analyses and to determine the level and form of outside director compensation. Since the Spin-off, our Board of Directors is responsible for making any decisions regarding our director compensation program. In 2015, there were no changes made to the director compensation program. In February 2016, our directors agreed to reduce their annual cash retainer by 25% during the current severe downturn in commodity prices.

Program Objectives

Our director compensation program is designed to be consistent with the programs of peer companies. The following matters were considered important to development of our director compensation program:

•Market practices of our peer companies, as well as a group of 100 general industry companies similar in size to us, targeting a compensation package between the median of those two groups.

•The need to recruit independent directors.

Program Elements

The elements of our 2015 outside director compensation program were as follows:

•An annual cash board retainer of $100,000.

•An additional annual cash retainer of $20,000 for the Lead Independent Director.

•An additional annual cash retainer of $15,000 for committee chairpersons.

•An annual equity award relating to our common stock equivalent to $150,000 on the grant date. The equity award will generally vest one year following the grant date.

•A stock ownership guideline of five times the annual cash board retainer applies to outside directors and must be attained within five years of election to our Board of Directors.

2015 Compensation of Directors

The following table sets forth the total compensation for 2015 for each of the non-employee directors who served in 2015:

	Fees Earned or Paid in		All Other
Name	Cash	Stock Awards(1)	Compensation(2)	Total
Justin A. Gannon	$115,000	$150,000	$0	$265,000
Ronald L. Havner, Jr.	$100,000	$150,000	$0	$250,000
Catherine A. Kehr	$83,333	$187,500	$0	$270,833
Harold M. Korell	$135,000	$150,000	$7,034	$292,034
Richard W. Moncrief	$115,000	$150,000	$0	$265,000
Avedick B. Poladian	$100,000	$150,000	$0	$250,000
Robert V. Sinnott	$115,000	$150,000	$0	$265,000
Timothy J. Sloan	$100,000	$150,000	$0	$250,000

(1)

Stock Awards represent the aggregate grant date fair value attributable to restricted stock unit (“RSU”) awards granted in 2015 determined in accordance with FASB ASC Topic 718, excluding forfeiture estimates. The awards were valued based on the closing price of CRC common stock on the day of the grant, which was $8.10 per share for the annual grant made on May 8, 2015 to all of the outside directors and $6.70 for the pro rata grant made to Ms. Kehr upon being elected to our Board of Directors on March 16, 2015. Additional detail regarding assumptions underlying these share-based awards is included in Note 11 to the Consolidated and Combined Financial Statements in CRC’s 10-K for the year ended December 31, 2015. The RSU awards will vest at the end of one year from the grant date or, if earlier, upon the occurrence of a change in control or the outside director’s termination of service by reason of death or disability. As of December 31, 2015, each of the outside directors held 18,519 restricted stock units which will vest on May 8, 2016. In addition, Ms. Kehr held 5,598 restricted stock units which will vest on March 16, 2016.

None of the outside directors received any fees or payments for services other than as a director. Amount shown is for tax reimbursements related to amounts paid by the Company for spousal travel.

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 7, 2016 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock (based on Schedule 13G or Schedule 13D filings with the SEC as of February 16, 2016), (2) our named executive officers (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Class(2)
Occidental Petroleum Corporation (3)	71,500,000	18.42%
The Vanguard Group (4)	23,804,181	6.13%
BlackRock, Inc. (5)	22,995,786	5.92%
William E. Albrecht	1,015,658	*
Justin A. Gannon	20,654	*
Ronald L. Havner, Jr.	10,654	*
Catherine A. Kehr	0	*
Harold M. Korell	110,654	*
Richard W. Moncrief	11,454	*
Avedick B. Poladian	25,450	*
Robert V. Sinnott	10,654	*
Timothy J. Sloan	10,654	*
Todd A. Stevens	749,558	*
Marshall D. Smith	491,104	*
Charles F. Weiss	209,693	*
Darren Williams	192,371	*
Executive officers and directors as a group (consisting of 19 persons)	4,158,621	1.07%

*Less than 1%.

(1)	Unless otherwise noted below, the address for each beneficial owner is c/o California Resources Corporation, 9200 Oakdale Avenue, Suite 900, Los Angeles, California 91311.
(2)	Except as otherwise noted below, based on total shares outstanding of 388,183,343 as of March 7, 2016.
(3)

Based on a Schedule 13G filed with the SEC on February 4, 2015 by Occidental. Occidental has sole voting and dispositive power with respect to 71,500,000 shares of common stock. Occidental’s address is 5 Greenway Plaza, Suite 110, Houston, Texas 77046. In accordance with the Stockholder’s and Registration Rights Agreement, Occidental granted us a proxy to vote the shares of our common stock that Occidental retained immediately after the distribution relating to the Spin-off in proportion to the votes cast by our other stockholders. On February 18, 2016, Occidental announced that it would make a special stock dividend of all 71,500,000 shares of CRC common stock to Occidental’s stockholders on March 24, 2016.

(4)

Based on a Schedule 13G filed with the SEC on February 16, 2016 by The Vanguard Group (“Vanguard”). Vanguard has (i) sole voting power with respect to 223,516 shares of common stock, (ii) shared voting power with respect to 19,800 shares of common stock; (iii) sole dispositive power with respect to 23,579,365 shares of common stock; and (iv) shared dispositive power with respect to 224,816 shares of common stock. Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

Based on a Schedule 13G filed with the SEC on January 22, 2016 by BlackRock, Inc. (“BlackRock”). BlackRock has (i) sole voting power with respect to 21,608,401 shares of common stock, and (ii) sole dispositive power with respect to 22,995,786 shares of common stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our Section 16 officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Section 16 officers, directors and greater than 10% beneficial owners are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we received, we believe that, during the fiscal year ended December 31, 2015, our Section 16 officers, directors and greater than 10% beneficial owners timely complied with all applicable filing requirements of Section 16(a).

Proposals Requiring Your Vote

Proposal 1: Election of Directors

Our Board of Directors is currently divided into three classes. One of the three classes is elected each year to succeed the directors whose terms are expiring. The terms of the directors in Classes II and III of the Board of Directors expire in 2016 and 2017, respectively. After such elections, the terms of each of the classes will all expire in 2018. Commencing with the election of the directors at the 2018 annual meeting, the Board of Directors will cease to be classified, and the directors elected at the 2018 annual meeting (and each annual meeting thereafter), other than those who may be elected by the holders of any series of preferred stock entitled to elect directors under specified circumstances, shall be elected for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.

In 2016, we have three nominees for Class II Director whose terms expire in 2016. Messrs. Havner, Korell and Sinnott are currently Class II Directors whose terms are expiring at the 2016 Annual Meeting and each has been nominated by the Board of Directors for re-election through the 2018 annual meeting. A brief statement about the background and qualifications of each nominee is given above under “Our Board of Directors.” If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board or our Board of Directors may determine to reduce the size of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS

VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed KPMG LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2016. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the board believes that the change would be in the best interests of CRC and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

KPMG LLP has served as our independent registered public accounting firm and audited our financial statements beginning with the fiscal year ended December 31, 2011. Prior to the Spin-off, our audit, audit-related, tax and other fees were paid by Occidental and were reflected in Occidental’s consolidated financial statements.

Set forth below are the aggregate fees incurred by us for professional services rendered by KPMG LLP, the independent registered public accounting firm, for the years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees(1)	$2,611,000	$1,985,000
Audit-Related Fees	158,000	–
Tax Fees	–	–
All Other Fees	–	–
Total	$2,769,000	$1,985,000

(1)Audit Fees represent the aggregate fees for professional services provided in connection with the annual audit of our financial statements, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) our independent registered accounting firm provides to us. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee approved or pre-approved all such services for CRC by our independent registered accounting firm in 2015 and 2014.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

PROPOSAL 2 TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM, KPMG LLP, FOR FISCAL 2016.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our stockholders with an advisory (nonbinding) vote on the compensation paid to our named executive officers (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to attract and retain talented executives and also to motivate our executives to achieve our designated goals and thereby create a successful company enhancing shareholder value. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 4: Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan

The Board of Directors believes that long-term incentive awards are a critical component of our compensation programs to be able to attract, retain and incentivize our employees, executives, and non-employee directors and to align their interests with those of stockholders through increased stock ownership. Our compensation program emphasizes performance-based long-term incentive awards to promote executive and employee behaviors that drive value creation that leads to long-term growth in shareholder value. The Board of Directors has determined that the current number of shares available for grants under the existing Long-Term Incentive Plan is not sufficient to meet the objectives of our compensation program going forward. Accordingly, the Board of Directors has adopted and proposes that the stockholders approve an amendment and restatement of the plan to increase the number of shares of common stock available for grant by 22,000,000 and to make other changes to the plan as described below.

Background and Purpose

In connection with, and prior to, the Spin-off, the Company adopted the California Resources Corporation Long-Term Incentive Plan (the “Existing LTIP”), and Oxy USA Inc., as sole stockholder at the time, approved the Existing LTIP. Pursuant to the terms of the Existing LTIP, stock, stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, cash awards and similar securities with a value derived from the value of our common stock or other Company securities may be awarded to officers, employees, consultants and directors selected for participation.

The Existing LTIP authorizes awards to be granted covering up to 25,000,000 shares of our common stock, subject to adjustment in accordance with the terms of the Existing LTIP upon certain changes in capitalization and similar events. Due to the relative pricing of our stock compared to Occidental’s at the time of the Spin-off, approximately 6,000,000 shares under the Existing LTIP were reserved to convert existing Occidental awards to our awards. Also at the time of the Spin-off, restricted stock and stock options were granted to certain employees for retention and incentive purposes, which required a reserve under the Existing LTIP of approximately 8,500,000 shares for stock option awards and approximately 700,000 shares for restricted stock awards based on the price of our common stock at the time of the Spin-off. The total number of available shares reserved under the Existing LTIP in conjunction with the Spin-off was approximately 60 percent of the total number of shares authorized under the Existing LTIP.

The following table outlines the share reservations under the Existing LTIP.

S
Initial shares authorized under Existing LTIP	25,000,000
Shares issued or issuable under restricted stock or full value awards upon Spin-off from Occidental for converted Occidental awards	(5,950,450)
Shares issuable under stock option awards granted at Spin-off	(8,481,337)
Shares issued or issuable under restricted stock awards granted at Spin-off	(787,658)

Shares issued or issuable under restricted stock and full value awards granted in 2015 (not including 2015 PSUs and 2015 RSUs described below)	(153,750)
Shares issuable under stock option awards granted in 2015	(3,207,345)
Forfeited restricted stock and full value awards added back to share reserve from December 1, 2014 to January 31, 2016	283,546
Forfeited stock option awards added back to share reserve from December 1, 2014 to January 31, 2016	173,957
Shares available for future grants as of January 31, 2016	6,876,963
Shares issuable for 2015 RSUs granted in 2015 which will become stock payable and reserved upon stockholder approval	1,666,800
Shares issuable for 2015 PSUs granted in 2015 which will become stock payable and reserved upon stockholder approval (at maximum payout)	5,571,268
Balances as of January 31, 2016:
Shares issuable for stock option awards granted	11,514,725
Shares issued or issuable for restricted stock and full value awards granted subject to forfeiture (unvested and unearned)	4,685,137

In August 2015, our regular annual awards of long-term incentives would have required more shares than were available under the Existing LTIP due to the stock price at that time. In order to maintain flexibility to responsibly address our future equity compensation needs under the Existing LTIP, a substantial portion of the 2015 awards for executives were granted as restricted stock units and performance stock units (the “2015 RSUs” and “2015 PSUs”, respectively) which will pay out in shares only if sufficient additional shares are authorized by the stockholders under this Proposal, or in cash if additional shares are not approved. Approximately 7,200,000 shares, based on maximum payouts achievable under the awards, will be reserved for the 2015 RSUs and 2015 PSUs if this Proposal is approved by stockholders. The remaining portion of the 2015 long-term incentive awards for executives were stock options, which required a reserve of approximately 3,200,000 of the shares available under the Existing LTIP.

As of January 31, 2016, there were approximately 6,900,000 shares of common stock available for new awards under the Existing LTIP. At recent stock prices, this number of shares available may not be sufficient to meet the objectives of our compensation program for even one year.

On February 11, 2016, the Board of Directors determined that it is in the best interest of CRC to amend and restate the Existing LTIP (the “Amended LTIP”), subject to stockholder approval, to (i) increase the number of authorized shares of common stock to 47,000,000; (ii) change the treatment of outstanding awards in the event of a change in control to require termination of employment or other service as a result of the change in control for vesting of awards; (iii) amend the limits on equity grants that can be made to individuals, including outside directors, in any calendar year; (iv) add a minimum vesting period for options, stock appreciation rights and certain other awards; (v) add additional business criteria that may be used for performance goals under performance-based awards; (vi) allow the Compensation Committee to delegate authority to the Chief Executive Officer to make grants of awards in limited circumstances; and (vii) extend the term of the plan to 10 years from the date of approval by stockholders. The proposed increase in the number of shares authorized for issuance under the plan is expected to provide flexibility to enable the continued use of the Amended LTIP for stock-based grants and awards consistent with the objectives of our compensation program for one or more years while attempting to minimize dilution to stockholders.

Approval of the Amended LTIP will also satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which is required at the first annual meeting of the stockholders after the 12-month period immediately following the effective date of our Spin-off under the applicable transition rules.

Set forth in the table below is information regarding awards outstanding and shares of common stock available for grant under the Existing LTIP as of January 31, 2016.

As of January 31, 2016:
Stock options outstanding	11,514,725
Weighted average exercise price of stock options outstanding	$7.02
Weighted average remaining contractual life of stock options outstanding	6.0 years
Shares subject to outstanding restricted stock and other full value awards (unvested and unearned)	4,685,137
Shares remaining available for grant under the Existing LTIP	6,876,963(1)

__________________________

(1)   Shares remaining does not reflect 2015 RSUs and 2015 PSUs granted in 2015 that are payable in cash unless stockholder approval is received under this proposal. Concurrent with stockholder approval, 1,666,800 restricted stock units and 5,571,268 performance stock units (at maximum payout) will automatically convert to stock-settled awards and reduce the number of shares remaining for grant, accounting for all of the shares remaining available plus approximately 360,000 of the shares requested. The 2015 RSUs are included in the cash-settled Restricted Stock Units and the 2015 PSUs (at target) are reflected in cash-settled Performance Stock Units summaries in Note 11 of our Annual Report on Form 10-K for the year ended December 31, 2015.

For additional information regarding stock-based awards previously granted, please see Note 11 to Consolidated and Combined Financial Statements disclosed in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015. As of January 31, 2016, there were 388,181,900 shares of our common stock outstanding. The closing price per share of our common stock on the New York Stock Exchange as of March 3, 2016 was $1.19.

The effective date of the Amended LTIP will be the date of the Annual Meeting if the plan is approved by the stockholders of the Company on such date. If the proposed Amended LTIP is not so approved by our stockholders, then the Existing LTIP will remain in effect in its present form.

Summary of Features of the Amended LTIP

The following is a summary of the principal features of the Amended LTIP and is qualified in its entirety by reference to the full text of the Amended LTIP, which is attached to this Proxy Statement as Annex B. Capitalized terms not otherwise defined below have the meanings ascribed to them in the Amended LTIP.

Administration

Our Amended LTIP is administered by a subcommittee of the Compensation Committee of the Board of Directors (the “Compensation Committee” for purposes of this Proposal), which is and will be composed of at least two of our independent directors. Subject to the provisions of the Amended LTIP, the Compensation Committee has the authority to select the participants who will receive the grants and awards, to determine the type and terms of the grants and awards, and to interpret and administer the Amended LTIP. The Compensation Committee may delegate to our CEO the authority with respect to grants of awards to any eligible person who is not then subject to Section 16 of the Securities Exchange Act of 1934, as amended, to the extent not inconsistent with applicable laws or regulations.

Shares Available for Grant or Award; Award Limits

The total number of shares of common stock authorized for grant or award under the Existing LTIP is 25,000,000. As of January 31, 2016, the number of shares of common stock available for future grants or awards is approximately 6,900,000.

The Amended LTIP will increase the number of shares of common stock authorized for awards under the plan by 22,000,000 shares, bringing the aggregate maximum number of shares of common stock authorized for grants or awards to 47,000,000.

Under the Amended LTIP, no more than 47,000,000 shares of common stock may be issued after October 6, 2014 (the original effective date of the Existing LTIP), pursuant to incentive options (which amount is included within the aggregate limit described in the preceding paragraph). The maximum number of shares of common stock for which options and stock appreciation rights (“SARs”) may be granted to any one person during any calendar year is 10,000,000. No individual may be granted other awards under the Amended LTIP (other than options and SARs) during any calendar year that are denominated in shares of common stock with respect to more than 10,000,000 shares. In addition, the maximum amount of compensation that may be paid under all Performance-Based Awards that are not denominated in shares of common stock (including the Fair Market Value of any shares of common stock paid in satisfaction of such Performance-Based Awards) granted to any one individual during any calendar year may not exceed $20,000,000 (and any payment due with respect to such a Performance-Based Award shall be paid no later than 10 years after the date of grant of such Performance-Based Award).

Shares of common stock covered by an award that expire or are forfeited, cancelled, or for any reason are terminated or fail to vest will be available for subsequent awards under the Amended LTIP. Shares covered by an option or SAR that expires or terminates prior to exercise and shares of restricted stock returned to us upon forfeiture will be available for subsequent awards. Shares of common stock tendered or withheld to satisfy an exercise price or tax withholding obligation for an award and shares of common stock we repurchase using option proceeds will not again be available for issuance under the Amended LTIP. Shares subject to options or SARs that are exercised will not again be available for issuance under the plan.

In addition to the limits described above, the Amended LTIP adds a limit on the awards that can be made under the plan to each non-employee director. Under the Amended LTIP, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the plan to any individual, non-employee director during any single calendar year cannot exceed $750,000, determined without regard to grants of awards made under the plan to a non-employee director during any period in which such individual was employee or contractor.

Eligibility

Our officers, employees and consultants, as well as our non-employee directors, are eligible to receive awards in the Amended LTIP. As of February 29, 2016, we had 10 executive officers, approximately 1,500 other current employees, approximately 70 consultants and 8 non-employee directors who were eligible to participate in the Amended LTIP.

Types of Awards

Options and Stock Appreciation Rights

An option is the right to purchase shares of common stock at a future date at a specified price. The Amended LTIP provides for two types of options: incentive options and nonstatutory options. An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. Each option and SAR will have the term, and will be exercisable in whole or in such installments and at such times as, specified by the Compensation Committee at the time of grant, but in no event will an option or SAR be exercisable after the expiration of 10 years from the date of grant.

Subject to the special limitations on incentive options described below, the option price per share of common stock subject to an option and the base price of any SAR will be determined by the Compensation Committee at the time of grant, but, subject to certain adjustments, such option price and base price will not be less than the fair market value of a share of common stock on the date of grant of such award.

No options, SARs or other non-full value appreciation awards granted under the Amended LTIP may vest less than one year from the date of grant; provided, however, that up to 5% of the available shares under the Amended LTIP as of the date it is approved by our stockholders may be subject to options, SARs or other non-full value appreciation awards that vest (in full or in part) in less than one year from their date of grant. In addition, any option SAR or other non-full value appreciation award granted under the Amended LTIP may vest in full or in part upon death or disability of the participant, or upon a change in control, and such vesting will not count against the 5% exception described in the preceding sentence.

No incentive option may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation unless (a) at the time such option is granted the option price is at least 110% of the fair market value of the common stock subject to the option and (b) such option by its terms is not exercisable after the expiration of five years from the date of grant.

To the extent that the aggregate fair market value (determined at the time each relevant incentive option is granted) of common stock subject to incentive options are exercisable for the first time by an employee during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such incentive options will be treated as nonstatutory options. The Compensation Committee will determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a participant’s incentive options will no longer constitute incentive options because of such limitation and will notify the participant of such determination as soon as practicable after such determination.

Restricted Stock Awards

Typically, a restricted stock award is an award of a fixed number of shares of common stock subject to certain restrictions and other terms and conditions. A restricted stock award will be subject to restrictions on disposition by a participant and may include an obligation of the participant to forfeit and surrender the shares to the Company under certain circumstances (the “Restrictions”). The Restrictions will be determined by the Compensation Committee, and each restricted stock award may have different Restrictions. The Compensation Committee may provide that the Restrictions will lapse upon (a) the attainment of one or more performance measures, (b) the participant’s continued employment with the Company or continued service as a consultant or director for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion or (d) a combination of any of the foregoing. The Compensation Committee will determine the amount and form of any payment for common stock received pursuant to a restricted stock award, provided that in the absence of such a determination, a participant will not be required to make any payment for common stock received pursuant to a restricted stock award, except to the extent otherwise required by law.

Stock Bonuses

The Compensation Committee may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Compensation Committee. The number of shares so awarded will be determined by the Compensation Committee and may be granted independently or in lieu of a cash bonus.

Stock Units

Stock units (or phantom share units) are not actual shares of common stock but, rather, represent a right to receive shares of common stock (or the value thereof) upon the satisfaction of certain specified terms and conditions. Stock units are generally credited to a recordkeeping account, and the value of a stock unit is typically based upon the value of an actual share of common stock.

Dividend Rights or Equivalents

Dividend rights or equivalents are amounts payable in cash or shares of common stock (or additional stock units that may be paid in shares of common stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

Other Awards

Subject to the terms of the Amended LTIP and applicable legal requirements, the Compensation Committee may grant other awards that are valued, denominated, paid or otherwise based on or related to common stock. The Compensation Committee will determine all of the terms and conditions of all such awards, including, without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an award. Cash awards may also be granted as separate awards, or as supplements to any other awards under the Amended LTIP.

Performance-Based Awards

A “Performance-Based Award” is an award whose grant, vesting, exercisability or payment depends upon the satisfaction of any one or more “Performance Goals.” Performance-Based Awards may be stock-based (payable in common stock only or in cash or common stock) or may be cash-only awards. A Performance-Based Award also includes an option or SAR granted with an exercise or base price not less than fair market value of a share of common stock on the date of grant. The performance period applicable to a Performance-Based Award may be up to 10 years.

Performance-Based Awards may be intended to satisfy the deductibility requirements of Section 162(m) of the Code (“Section 162(m) Awards”) or such awards may not be intended to satisfy such requirements. A Section 162(m) Award is earned and payable based upon satisfaction of specific preestablished objective performance goals approved by the Compensation Committee in advance of applicable deadlines under the Code and obtaining the performance goals is substantially uncertain at the time the goal is established. The specific performance goals applicable to a Section 162(m) Award are preestablished targeted levels based on any one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return (“TSR”) and earnings per share (“EPS”) criteria): accounts receivable to day sales outstanding; accounts receivable to sales, services and/or other income; debt; debt to debt plus stockholder equity; debt to earnings before interest expense and/or taxes (EBIT) or earnings before interest expense, taxes, depreciation and/or amortization (EBITDA) or earnings before interest expense, taxes, depreciation, amortization, exploration and/or abandonment costs (EBITDAX); EBIT; EBITDA; EBITDAX; EPS; economic value added; expense reduction or improvement; interest coverage; inventory to sales; inventory turns; net income; operating cash flow; pre-tax margin; return on assets; return on capital employed; return on equity; sales; stock price appreciation; TSR; operational measures such as changes in proved reserves, production goals, drilling costs, lifting costs, exploration costs, environmental compliance, safety and accident rates; mix of oil and natural gas production or reserves; finding and development costs; recycling ratios; reserve growth; additions or revisions; captured prospects; lease operating expense; value creation index (VCI), based on the present value added per dollar (or discounted dollar) of investment; captured net risked resource potential; in each case, as determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company’s financial reporting. In addition, subject to any limitations under Section 162(m) of the Code, such performance measures may be subject to adjustment by the Compensation Committee for changes in accounting principles, to satisfy regulatory requirements and other specified extraordinary, unusual or infrequent items or events.

Performance-Based Awards that are not intended to satisfy the deductibility requirements of Section 162(m) of the Code may be based on the performance goals described in the preceding paragraph or other performance goals determined by the Compensation Committee.

Each agreement for a performance award will explain (i) the maximum amount that may be earned in the form of cash or shares of common stock, as applicable, (ii) the performance goal or goals and level of achievement that will apply to the award, (iii) the performance period over which performance is measured, and (iv) other terms that the Compensation Committee may determine that are not inconsistent with the Amended LTIP.

Prior to the payment of any compensation pursuant to a Section 162(m) Award, the Compensation Committee must determine and then certify in writing that the applicable performance goal or goals and other material terms of the award have been satisfied. The Compensation Committee also has the authority to reduce but, with respect to persons whose compensation is likely to be subject to the deduction limitations of Section 162(m) of the Code, not to increase the amount payable in cash and the number of shares of common stock to be issued, retained or vested pursuant to a performance award.

Adjustments

The Compensation Committee is authorized under the Amended LTIP to make adjustments to awards and their terms and conditions in the event of extraordinary dividends or other extraordinary distributions, reclassifications, recapitalizations, stock splits (including a stock split in the form of a stock dividend), reverse stock splits, reorganizations, mergers, combinations, consolidations, split-ups, spin-offs, repurchases or exchanges, the sale of substantially all of the assets of the Company or any other similar, unusual, infrequent or extraordinary corporate transaction (or event in respect of the common stock). These adjustments may include, among other things: (a) changes to (i) the number and type of shares (or other securities) that thereafter may be made subject to awards (including the specific maxima and numbers of shares and individual award limitations included in the Amended LTIP), (ii) the number, amount and type of shares (or other securities or property) subject to outstanding awards, (iii) the grant, purchase or exercise price of outstanding awards, (iv) the securities, cash or other property deliverable under outstanding awards or (v) the performance goals appropriate to outstanding awards; or (b) making provision for a cash payment or for the substitution or exchange of outstanding awards or the cash, securities or property deliverable to the holder of the award.

If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure or another change or event occurs that constitutes an “equity restructuring” pursuant to certain accounting standards (a “recapitalization”), (a) the Compensation Committee will equitably adjust the number and class of shares (or other securities or property) covered by each outstanding award and the terms and conditions, including the exercise price and performance criteria (if any), of such award to equitably reflect such recapitalization and will adjust the number and class of shares (or other securities or property) with respect to which awards may be granted after such recapitalization and (b) the Compensation Committee will make a corresponding and proportionate adjustment with respect to the maximum number of shares (or other securities) that may be delivered with respect to awards under the Amended LTIP, the individual award limitations and the class of shares (or other securities) available for grant.

Vesting of Grants and Awards Following Change in Control

The change in control vesting provision is being changed in the Amended LTIP effective with respect to grants and awards made on or after May 4, 2016. In the event of a change in control while the holder of the grant or award is employed by or otherwise providing services to CRC or an affiliate followed by the termination of employment or such services as a result of the change in control, unless otherwise overridden by the Compensation Committee, each such grant or award will become immediately vested and fully exercisable upon such termination and any restrictions applicable to the grant or award will lapse on that date, provided that any performance award with performance-based vesting will vest upon such termination at the target level of performance under the award.

Amendment and Duration of the Amended LTIP

Our Board of Directors may at any time amend, suspend or terminate the Amended LTIP but may not, without the approval of our stockholders:

•increase the maximum number of shares subject to the Amended LTIP;

•reduce the exercise price per share covered by options below the price specified in the Amended LTIP;

•permit the “re-pricing” of options or SARs, or permit the cancellation of “underwater” options or SARs in return for cash or other consideration; or

•amend the Amended LTIP in any other manner if such amendment requires stockholder approval by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted.

Additionally, our Board of Directors may not, without the consent of the recipient, amend or cancel any outstanding award in a manner that adversely affects the recipient in a material way.

No award may be granted under the Amended LTIP on or after the tenth anniversary of the date upon which the plan is approved by our stockholders.

United States Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences arising from grants and awards under the Amended LTIP. The tax consequences vary depending upon particular circumstances. The income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Status of Options

Options granted under the Amended LTIP may be either incentive options or nonstatutory options. The tax consequences both to the participant and the Company will differ depending on whether an option is an incentive option or a nonstatutory option.

Nonstatutory Options

As a general rule, no federal income tax is imposed on the participant upon the grant of a nonstatutory option, and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a nonstatutory option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option price paid for such shares. There is no item of tax preference upon such exercise. Upon a subsequent disposition of the shares received upon exercise of a nonstatutory option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. Upon a participant’s exercise of a nonstatutory option, and subject to the application of section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the participant assuming the Company timely satisfies any federal income tax reporting requirements.

Incentive Options

No federal income tax is imposed on the participant upon the grant or exercise of an incentive option, except as described below under the caption “Alternative Minimum Tax.” If the Participant does not dispose of shares acquired pursuant to the exercise of an incentive option within two years after the date the option was granted or within one year after exercise, the difference between the option price and the amount realized on a subsequent disposition of the shares would be treated as capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired.

If, however, a participant disposes of shares acquired pursuant to his exercise of an incentive option prior to the end of the two-year or one-year holding period noted above, the disposition would be treated as a disqualifying disposition. The participant would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale) over the option price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as capital gain. In such event, and subject to the application of section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the participant.

Alternative Minimum Tax

The excess of the fair market value of a share of common stock acquired upon the exercise of an incentive option over the option price paid for such shares of common stock must be included in the participant’s alternative minimum taxable income for the year in which such exercise occurs. If, however, the participant exercises the incentive option and disposes of the shares of common stock acquired upon such exercise in the same taxable year and the amount realized is less than the fair market value of the shares on the exercise date, the amount included in the participant’s alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the common stock.

Payment of Option Price in Stock

In the case of a nonstatutory option, if the option price is paid by the delivery of shares of common stock previously acquired by the participant having a fair market value equal to the option price (“Previously Acquired Stock”), gain or loss would not be recognized on the exchange of the Previously Acquired Stock for a like number of shares pursuant to such exercise of the option. The participant’s basis in the number of shares of common stock received equal to the Previously Acquired Stock would be the same as his basis in the Previously Acquired Stock. The participant would, however, be treated as receiving compensation taxable as ordinary income equal to the fair market value on the date of exercise of the shares of common stock received in excess of the number of shares of Previously Acquired Stock, and the participant’s basis in such excess shares would be equal to their fair market value at the time of exercise.

In the case of an incentive option, the federal income tax consequences to the participant of the payment of the option price with Previously Acquired Stock will depend on the nature of the Previously Acquired Stock. If the Previously Acquired Stock was acquired through the exercise of a qualified stock option, an incentive option or an option granted under an employee stock purchase plan (a “Statutory Option”) and if such Previously Acquired Stock is being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Stock. If the Previously Acquired Stock was acquired other than pursuant to the exercise of a statutory option, or was acquired pursuant to the exercise of a statutory option but has been held for the applicable minimum statutory holding period, no gain or loss would be recognized on the exchange. In either case, (a) the participant’s basis in the number of shares received equal to the number of shares of Previously Acquired Stock exchanged is the same as his basis in the Previously Acquired Stock, increased by any income recognized upon the disqualifying disposition of the Previously Acquired Stock, (b) the participant’s basis in the shares received in excess of the number of Previously Acquired Stock is zero, and (c) the other incentive option rules would apply.

Stock Appreciation Rights

A participant who has been granted an SAR will not realize taxable income upon the grant of such award. Upon the exercise of the SAR, a participant will generally recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (a) the amount of cash and the fair market value of the shares of common stock received, over (b) the base price of the SAR. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR that equals the fair market value of such shares on the date of exercise. The Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Restricted Stock

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the applicable restrictions constitute a substantial risk of forfeiture for federal income tax purposes.  When the risk of forfeiture with respect to the common stock subject to such award lapses, the participant will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the participant before the risk of forfeiture lapses will also be compensation income to the participant when paid and, subject to Section 162(m) of the Code, deductible as such by the Company.  Notwithstanding the foregoing, if allowed under the terms of the award, the holder of a restricted stock award may elect under section 83(b) of the Code to be taxed at the time of grant of the restricted stock award on the fair market value of the shares of common stock on the date of the award over the amount, if any, paid for such shares, in which case the Company, subject to Section 162(m) of the Code, will be entitled to a deduction at the same time and in the same amount, and there will be no further federal income tax consequences with respect to the restricted stock award when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award to the participant and is irrevocable. All dividends or distributions with respect to a restricted stock award for which such an election has been made and which are paid to the participant before the risk of forfeiture lapses will be taxable as dividend income to the participant when paid and not deductible by the Company.

Stock Units

A participant who has been granted a stock unit (or phantom share unit) generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  At the time of payment, whether a stock unit is paid in cash or shares of common stock, the Participant will have taxable compensation and, subject to the application of Section 162(m) of the Code, the Company will have a corresponding deduction. The measure of such income and deduction, if any, will be the amount of any cash paid and the fair market value of the shares either at the time the stock unit is paid or at the time any restrictions (including restrictions under section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed on the shares and whether the participant elects to be taxed without regard to any such restrictions.

Other Awards

The tax treatment of other awards will depend on the particular terms and conditions of the award. As a general rule, at the time the award vests (or, if the award is not subject to a vesting requirement, at the time the award is granted) the participant will recognize taxable income and, subject to the application of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon.

Section 162(m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer or any of its three other highest-paid officers (other than its principal financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. The Amended LTIP has been designed to provide flexibility with respect to whether awards granted by the Compensation Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Based on current interpretive authority, the Company’s ability to deduct compensation income generated in connection with the settlement of Section 162(m) Awards (including the exercise of options and SARs granted by the Compensation Committee under the plan) should not be limited by Section 162(m) of the Code.

Parachute Payment Sanctions

Certain provisions in the Amended LTIP or included in an agreement incident to the plan may afford a participant special protections or payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” which, when aggregated with other parachute payments received by the participant, if any, could result in the participant’s receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the plan). The Company would not be allowed a deduction for any such excess parachute payments and the participant would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed with respect to such payments.

General

The Amended LTIP is not qualified under section 401(a) of the Code.

The foregoing summary is for general information only and is intended to summarize the United States federal income tax consequences to participants arising from common transactions under the Amended LTIP. This description is based upon the applicable provisions of the Internal Revenue Code as currently in effect and the Treasury Regulations and proposed Treasury Regulations and Internal Revenue Service rulings thereunder, which are subject to change (possibly retroactively). The tax treatment of a participant in the plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed above. In addition, Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder. Although the Company intends for awards issued under the Amended LTIP to comply with Section 409A of the Code, no assurance can be given that they will. Each participant should consult his or her own tax advisor regarding the specific tax consequences of participation in the plan, including the application of any state, local and foreign tax laws which may differ from the United States federal tax treatment and the effect of other state, local and foreign laws, including community property laws.

Clawback

To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board of Directors or the Compensation Committee, awards and amounts paid or payable with respect to awards will be subject to the provisions of any applicable clawback policies or procedures adopted by the Company. The clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of awards and amounts paid or payable with respect to awards. In addition, the Company reserves the right, without the consent of any participant or beneficiary, to adopt any such clawback policies and procedures, including such policies and procedures that have retroactive effect.

Effective November 4, 2015, the Board of Directors adopted the Compensation Recoupment and Clawback Policy, which provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will have the right, as to any Covered Employee, to cause the Company to require the reimbursement by the Covered Employee, to the extent permitted by applicable law, of all or a portion of any incentive compensation. The full text of the policy can be found on the Company’s website at www.crc.com.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the Amended LTIP are subject to the discretion of the Compensation Committee and the Board of Directors, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to eligible individuals in the future under the Amended LTIP. However, as described earlier in this Proposal under the heading “Background and Purpose,” the 2015 RSUs and 2015 PSUs consisting of restricted stock units and performance stock units were granted under the Existing LTIP. Those awards will be settled in shares of our common stock only if the Amended LTIP is approved by our stockholders at the Annual Meeting; otherwise, they will be settled in cash. The following New Plan Benefits Table sets forth information concerning the 2015 RSUs and 2015 PSUs that are outstanding as of January 31, 2016:

New Plan Benefits

	Award	Dollar Value(1)	Number of Shares of Common Stock(2)
Todd A. Stevens	2015 RSU	$ 510,714	357,143
President and Chief Executive Officer	2015 PSU	$ 851,192	595,239
Marshall D. Smith	2015 RSU	$ 204,287	142,858
Senior Executive Vice President and Chief Financial Officer	2015 PSU	$ 340,477	238,096
William E. Albrecht	2015 RSU	$ 204,287	142,858
Executive Chairman	2015 PSU	$ 340,477	238,096
Charles F. Weiss	2015 RSU	$ 153,214	107,143
Executive Vice President – Public Affairs	2015 PSU	$ 255,358	178,572
Darren Williams	2015 RSU	$ 140,447	98,215
Executive Vice President - Exploration	2015 PSU	$ 234,078	163,691
All current executive officers	2015 RSU	$ 1,815,595	1,269,647
as a group (11 persons)	2015 PSU	$ 3,025,990	2,116,077
All current non-executive directors	2015 RSU	$ 0	0
as a group (8 persons)	2015 PSU	$ 0	0
All current employees, including	2015 RSU	$ 2,383,524	1,666,800
all current officers who are not executive officers, as a group	2015 PSU	$ 3,983,457	2,785,634

(1)Dollar value is based on the number of shares indicated (at target payout) times the closing stock price on January 31, 2016 of $1.43.

(2)Number of shares for 2015 PSU awards are reported at target. Award payouts can range from 0% to 200% of the target number of shares.

Existing Plan Benefits

The following table sets forth, for each of our named executive officers and certain groups, the number of shares of our common stock that are subject to outstanding stock option grants under the Existing LTIP as of January 31, 2016. No stock option awards have been granted under the Existing LTIP to any associate of a non-employee director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the Existing LTIP.

Existing LTIP Stock Options

Odd A
Number of Shares of Common Stock Subject to Stock Options
Todd A. Stevens President and Chief Executive Officer	2,181,819
Marshall D. Smith Senior Executive Vice President and Chief Financial Officer	1,175,758
William E. Albrecht Executive Chairman	1,276,769
Charles F. Weiss Executive Vice President–Public Affairs	715,152
Darren Williams Executive Vice President–Exploration	789,395
All current executive officers as a group (11 persons)	9,370,009
All current non-executive directors as a group (8 persons)	0
All current employees, including all current officers who are not executive officers, as a group	11,514,725

Securities Authorized for Issuance Under Equity Compensation Plans

Our stock-based compensation plans were approved by our sole stockholder prior to the Spin-off.   A description of the plans can be found in Note 11 of our Annual Report on Form 10-K. The aggregate number of shares of our common stock authorized for issuance under stock-based compensation plans for our employees and non-employee directors is 30 million, of which approximately 8.7 million had been issued through January 31, 2016.

The following is a summary of the securities available for issuance under such plans:

a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	b)	Weighted-average exercise price of outstanding options, warrants and rights	c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
12,611,510 (3)		$7.02 (1)		9,779,608 (2) (3)

(1)	Exercise price applies only to 11,514,725 options included in column (a) and not to any other awards.
(2)

Includes 2,902,645 shares subject to rights to purchase common stock under our 2014 Employee Stock Purchase Plan (ESPP) at 85% of the lower of the market price at (i) the start of a quarter and (ii) the end of a quarter. Shares first became subject to purchase at the end of the first quarter of 2015.

(3)

Does not include awards issued in 2015 (7,238,068 shares based on maximum payout or 4,452,434 shares based on target payout) currently treated as cash-settled awards that are intended to be share-settled awards subject to stockholder approval of our Amended and Restated Long-Term Incentive Plan at our annual meeting in May 2016.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

PROPOSAL 4 TO APPROVE THE AMENDED AND RESTATED CALIFORNIA RESOURCES CORPORATION LONG-TERM INCENTIVE PLAN.

Proposal 5:  Approval of the First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan

In connection with, and prior to, the Spin-off, the Company adopted the California Resources Corporation 2014 Employee Stock Purchase Plan (the “Existing ESPP”), and Oxy USA Inc., as sole stockholder at the time, approved the Existing ESPP. Pursuant to the terms of the Existing ESPP, our employees (including our named executive officers) are provided the ability to purchase shares of our common stock at a price equal to 85% of the closing price of a share of our common stock as of the first day of each Option Period (as defined below) or the last day of each Option Period, whichever amount is less.

The Existing ESPP provides eligible employees with the opportunity to become CRC stockholders and participate in the Company’s success, which aligns the interests of participating employees with those of stockholders. Employee participation in the Existing ESPP far exceeds market norms – approximately 50% of our employees who are eligible to participate are enrolled in the Existing ESPP.

The maximum number of shares of our common stock which may be issued pursuant to the Existing ESPP is 5,000,000, subject to adjustment pursuant to the terms of the Existing ESPP. As of March 4, 2016, there were 2,902,645 shares available under the Existing ESPP. Based on CRC’s stock price and historical rates of employee participation in the Existing ESPP, we believe that there may not be sufficient shares available for purchase under the Existing ESPP through December 31, 2016. The closing price per share of our common stock on the NYSE as of March 3, 2016 was $1.19.

On February 11, 2016, the Compensation Committee determined that it is in the best interest of the Company to continue to offer eligible employees the opportunity to purchase shares of our common stock and to amend the Existing ESPP (the “First Amendment to ESPP”), subject to stockholder approval, to (i) increase the available shares of our common stock under the Existing ESPP to 10,000,000 shares, subject to adjustment pursuant to the terms of the Existing ESPP; (ii) remove the provision in the Existing ESPP which provides for an automatic continuing election to participate for eligible employees who do not otherwise give instruction to the Company for a subsequent offering; and (iii) extend the term of the Existing ESPP through May 3, 2026 (the Existing ESPP, as amended by the First Amendment to ESPP, referred to as the “Amended ESPP”).

The First Amendment to ESPP will enable the Company to continue to grant purchase rights to eligible employees at levels determined appropriate by the Compensation Committee. We estimate that the addition of 5,000,000 shares will allow continued employee participation for one or more years. If the First Amendment to ESPP is not approved by stockholders, the Board of Directors will suspend future employee participation in the Existing ESPP once the currently available shares are purchased.

Summary of Features of the Amended ESPP

The following is a summary of the material terms and conditions of the Amended ESPP. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the First Amendment to ESPP and the Existing ESPP, copies of which are attached to this proxy statement as Annex C-1 and Annex C-2, respectively, and incorporated herein by reference.

Purpose

The Amended ESPP is intended to provide an incentive for our eligible employees to acquire or increase a proprietary interest in the Company by permitting them to acquire our common stock at a reduced price through payroll withholding.

Effective Date

The Existing ESPP was originally approved by the sole stockholder of the Company on   October 6, 2014. The proposed First Amendment to ESPP was approved by the Board of Directors on February 11, 2016, subject to the approval of our stockholders at this Annual Meeting.

Term

The Amended ESPP shall terminate 10 years from the date the First Amendment to ESPP is approved by stockholders. The Amended ESPP can also be terminated by our Board of Directors at any time with respect to shares of common stock for which options have not been granted.

Eligible Participants

The Amended ESPP provides that employees (including officers and employee directors) are eligible to participate with respect to an Option Period if they are employed on the first day of such period by the Company or any present or future parent or subsidiary corporation of the Company that the Compensation Committee designates as a participating company for purposes of the plan. However, any employee who would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations, immediately after an option under the Amended ESPP is granted, is not eligible to participate. As of February 29, 2016, there were approximately 1,500 eligible employees.

Securities Offered and Terms of Participation

The maximum number of shares of common stock which may be purchased by all employees under the Existing ESPP is currently 5,000,000, subject to adjustments for stock splits, stock dividends and similar transactions. The proposed First Amendment to ESPP would increase the number of shares authorized for purchase by 5,000,000, for a total of 10,000,000 shares authorized under the Amended ESPP, subject to similar adjustments. Such shares may be authorized but unissued shares of common stock or shares of common stock reacquired by us, including shares of common stock purchased in the open market.

Eligible employees who elect to participate in the Amended ESPP must give instruction to the Company, or a designated broker as permitted, to withhold a specified dollar amount or percentage from their base pay during the following three-month period (periods run from January 1 to March 31, from April 1 to June 30, from July 1 to September 30 and from October 1 to December 31, and each is referred to as an “Option Period”). The exercise price for each Option Period will be the lesser of (i) eighty-five percent (85%) of the closing price per share of the common stock on the first business day of the Option Period (or the next business day if no shares have been traded on such first day), as reported by the NYSE, and (ii) eighty-five percent (85%) of the closing price per share of the common stock on the last day of the Option Period (or the next business day if no shares have been traded on such last day), as reported by the NYSE (such lesser price, the “Option Price”). We grant to each participant, on the first day of the Option Period, an option to purchase on the last day of the Option Period, at the Option Price, that number of shares of common stock that his or her accumulated payroll deductions on the last day of the Option Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Option Period. Participation ends automatically upon termination of employment, other than termination due to retirement, death or disability.

A participating employee may authorize a payroll deduction of any whole percentage up to but not more than fifteen percent (15%) (or such greater percentage as the Compensation Committee may designate) of his or her base pay received during each Option Period. Deductions from any employee’s compensation may not be changed during an Option Period. Under the Amended ESPP, the number of shares purchased at the end of any Option Period by any individual participant may not be more than 2,500 shares, subject to adjustment for stock splits, stock dividends and similar transactions. Further, no employee will be granted an option which permits the employee’s right to purchase common stock under the Amended ESPP to accrue at a rate that exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock on the first business day of the Option Period) for each calendar year in which such option is outstanding at any time.

An employee may withdraw from participation prior to the end of any Option Period. Upon such a withdrawal, the Company will refund, without interest, the entire remaining balance of the employee’s payroll deductions.

An option granted under the Amended ESPP is not transferable except by will or the laws of descent and distribution and shall be exercisable only by the eligible employee to whom the option is granted, except in the case of the death of the eligible participant.

The Compensation Committee may specify with respect to the shares purchased under a particular Option Period a period of time during which the purchased shares of common stock may not be sold or otherwise transferred, except in limited circumstances.

Administration

The ESPP is administered by the Compensation Committee of the Board of Directors, and may be amended by our Board of Directors from time to time in any respect; provided, however, that no amendment which would materially impair the rights of an eligible participant with respect to the current Option Period may be made without the consent of the eligible participant.

United States Federal Tax Consequences

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (“Code”) of 1986, as amended, but is not intended to be a “qualified plan” under Code Section 401(a). Unlike a “qualified plan” under Code Section 401(a), payroll deductions to purchase common stock under the Amended ESPP are not excluded from an employee’s gross income. Rather, the employee is taxed on the amount of the payroll deduction when it is earned.

As noted above, each participating employee is granted an option on the first day of the Option Period, which is automatically exercised if the employee is still a participant on the last day of the Option Period. An employee will not recognize income on the grant or exercise of an option under the Amended ESPP. Instead, an employee is subject to tax when the shares are sold or otherwise disposed of (as described in the next two paragraphs).

If the employee does not dispose of the shares of common stock for at least two years from the grant of an option under the Amended ESPP and for at least one year from the exercise of the option, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the common stock at the time of disposition or death over the Option Price, or (ii) fifteen percent (15%) of the fair market value of the common stock on the first day of the Option Period. In the case of a disposition by sale or gift, the sum of the ordinary income plus the Option Price will be the employee’s tax basis in the common stock. In the case of death, the basis of the common stock in the hands of the decedent’s estate is subject to special valuation rules. An employee will recognize long-term capital gain (or loss) to the extent the sale proceeds exceed (or are exceeded by) the tax basis. If the sale proceeds are less than the Option Price, the employee will not recognize any ordinary income upon disposition, and any loss that the employee incurs on the sale will be a capital loss.

If shares of common stock purchased under the Amended ESPP are sold by an employee within two years after the option is granted or within one year after the option is exercised, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the Option Price. This amount plus the Option Price will be the employee’s tax basis in the common stock. The difference between the sale proceeds and the tax basis will be treated as capital gain (or loss), which may be long or short-term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of an early disposition, a compensation deduction is allowed to us in an equal amount.

The final Treasury Regulations under Code Section 409A provide that the grant of an option under an employee stock purchase plan (described in Code section 423) does not constitute a deferral of compensation. Accordingly, the interest and penalty provisions of Code Section 409A should not apply to the Amended ESPP, so long as the Amended ESPP satisfies the requirements of Code Section 423.

The foregoing summary of the U.S. federal income taxation with respect to the grant, purchase and disposal of common shares under the Amended ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. The applicable tax rules are complex and may change, and income tax consequences may vary depending on a participating employee’s particular circumstance. Therefore, each participating employee should consult with his or her tax advisor concerning his or her participation in the Amended ESPP.

New Plan Benefits

The benefits to be received by our executive officers and employees under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the Amended ESPP. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the Amended ESPP. Future purchase prices are not determinable because they will be based upon the closing market price per share of the common stock, as reported by the NYSE, on either the first business day of the applicable Option Period or the last day of the applicable Option Period, depending on which closing market price is lower.

For information concerning our equity compensation plans, please see the table and accompanying footnotes included in Proposal 4 above under the heading “Securities Authorized for Issuance under Equity Compensation Plans.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “FOR” PROPOSAL 5
TO APPROVE THE FIRST AMENDMENT TO THE CALIFORNIA RESOURCES CORPORATION 2014 EMPLOYEE STOCK PURCHASE PLAN.

Proposal 6: Approval of the Amendment and Restatement of our Amended and Restated Certificate of Incorporation to Effect, at the Discretion of our Board of Directors, (A) a Reverse Stock Split which will Reduce the Number of Shares of Outstanding Common Stock in Accordance with a Ratio to be Determined by our Board of Directors from within a Range of One Share of Common Stock for Every 5 to 30 Shares of Common Stock (or Any Number in Between) Currently Outstanding; and (B) a Reduction of the Number of Authorized Shares of Common Stock and Preferred Stock in a Corresponding Proportion

Our Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Reverse Split Amendment”) to effect, at the discretion of our Board of Directors, (a) a reverse stock split which will reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by our Board of Directors from within a range of one share of common stock for every 5 to 30 shares of common stock (or any number in between) currently outstanding; and (b) a reduction in the number of authorized shares of common stock and preferred stock by a corresponding proportion.

Pursuant to the General Corporation Law of the State of Delaware, any amendment or restatement of our Amended and Restated Certificate of Incorporation must be approved by our Board of Directors and submitted to our stockholders for approval.

Our Board of Directors reserves the right to abandon the Reverse Stock Split, and corresponding proportionate reduction of authorized common stock and preferred stock, even if approved by stockholders. By voting in favor of Proposal 6, you are also expressly authorizing our Board of Directors to determine not to proceed with, and to abandon, the Reverse Stock Split in its sole discretion.

The form of the proposed Reverse Split Amendment is attached to this Proxy Statement as Annex D (new language is underlined). The form contemplates the inclusion of information necessary to effect the Reverse Stock Split, as indicated by the included brackets. The Reverse Stock Split Amendment will effect a reverse stock split of our common stock at a ratio to be selected by our Board of Directors from within a range of one share of common stock for every 5 to 30 shares of common stock (or any number in between) currently outstanding following stockholder approval.  We believe that the availability of the range of reverse split ratios will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, our Board of Directors (or a committee thereof) may consider, among other things:

•our ability to continue our listing on the NYSE;

•the historical trading price and trading volume of our common stock;

•the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•which reverse split ratio would result in the greatest overall reduction in our administrative costs; and

•prevailing general market and economic conditions.

To avoid the existence of fractional shares of our common stock, stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled in aggregate to receive cash (without interest or deduction) in lieu of such fractional share interests in an amount equal to the net, weighted-average sales proceeds attributable to the sale of the aggregation of all fractional share interests sold by our transfer agent.

The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the reverse split ratio that is ultimately selected by our Board of Directors. The table below illustrates certain, but not all, possible reverse stock split ratios, together with (i) the implied number of authorized shares of common stock resulting from a reduction of the number of authorized shares of common stock and preferred stock by a corresponding proportion, based on 2,000,000,000 shares of common stock authorized and 200,000,000 shares of preferred stock currently authorized under our Amended and Restated Certificate of Incorporation, and (ii) the implied number of issued and outstanding shares of our common stock resulting from the Reverse Stock Split in accordance with such ratio, based on 388,181,900 shares of our common stock outstanding January 31, 2016.     As of January 31, 2016, no shares of our preferred stock were issued and outstanding.

Example Ratios within Delegated Range of Ratios	Implied Number of Authorized Shares of Common Stock Following the Reverse Stock Split	Implied Number of Authorized Shares of Preferred Stock Following the Reverse Stock Split	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split*
5-for-1	400,000,000	40,000,000	77,636,380
10-for-1	200,000,000	20,000,000	38,818,190
15-for-1	133,333,333	13,333,333	25,878,793
20-for-1	100,000,000	10,000,000	19,409,095
25-for-1	80,000,000	8,000,000	15,527,276
30-for-1	66,666,667	6,666,667	12,939,397

__________

*Excludes the effect of fractional share treatment.

We do not expect the Reverse Stock Split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the Reverse Stock Split will result in fractional shares.

Reasons for the Reverse Stock Split

Our Board of Directors authorized the Reverse Stock Split with the intent of increasing the price of our common stock to ensure that we continue to meet the NYSE's listing standards. The NYSE requires average per share closing price of our common stock not be less than $1.00 over any consecutive 30-trading day period. The average closing price of our common stock for the preceding 30-consecutive-trading-day period fell below $1.00 on February 24, 2016.

Our Board also believes that the Reverse Stock Split will reduce certain of our costs, such as NYSE listing fees, and make our common stock more attractive to a broader range of institutional and other investors. In addition to bringing the price of our common stock above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Some investors, however, may view the Reverse Stock Split negatively since it reduces the number of shares of common stock available in the public market.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock.  Other factors, however, such as our financial results, the price of the commodities we sell, market conditions, the market perception of our business and other risks, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.

Effects of the Reverse Stock Split

General

If the Reverse Stock Split is approved and implemented, the principal effects will be to:

•proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors;

•contemporaneously reduce the number of authorized shares of our common stock and preferred stock by a corresponding proportion based upon the reverse stock split ratio to be determined by our Board;

•proportionately reduce (i) the aggregate number of shares of common stock available for equity-based awards under our Long-Term Incentive Plan (our “LTIP”) and 2014 Employee Stock Purchase Plan (our “ESPP”) from the number of shares available after giving effect to the results of Proposal Nos. 4 and 5 (which seek an increase in the shares available for each plan), (ii) the number of shares of common stock that would be owned upon vesting of outstanding restricted stock and other equity awards and (iii) the number of shares of common stock that would be purchasable on vesting of outstanding options (while increasing the purchase price under such options).

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE (other than to the extent it facilitates compliance with NYSE continued listing standards). Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE under the symbol "CRC," although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP, number.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of the Reverse Split Amendment with the Secretary of State of the State of Delaware. It is expected that such filing would take place promptly following the stockholder approval of the Reverse Split Amendment. The exact timing of the filing of the amendment and restatement, however, will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, our Board of Directors, in its sole discretion, determines that it is no longer in our Company's best interests or the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect on our Long-Term Incentive Plan and Employee Stock Purchase Plan

As of January 31, 2016, we had approximately 11,514,725 shares subject to stock options, 3,588,352 shares of unvested restricted stock outstanding and 1,096,785 shares subject to issuance under other awards, under our LTIP and 2,902,645 shares available for issuance under our ESPP, and collectively, the “Plans”). Under the LTIP, the Compensation Committee of our Board of Directors (the “Compensation Committee”), in such manner and to such extent as it deems appropriate and equitable, will proportionately adjust any or all of (i) the number and type of securities that thereafter may be made the subject of awards, (ii) the number, amount and type of securities or other property subject to any or all outstanding awards, (iii) the grant, purchase or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards or (v) the performance provisions appropriate to any outstanding awards. Under the ESPP, the Compensation Committee must take appropriate action to prevent the dilution or enlargement of rights by adjusting accordingly the number or shares subject to the ESPP, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to outstanding options. Should the Reverse Stock Split be effected, the Compensation Committee has approved proportionate adjustments to the number of shares outstanding and available for issuance under the Plans and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the Plans. The Compensation Committee will determine the treatment of fractional shares subject to stock options, unvested restricted stock and other unvested awards under the Plans.

Accordingly, if the Reverse Stock Split is approved by our stockholders, and subject to the right of our Board of Directors to abandon the Reverse Stock Split, upon the filing of the Reverse Split Amendment with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under Plans will be proportionately adjusted using the split ratio selected by our Board of Directors, subject to the treatment of fractional shares to be determined by the Compensation Committee. The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Plans. For example, if a 1-for-15 reverse stock split is effected, the shares that remain available for issuance under the Plans (including the number available under our LTIP after considering the results of voting on Proposal Nos. 4 and 5, which seek an increase in the number of shares subject to that Plan), would be divided by 15. The number of shares available for issuance under the Plans would remain subject to increase as and when awards made under such Plans expire or are forfeited and are returned per the terms of such Plans. In addition, the exercise price per share under each stock option or other award with an exercise price would be increased by 15 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-15 split ratio into an option exercisable for 200 shares of common stock at an exercise price of $15.00 per share.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 2,200,000,000 shares, classified as 2,000,000,000 shares of common stock, of which 388,181,900 shares were issued and outstanding as of January 31, 2016, and 200,000,000 shares of preferred stock, of which no shares were issued and outstanding as of January 31, 2016. Concurrently with the effectiveness of the Reverse Stock Split, we would proportionately decrease our authorized shares such that immediately following the Effective Time, a total of between 440,000,000 and 73,333,334 shares, classified as 400,000,000 to 66,666,667 shares of common stock and between 40,000,000 and 6,666,667 shares of preferred stock, will be authorized for issuance (including shares outstanding after the Reverse Stock Split).

Effect on Par Value

Reduction In Stated Capital

The proposed Reverse Split Amendment will not affect the par value of our common stock, which will remain at $0.01, or the par value of our preferred stock, which will remain at $0.01. As a result, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio selected by our Board of Directors. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE's Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled in aggregate to receive cash (without interest or deduction) in lieu of such fractional share interests in an amount equal to the net, weighted-average sales proceeds attributable to the sale of the aggregation of all fractional share interests sold by our transfer agent. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. We will be responsible for any brokerage fees or commissions related to the transfer agent's selling in the open market shares that would otherwise be fractional shares.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split described in this Proposal No. 6, and we will not independently provide our stockholders with any such rights.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This discussion is based upon the provisions of the Code, Treasury Regulations promulgated thereunder and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the reverse stock split of our common stock.

This discussion is limited to holders who hold pre-reverse stock split shares of our common stock and will hold post-reverse stock split shares of common stock as “capital assets” (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), the Medicare tax on net investment income or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, including, but not limited to:

•banks, insurance companies or other financial institutions;

•tax-exempt or governmental organizations;

•pension or other employee benefit plans;

•dealers in securities or foreign currencies or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•persons subject to the alternative minimum tax;

•U.S. persons whose functional currency is not the U.S. dollar;

•former U.S. citizens or long-term residents of the United States;

•real estate investment trusts or regulated investment companies; and

•persons that hold pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

U.S. Holders

For purposes of this discussion, “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•an individual citizen or resident of the United States;

•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States any state thereof or the District of Columbia;

•an estate whose income is subject to U.S. federal income tax regardless of its source; or

•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, no gain or loss will be recognized by a U.S. Holder upon the receipt of a reduced number of shares of our common stock as a result of the Reverse Stock Split. The U.S. Holder’s aggregate tax basis in the post-reverse stock split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and its holding period in the post-reverse stock split shares of common stock should include the holding period for the shares of common stock surrendered. A U.S. Holder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the Reverse Stock Split.

A U.S. Holder that receives cash in lieu of a fractional share of common stock should recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in its common stock that is allocable to the fractional share.

U.S. Information Reporting and Backup Withholding Tax. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split unless the U.S. Holder is an exempt recipient and, if requested, certifies as to such status. U.S. Holders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

Subject to the discussion in the next paragraph, a Non-U.S. Holder that receives solely a reduced number of shares of our common stock as a result of the Reverse Stock Split generally will not recognize any gain or loss. A Non-U.S. Holder that receives cash in lieu of a fractional share pursuant to the Reverse Stock Split will not be subject to U.S. federal income tax on any gain recognized on the deemed redemption of such fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a Non-U.S. Holder's permanent establishment in the United States) (b) with respect to a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year the Reverse Stock Split occurs and certain other conditions are met, or (c) our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC and that our common stock should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury regulations). Assuming our common stock is treated as regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the Reverse Stock Split or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock (a “5% shareholder”) will be taxable on gain recognized on the receipt of cash in lieu of a fractional share. In addition, a Non-U.S. Holder that is a 5% shareholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the Reverse Stock Split, notwithstanding the treatment of the Reverse Stock Split as a recapitalization.

Non-U.S. Holders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the Reverse Stock Split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, AT THE DISCRETION OF OUR BOARD OF DIRECTORS, (A) A REVERSE STOCK SPLIT WHICH WILL REDUCE THE NUMBER OF SHARES OF OUTSTANDING COMMON STOCK IN ACCORDANCE WITH A RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS FROM WITHIN A RANGE OF ONE SHARE OF COMMON STOCK FOR EVERY 5 TO 30 SHARES OF COMMON STOCK (OR ANY NUMBER IN BETWEEN) CURRENTLY OUTSTANDING AND (B) A REDUCTION OF THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK BY A CORRESPONDING PROPORTION.

Stockholder Proposals and Other Company Information

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at our 2017 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Corporate Secretary at the address below not later than November 24, 2016.

For proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8, as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board of Directors or a proposal of any other business to be properly brought before the 2017 annual meeting of stockholders, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than the close of business January 5, 2017 and not later than the close of business February 3, 2017. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Section 2.9 of our Bylaws and should be sent in writing to:

California Resources Corporation, Attention: Corporate Secretary

9200 Oakdale Avenue, Suite 900

Los Angeles, California 91311

Detailed information for submitting recommendations for director nominees is available upon written request to our Corporate Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by calling (866) 659-2647 or (718) 921-8124 (for international callers) or you may contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

2015 Annual Report

Our 2015 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2015 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.astproxyportal.com/ast/19727 and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the request of such person to the following:

TELEPHONE:	888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers)
EMAIL:	info@amstock.com
WEBSITE:	http://www.amstock.com/proxyservices/requestmaterials.asp

Annex A
Reconciliation of Non-GAAP Measures and Other Information

Adjusted Net Income / (Loss)

The table below reconciles net income / (loss) to adjusted net income / (loss) and lists unusual and infrequent items affecting earnings for the years ended December 31, 2015 and 2014 (in millions):

	2015	2014
Adjusted net income / (loss)	$(311)	$650
Unusual and infrequent items:
Asset impairments	(4,852)	(3,402)
Write-down of certain other assets	(71)	–
Early retirement and severance costs	(67)	–
Rig terminations and other costs	(11)	(52)
Debt transactions	(8)	–
Non-cash hedge-related gains	52	–
Spin-off and transition related costs	–	(55)
Valuation allowance for deferred tax assets	(294)	–
Tax effects of these items and related adjustments	2,008	1,425
Net income / (loss)	$(3,554)	$(1,434)

Our results of operations can include the effects of significant unusual and infrequent transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called “adjusted net income / (loss),” which excludes those items. This measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing our earnings performance between periods. Reported earnings are considered representative of management’s performance over the long term. Adjusted net income / (loss) is not considered to be an alternative to income reported in accordance with United States generally accepted accounting principles.

A-1

Annex B

CALIFORNIA RESOURCES CORPORATION LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective as of May 4, 2016)

1.PURPOSE; PRIOR PLAN

The purposes of this Plan are (i) to furnish a significant incentive to the employees, consultants and non-employee Directors of the Company and its Affiliates by making available to them the benefits of increased ownership of Shares, (ii) to promote the alignment of the interests of employees, consultants and non-employee Directors of the Company and its Affiliates on the one hand and stockholders on the other hand and (iii) to assist in the recruitment and retention of employees, consultants and non-employee Directors of the Company and its Affiliates.

The Plan as set forth herein constitutes an amendment and restatement of the Company’s Long-Term Incentive Plan as in effect immediately prior to the Effective Date (the “Prior Plan”).  This Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Section 3.1, each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan as in effect immediately prior to the Effective Date.

2.DEFINITIONS

“Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50 percent of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Affiliates.

“Change in Control” means the occurrence of any of the following events:

(a)Approval by the stockholders of the Company of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control under clause (b) below;

(b)Consummation of a Business Combination, unless (1) as a result of the Business Combination, more than 50 percent of the outstanding voting power of the Successor Entity immediately after the reorganization is, or will be, owned, directly or indirectly, by persons who were holders of the Company’s voting securities immediately before the Business Combination; (2) no “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the

Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 30 percent of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50 percent of the members of the board of directors of the entity resulting from the Business Combination were Directors at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities, other than as a result of (1) an acquisition directly from the Company; (2) an acquisition by the Company; or (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

(d)During any period not longer than two consecutive years and beginning no earlier than October 6, 2014, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Notwithstanding the foregoing, (i) if a Change in Control constitutes a payment event with respect to any award that provides for the deferral of compensation and is subject to the Nonqualified Deferred Compensation Rules, then the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), and as relates to the holder of such award, to the extent required to comply with the Nonqualified Deferred Compensation Rules and (ii) in no event shall the separation of the Company from Occidental be a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board to administer this Plan, which shall be composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m).

“Company” means California Resources Corporation, a Delaware corporation.

“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 5.2 of this Plan.

“Director” means a member of the Board who is not an employee of the Company or an Affiliate.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Effective Date” means May 4, 2016, which is the date on which this amendment and restatement was approved by the stockholders of the Company.

“Eligible Person” means any person who is an officer, employee or consultant of the Company or any Affiliate and any person who is a non-employee Director; provided, however that an ISO may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company at the time the ISO is granted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Person” means Occidental, any employee benefit plan of the Company or Occidental and any trustee or other fiduciary holding securities under a Company or Occidental employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act; provided, however, that Occidental, employee benefit plans of Occidental and trustees and fiduciaries holding securities under an Occidental employee benefit plan shall cease to be Excluded Persons at such time as Occidental distributes the approximately 19 percent of the Company’s outstanding common stock held by Occidental as contemplated in that certain Separation and Distribution Agreement dated as of November 25, 2014, between the Company and Occidental.

“Fair Market Value” means, as of any specified date, the closing price of a Share, if the Shares are listed on a national stock exchange registered under Section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Share is so reported.  If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded.  In the event Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of Section 409A of the Code.

“Five Percent Basket” has the meaning set forth in Section 5.5.

“ISO” means an incentive stock option qualified under Section 422 of the Code.

“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Occidental” means Occidental Petroleum Corporation, a Delaware corporation, and its Affiliates.

“Performance-Based Award” means any Qualifying Option or award granted pursuant to Section 5.  The Committee may grant Performance-Based Awards intended to constitute Section 162(m) Awards or Performance-Based Awards not intended to constitute Section 162(m) Awards.

“Performance Goal” means a preestablished targeted level or levels of any one or more Performance Objectives.

“Performance Objectives” means those performance objectives described in Section 5.2.

“Plan” means this California Resources Corporation Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning set forth in Section 1.

“Qualifying Options” mean options and stock appreciation rights granted with an exercise price not less than Fair Market Value on the date of grant.  Qualifying Options are intended to be Performance-Based Awards.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act.

“Section 162(m)” means Section 162(m) of the Code and the applicable regulations and interpretations thereunder.

“Section 162(m) Award” means a Performance-Based Award intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

“Share Limit” means the maximum number of Shares, as adjusted, that may be delivered pursuant to all awards granted under this Plan.

“Shares” mean the Company’s Common Stock, par value $0.01 per share.

“Substitute Award” means an award granted in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation, acquisition or other transaction by the Company or an Affiliate with or of another entity or the assets of another entity.

“Successor Entity” means the surviving or resulting entity or a parent thereof of a Business Combination.

3.SHARES SUBJECT TO PLAN

3.1AGGREGATE SHARE LIMIT - Subject to adjustment as provided in or pursuant to this Section 3 or Section 7, from and after the original effective date of this Plan of October 6, 2014, (a) a total of 47,000,000 Shares shall be authorized for issuance pursuant to awards granted under this Plan and (b) the aggregate maximum number of Shares that may be issued under this Plan through ISOs shall not exceed 47,000,000 (which amount shall be included within the total Share limit set forth in clause (a) of this sentence).

3.2INDIVIDUAL LIMIT - Subject to adjustment as provided in or pursuant to this Section 3 or Section 7, no individual may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 10,000,000 Shares and (ii) other awards under this Plan (other than options or stock appreciation rights) during any calendar year that are denominated in Shares with respect to more than 10,000,000 Shares (and the vesting or performance period applicable to such awards shall not exceed 10 years).  The maximum amount of compensation that may be paid under all Performance-Based Awards that are not denominated in Shares (including the Fair Market Value of any Shares paid in satisfaction of such Performance-Based Awards) granted to any one individual during any calendar year may not exceed $20,000,000 (and any payment due with respect to such a Performance-Based Award shall be paid no later than 10 years after the date of grant of such Performance-Based Award).

In addition, and notwithstanding any provisions to the contrary in this Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under this Plan to any individual, non-employee Director during any single calendar year beginning on or after January 1, 2016 shall not exceed $750,000; provided, however, that such limitation shall be determined without regard to grants of awards, if any, made under this Plan to a non-employee Director during any period in which such individual was an employee or consultant (other than in the capacity of a non-employee Director).

3.3REISSUE OF AWARDS AND SHARES - Awards payable in cash or payable in cash or Shares, including restricted shares, that are forfeited, cancelled, or for any reason do not vest under this Plan, and Shares that are subject to awards that expire or for any reason are terminated, cancelled or fail to vest shall be available for subsequent awards under this Plan.  If an award under this Plan is or may be settled only in cash, such award need not be counted against any of the share limits under this Section 3, except as may be required to preserve the status of an award as “performance-based compensation” under Section 162(m).  Shares subject to options or stock appreciation rights that are exercised shall not be available for subsequent awards.  The following transactions involving Shares will not result in additional Shares becoming available for subsequent awards under this Plan:  (i) Shares tendered in payment of an option; (ii) Shares withheld for taxes; and (iii) Shares repurchased by the Company using option proceeds.

3.4SOURCE OF SHARES DELIVERED UNDER PLAN – The Shares to be offered pursuant to the grant of an award may (a) be authorized but unissued Shares, (b) Shares held in the treasury of the Company, or (c) previously issued Shares reacquired by the Company, including shares purchased on the open market.

4.PLAN ADMINISTRATION

This Plan shall be administered by the Committee.

4.1POWERS OF THE COMMITTEE - Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

(a)adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms and terms of individual awards;

(b)determine who is an Eligible Person and to which Eligible Persons, if any, awards will be granted under this Plan;

(c)grant awards to Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number and value of Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

(d)determine the date of grant of an award, which may be a designated date after but not before the date of the Committee’s action;

(e)determine whether (subject to Section 7.2), and the extent to which, adjustments are required pursuant to Section 7 hereof;

(f)interpret and construe this Plan and terms and conditions of any award granted hereunder (including under any award agreement) and correct any defect therein, whether before or after the date set forth in Section 5;

(g)determine the circumstances under which, consistent with the provisions of Section 8.2, any outstanding award may be amended and make any amendments thereto that the Committee determines are necessary or appropriate; and

(h)acquire or settle rights under options, stock appreciation rights or other awards in cash, stock of equivalent value, or other consideration.

All authority granted herein shall remain in effect so long as any award remains outstanding under this Plan.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.2SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING AWARDS - Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

(a)permit the recipient of such award to pay the purchase price of the Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Shares, in whole or in part, by any one or more of the following:

(i)cash, cash equivalent, or electronic funds transfer,

(ii)the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

(iii)a reduction in the amount of Shares or other property otherwise issuable pursuant to such award,

(iv)a cashless exercise, or

(v)any other legal consideration the Committee deems appropriate;

(b)are intended to qualify such award as an ISO;

(c)accelerate the receipt of benefits pursuant to an award or adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, pursuant to a termination of employment or an event referenced in Section 7 (in which case the Committee’s discretion shall be exercised in a manner consistent with Section 7) or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3, 5.5 and 8.2; provided, however, that in no case (other than an adjustment contemplated by Section 7.2) shall the exercise price of any option or stock appreciation right be reduced by an amendment to the award or a cancellation and re-grant of the award to effect a repricing of the award to a price below the Fair

Market Value of the underlying Shares on the grant date of the original option or stock appreciation right unless specific stockholder consent is obtained;

(d)authorize (subject to Sections 7, 8, and 10) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 7 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and

(e)determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Committee (subject to Sections 7, 8 and 10) deems appropriate.

4.3DELEGATION - Subject to Section 4.5, the Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board.  A majority of the members of the acting committee shall constitute a quorum.  The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the Committee shall constitute action by the committee.  The Committee may delegate authority to grant awards under this Plan for new employees to an officer of the Company who is also a director and may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a subsidiary or to third parties.  In addition, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of this Plan, and the right to grant awards under this Plan, insofar as such administration (and interpretation) and power to grant awards relates to any person who is not then subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect).  Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time.  The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.  Notwithstanding the foregoing, no delegation pursuant to this Section 4.3 shall be made to the extent that such delegation would result in the loss of an exemption under Rule 16b-3(d)(1) for awards granted to Eligible Persons subject to Section 16 of the Exchange Act in respect of the Company and will not cause Performance-Based Awards intended to qualify as “performance-based compensation” under Section 162(m) to fail to so qualify.

4.4BIFURCATION - Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3, Section 162(m) or other applicable law, to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

4.5AWARDS TO NON-EMPLOYEE DIRECTORS - Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, acting through the non-employee Directors only, shall have the authority, in its sole and absolute discretion, to select non-employee Directors to receive awards other than ISOs under this Plan subject to the limitations of Section 3.2.  The Board, acting through the non-employee Directors only shall set the terms of any such awards in its sole and absolute discretion, and the Board, acting through the non-employee Directors only, shall be responsible for administering and construing such awards in substantially the same manner that the Committee administers and construes awards to other Eligible Persons.

5.AWARDS

5.1TYPE AND FORM OF AWARDS - All awards shall be evidenced in writing (including electronic form), substantially in the form approved by the Committee or its delegate.  The types of awards that the Committee may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type:  (i) Shares, (ii) options (ISOs or nonqualified stock options), stock appreciation rights (including limited stock appreciation rights), restricted stock, stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of Performance Goals or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Shares or other securities of the Company and/or returns thereon, or (iv) cash.  Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents (independently or in tandem with any form of stock grant), dividend rights (independently or in tandem with any form of stock grant), Shares, any of which may be payable in Shares or cash, and may consist of one or more of such features in any combination, as determined by the Committee.

5.2PERFORMANCE-BASED AWARDS -

5.2.1Performance Conditions - The right of a participant to exercise or receive a grant or settlement of any type of award listed in Section 5.1, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under Section 5.2.2 in the case of a Performance-Based Award intended to qualify under Section 162(m).

5.2.2Performance-Based Awards Granted to Designated Covered Employees  -  If the Committee determines that a Performance-Based Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance-Based Award may be contingent upon achievement of pre-established Performance Goals and other terms set forth in this Section 5.2.2.

(a)Performance Goals Generally.  The Performance Goals for such Performance-Based Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5.2.2, which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period.  Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain” at the time the Committee actually establishes the Performance Goal or Goals.  The Committee may determine that such Performance-Based Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance-Based Awards.  Performance Goals may differ for Performance-Based Awards granted to any one participant or to different participants.

(b)Business and Individual Performance Criteria.

(i)Business Criteria.  Means any one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return (TSR) and earnings per share (EPS) criteria): (A) accounts receivable to day sales outstanding, (B) accounts receivable to sales, services and/or other income, (C) debt, (D) debt to debt plus stockholder equity, (E) debt to earnings before interest expense and/or taxes (EBIT) or earnings before interest expense, taxes, depreciation and/or amortization (EBITDA) or earnings before interest expense, taxes, depreciation, amortization, exploration and/or abandonment costs (EBITDAX), (F) EBIT, (G) EBITDA, (H) EBITDAX, (I) EPS, (J) economic value added, (K) expense reduction or improvement, (L) interest coverage, (M) inventory to sales, (N) inventory turns, (O) net income, (P) operating cash flow, (Q) pre-tax margin, (R) return on assets, (S) return on capital employed, (T) return on equity, (U) sales, (V) stock price appreciation, (W) TSR, (X) operational measures such as changes in proved reserves, production goals, drilling costs, lifting costs, exploration costs, environmental compliance, safety and accident rates, (Y) mix of oil and natural gas production or reserves; (Z) finding and development costs; (AA) recycling ratios; (BB) reserve growth, (CC) additions or revisions; (DD) captured prospects; (EE) lease operating expense; (FF) value creation index (VCI), based on the present value added per dollar (or discounted dollar) of investment; (GG) captured net risked resource potential, in each case, as determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company’s financial reporting.  In addition, subject to any limitations under Section 162(m), such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements and other specified extraordinary, unusual or infrequent items or events.

(ii)Individual Performance Criteria.  The grant, exercise and/or settlement of Performance-Based Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with Section 162(m), such criteria shall be approved by the stockholders of the Company.

(c)Performance Period; Timing for Establishing Performance Goals.  Achievement of Performance Goals in respect of such Performance-Based Awards shall be measured over a performance period of up to ten years, as specified by the Committee.  With respect to awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m), Performance Goals shall be established within any time period required or permitted for such “performance-based compensation” under Section 162(m).

(d)Performance-Based Award Pool.  The Committee may establish a Performance-Based Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance-Based Awards.  The amount of such Performance-Based Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the criteria set forth in Section 5.2.2(b)(i) during the given performance period, as specified by the Committee in accordance with this Section 5.2.2.  The Committee may specify the amount of the Performance-Based Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(e)Settlement of Performance-Based Awards; Other Terms.  After the end of each performance period, the Committee shall certify the amount, if any, of (A) the Performance-Based Award pool, and the maximum amount of the potential Performance-Based Award payable to each Participant in the Performance-Based Award pool, or (B) the amount of the potential Performance-Based Award otherwise payable to each Participant.  Settlement of such Performance-Based Awards shall be in cash, Stock, other awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance-Based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance-Based Award subject to this Section 5.2.2.  The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance-Based Awards.

(f)Written Determinations.  All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance-Based Award pool or potential individual Performance-Based Awards and as to the achievement of Performance Goals relating to and final settlement of Performance-Based Awards under this Section 5.2.2 shall be certified in writing in the case of any award intended to qualify as a Section 162(m) Award.  The Committee may not delegate any responsibility relating to such Performance-Based Awards.

(g)Status of Performance-Based Awards under Section 162(m).  It is the intent of the Company that Performance-Based Awards under Section 5.2.2 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, constitute qualified “performance-based compensation” within the meaning of Section 162(m).  Accordingly, the terms of this Section 5.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m).  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance-Based Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of this Plan or any agreement relating to such Performance-Based Awards that are designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

5.3CONSIDERATION FOR SHARES - Shares may be issued pursuant to an award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration.  Awards may be payable in cash, stock or other consideration or any combination thereof, as the Committee shall designate in or (except as required by Section 5.2) by amendment to the terms and conditions governing such award.

5.4LIMITED RIGHTS - Except as otherwise expressly authorized by the Committee or this Plan or in the applicable award terms and conditions, a participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the participant.  No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

5.5OPTION/STOCK APPRECIATION RIGHT PRICING, TERM LIMITS AND VESTING - The purchase price per share of the Shares covered by any option or the base price of any stock appreciation right shall be determined by the Committee at the time of the grant, but, except in the case of a Substitute Award, shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant.  No option or stock appreciation right shall be exercisable after the expiration of 10 years from the date of grant.  An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, Shares or another award that otherwise satisfies the requirements of this Plan.

No option, stock appreciation right or other non-full value appreciation award granted under this Plan on or after the Effective Date may vest in less than one year from its date of grant.  Notwithstanding the foregoing, up to five percent of the available Shares authorized for issuance under this Plan as of the Effective Date may be subject to options, stock appreciation rights or other non-full value appreciation awards that vest (in full or in part) in less than one year from their date of grant (the “Five Percent Basket”).  Further, any option, stock appreciation right or other non-full value award granted under this Plan may vest in full or in part upon death or disability of the participant, or upon a Change in Control, and such vesting shall not count against the Five Percent Basket.

5.6SPECIAL LIMITATIONS RELATING TO ISOS - An ISO may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company at the time the ISO is granted.  To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of Section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time, such ISOs shall be treated as options that do not constitute ISOs.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a participant’s ISOs will not constitute ISOs because of such limitation and shall notify the participant of such determination as soon as practicable after such determination.  No ISO shall be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such option is granted, the option price is at least 110 percent of the Fair Market Value of a Share and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.  Except as otherwise provided in Sections 421 or 422 of the Code, an ISO shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the participant’s lifetime only by such participant or the participant’s guardian or legal representative.

5.7TRANSFER RESTRICTIONS - Unless otherwise expressly provided in or permitted by this Section 5.7, by applicable law or by the award terms and conditions (i) all awards are nontransferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

5.7.1Exceptions by Committee Action - The Committee, in its sole discretion, may permit an award to be transferred for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities and the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

5.7.2Exclusions - The exercise and transfer restrictions in this Section 5.7 shall not apply to:

(a)transfers to the Company,

(b)the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)transfers pursuant to a domestic relations order (if approved or ratified by the Committee), if (in the case of ISOs) permitted by the Code,

(d)if the participant has suffered a Disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

(e)the authorization by the Committee of “cashless exercise” procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Committee.

5.8TAX WITHHOLDING - The Company and any of its Affiliates are authorized to withhold from any award granted, or any payment relating to an award under this Plan, including from a distribution of Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  Notwithstanding the foregoing, the Company and its Affiliates may, in their sole discretion and in satisfaction of the foregoing requirement, withhold or permit the participant to elect to have the Company or its Affiliate withhold a sufficient number of Shares that are otherwise issuable to the participant pursuant to an award (or allow the surrender of Shares by the participant to the Company or its Affiliate).  The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee.  Notwithstanding the preceding provisions of this Section 5.8, withholding taxes may be based on rates in excess of the minimum required tax withholding rates if (a) the Committee (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative, reporting or similar consequences) and (ii) authorizes withholding at such greater rates and (b) the holder of the award consents to such withholding at such greater rates.

5.9CASH AWARDS - The Committee shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

5.10TERMINATION OF EMPLOYMENT OR SERVICE - If an Eligible Person’s employment with or service to the Company or to any Affiliate terminates for any reason, his or her outstanding awards may thereafter be exercised (if at all) to the extent provided in the agreement evidencing such award, or as otherwise determined by the Committee.

6.TERM OF PLAN

This amended and restated Plan was adopted by the Board on February 11, 2016, and is subject to approval by the Company’s stockholders at the 2016 annual meeting of the Company’s stockholders.  If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms of the grant and the Prior Plan; provided, further, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan, as in effect prior to this amendment and restatement and as may be otherwise amended thereafter.  This amended and restated Plan shall become effective on the Effective Date if it is approved on such date by the Company’s stockholders, and this Plan shall remain in effect, subject to the right of the Board to terminate this Plan at any time pursuant to Section 8.1, until all Shares subject to it shall have been purchased or acquired according to the provisions herein.  However, in no event may an award be granted under this Plan on or after the tenth anniversary of the Effective Date.  After this Plan is terminated, no future awards may be granted pursuant to this Plan, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.  In addition, any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment shall increase the number of Shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or stock appreciation right or permit cash payments in an amount that exceeds the limits of Section 3 (as adjusted pursuant to Section 7.2).

7.ADJUSTMENTS; CHANGE IN CONTROL

7.1CHANGE IN CONTROL; ACCELERATION AND TERMINATION OF AWARDS - Unless otherwise provided in an award agreement, upon the occurrence of a Change in Control:

(a)each option and stock appreciation right shall become immediately exercisable and vested upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event,

(b)restricted stock shall immediately vest free of restrictions upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event,

(c)each award under Section 5.2 shall become payable to the participant upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event,

(d)the number of Shares covered by each stock unit account shall be issued to the participant upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event, and

(e)any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event.

The Committee may override the provisions regarding acceleration in this Section 7.1 and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of awards shall comply with applicable legal and regulatory requirements, including the Nonqualified Deferred Compensation Rules.

If any option or other right to acquire Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 7.1 that the Company does not survive, or (iii) the consummation of a Change in Control approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Committee or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

7.2ADJUSTMENTS –

7.2.1ADJUSTMENTS GENERALLY. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Shares or other securities of the Company, or any similar, unusual, infrequent or extraordinary corporate transaction (or event in respect of the Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan and the individual award limitations set forth in Section 3), (ii) the number, amount and type of shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the Performance Goals or Performance Objectives appropriate to any outstanding awards, or

(b)in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Shares of the Company upon or in respect of such event.

7.2.2EQUITY RESTRUCTURING - If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure or another change or event occurs that constitutes an “equity restructuring” pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard (a “recapitalization”), (a) the Committee shall equitably adjust the number and class of Shares (or other securities or property) covered by each outstanding award and the terms and conditions, including the exercise price and performance criteria (if any), of such award to equitably reflect such recapitalization and shall adjust the number and class of Shares (or other securities or property) with respect to which awards may be granted after such recapitalization and (b) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Shares (or other securities) that may be delivered with respect to awards under this Plan as provided in Section 3, the individual award limitations set forth in Section 3 and the class of Shares (or other securities) available for grant under this Plan.

8.PLAN AMENDMENT AND TERMINATION

8.1AUTHORITY OF THE BOARD - Subject to Section 8.2, the Board may amend or terminate this Plan at any time and in any manner; provided, that, any such amendments shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted (and such approval shall be obtained in accordance with the requirements of such laws, regulations and rules).

8.2RESTRICTIONS - No amendment or termination of this Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.

9.LEGAL MATTERS

9.1COMPLIANCE AND CHOICE OF LAW; SEVERABILITY - This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

9.2NO RIGHT TO AN AWARD - Neither the adoption of this Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an award or any other rights hereunder except as may be evidenced by an award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

9.3NON-EXCLUSIVITY OF PLAN - Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority.

9.4NO EMPLOYMENT RIGHTS CONFERRED - Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or any Affiliate or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company or any Affiliate to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause.

10.MISCELLANEOUS

10.1UNFUNDED PLAN - Unless otherwise determined by the Committee, this Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any participant or other person. To the extent any person holds any rights by virtue of awards granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

10.2AWARDS NOT COMPENSATION - Unless otherwise determined by the Committee, settlements of awards received by participants under this Plan shall not be deemed a part of a participant’s regular,

recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

10.3FRACTIONAL SHARES - The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.4COMPLIANCE WITH SECURITIES LAWS - Nothing herein or in any award granted hereunder shall require the Company to issue any shares with respect to any award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.

10.5CLAWBACK - To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board or Committee, awards and amounts paid or payable pursuant to or with respect to awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of awards and amounts paid or payable pursuant to or with respect to awards.  Notwithstanding any provision of this Plan or any award agreement to the contrary, the Company reserves the right, without the consent of any participant or beneficiary of any award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any award agreement with retroactive effect.

10.6SECTION 409A - In the event that any award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such award to comply with the Nonqualified Deferred Compensation Rules and such award should be interpreted accordingly.  Notwithstanding anything in this Plan to the contrary, to the extent that the Committee determines that any award under this Plan may be subject to the Nonqualified Deferred Compensation Rules, the Committee may, without a participant’s consent, adopt such amendments to this Plan and the applicable award agreement or take any other actions (including amendments and actions with retroactive effect), that the Committee, in its sole discretion, determines are necessary or appropriate to preserve the intended tax treatment of the award, including, without limitation, actions intended to (a) exempt such award from the Nonqualified Deferred Compensation Rules, or (b) comply with the requirements of the Nonqualified Deferred Compensation Rules; provided, however, that nothing in this Section 10.6 shall create any obligation on the part of the Company or any Affiliate to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or any Affiliate have any obligation to indemnify or otherwise compensate any participant for any taxes or interest imposed under the Nonqualified Deferred Compensation Rules or similar provisions of state or foreign law.

Annex C-1

FIRST AMENDMENT TO THE
CALIFORNIA RESOURCES CORPORATION
2014 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, CALIFORNIA RESOURCES CORPORATION (the “Company”) has heretofore adopted the CALIFORNIA RESOURCES CORPORATION 2014 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

1.The first sentence of Section 6 of the Plan shall be deleted and the following shall be substituted therefor:

“Subject to the provisions of Section 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 10,000,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan.”

2.The second sentence of Section 7(b) of the Plan shall be deleted and the following shall be substituted therefor:

“Each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee and with respect to each Date of Grant, a payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of such Date of Grant, and whereby he designates an integral percentage of his Eligible Compensation (or, in lieu of an integral percentage and if permitted by the Committee, a specified whole dollar amount) to be deducted from his Eligible Compensation for each pay period and paid into the Plan for his account.”

3.Section 7(f) of the Plan shall be deleted.

4.The second sentence of Section 8(a) of the Plan shall be deleted and the following shall be substituted therefor:

“Any amount relating to such option that remains in his account under the Plan representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such participant had contributed such amount by payroll deduction to the Plan during such Option Period for the option that relates thereto; provided, however, if such participant did not affirmatively elect to participate in the Plan for such next Option Period as provided in Section 7(b), then such amount shall be returned to such participant as soon as administratively feasible after the applicable Date of Exercise.”

5.The second sentence of Section 15 of the Plan shall be deleted and the following shall be substituted therefor:

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“Except with respect to options then outstanding, if not sooner terminated under the provisions of Section 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after May 3, 2026.”

6.The amendments to the Plan set forth in paragraphs 1 through 5 hereof shall be effective as of May 4, 2016, provided that this First Amendment to the Plan is approved by the stockholders of the Company on such date.

7.As amended hereby, the Plan is specifically ratified and reaffirmed.

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Annex C-2

CALIFORNIA RESOURCES CORPORATION
2014 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose

The California Resources Corporation 2014 Employee Stock Purchase Plan is intended to provide an incentive for employees of California Resources Corporation and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company’s common stock.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

Section 2. Definitions

Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a)“Board” means the Board of Directors of the Company or a duly authorized committee thereof.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c)“Committee” means the Compensation Committee of the Board.

(d)“Company” means California Resources Corporation, a Delaware corporation.

(e)“Date of Exercise” means the last day of each Option Period.

(f)“Date of Grant” means January 1, 2015, and, thereafter, the first day of each successive April, July, October, and January.

(g)“Eligible Compensation” means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), or (ii) a cafeteria plan (within the meaning of Section 125 of the Code).  Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, equity-based compensation, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis).

(h)“Eligible Employee” means, with respect to each Date of Grant, each employee of the Company or a Participating Company as of such Date of Grant; provided, however, that the Committee may from time to time prior to a Date of Grant elect to exclude employees of the Company and the Participating Companies who would otherwise be “Eligible Employees” pursuant to the preceding provisions of this Section 2(h) with respect to the Option Period beginning on such Date of Grant (and any subsequent Option Periods as determined by the Committee) so long as such exclusion is permitted under Section 423 of the Code.

(i)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)“Option Period” means the three-month period beginning on each Date of Grant.

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(k)“Option Price” shall have the meaning assigned to such term in Section 8(b).

(l)“Participating Company” means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to Section 4.

(m)“Plan” means this California Resources Corporation 2014 Employee Stock Purchase Plan, as amended from time to time.

(n)“Restriction Period” means the period of time, if any, during which shares of Stock acquired by a participant under the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in Section 8(d).

(o)“Stock” means the Company’s common stock, par value $0.01 per share.

Section 3. Administration of the Plan

The Plan shall be administered by the Committee.  Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan.  In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect.  The Committee shall make such decisions or determinations and take such actions in its sole discretion, and all such decisions, determinations and actions made or taken by the Committee pursuant to this and the other sections of the Plan shall be conclusive on all parties.  The Committee shall not be liable for any decision, determination or action made or taken in good faith in connection with the administration of the Plan.  The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

Section 4. Participating Companies

The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company.  Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan.  The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code.  Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.  Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan at any time.  Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation at any time.

Section 5. Eligibility

Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

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Section 6. Stock Subject to the Plan

Subject to the provisions of Section 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 5,000,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan.  Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan.  Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

Section 7. Grant of Options

(a)In General.  Commencing on January 1, 2015, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code).  Except as provided in Section 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period.  Subject to Section 7(d), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with Section 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, rounded down to the nearest whole share; provided, however, that the maximum number of shares of Stock that may be subject to any option for a participant may not exceed 2,500 (subject to adjustment as provided in Section 13), and any payroll deductions in excess of the amount required to purchase such maximum number of shares of Stock shall be returned to the participant as soon as administratively practicable after the Date of Exercise relating to such option.

(b)Election to Participate; Payroll Deduction Authorization.  An Eligible Employee may participate in the Plan only by means of payroll deduction.  Except as provided in Section 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage of his Eligible Compensation (or, in lieu of an integral percentage and if permitted by the Committee, a specified whole dollar amount) to be deducted from his Eligible Compensation for each pay period and paid into the Plan for his account.  The designated percentage may not be less than one percent nor exceed 15 percent (or such greater percentage as the Committee may establish from time to time before a Date of Grant).

(c)Changes in Payroll Authorization.  The payroll deduction authorization referred to in Section 7(b) may not be changed during the Option Period.  However, a participant may withdraw from the Plan as provided in Section 9.

(d)$25,000 Limitation.  No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).  Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

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(e)Leaves of Absence.  During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation §1.421-1(h)(2), a participant’s elected payroll deductions shall continue.  A participant may not contribute to the Plan during an unpaid leave of absence.  If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation §1.421-1(h)(2), then such participant’s payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period.  If a participant takes a leave of absence that is not described in the first or third sentence of this Section 7(e), then for purposes of the Plan he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of Section 9.  Further, notwithstanding the preceding provisions of this Section 7(e), if a participant takes a leave of absence that is described in the first or third sentence of this Section 7(e) and such leave of absence exceeds three months, then for purposes of the Plan he shall be considered to have withdrawn from the Plan pursuant to the provisions of Section 9 and terminated his employment on the first day immediately following such three-month period.

(f) Continuing Election.  Subject to the limitation set forth in Section 7(d), a participant (i) who has elected to participate in the Plan pursuant to Section 7(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant.  Payroll deductions that are limited by Section 7(d) shall recommence at the rate provided in such participant’s payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to Section 7, withdraws from the Plan as provided in Section 9, or is terminated from participation in the Plan as provided in Section 10.

Section 8. Exercise of Options

(a)General Statement.  Subject to the limitation set forth in Section 7(d), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent his accumulated, unused payroll deductions under the Plan are sufficient to purchase at the applicable Option Price whole shares of Stock and to the extent the issuance of Stock to such participant upon such exercise is lawful, and such amount of payroll deductions as is equal to the aggregate Option Price for all such whole shares shall be deducted from the Participant’s account under the Plan and applied to the purchase of the shares and payment therefor.  Any amount relating to such option that remains in his account under the Plan representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such participant had contributed such amount by payroll deduction to the Plan during such Option Period for the option that relates thereto.  If the total number of shares of Stock for which options are exercised on any Date of Exercise exceeds the maximum number of shares then available for sale under the Plan, then the Company shall allocate the available shares by reducing participants’ designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a participant under the Plan shall be refunded to him promptly.

(b) “Option Price” Defined.  The term “Option Price” shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less.  For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded).  Notwithstanding the preceding sentence, in the event the Stock is not listed on the New York Stock Exchange at the time a determination of its value is required to be made hereunder, the determination

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of its fair market value shall be made by the Committee in such manner as it deems appropriate, subject to applicable law and the requirements of any stock exchange or other marketplace on which the Stock is then listed.

(c)Delivery of Shares.  As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise, in the aggregate, by all of the participants hereunder.  Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with quarterly or such other periodic statements with respect thereto as may be directed by the Committee.  If the Company is required to obtain from any commission or agency (whether U.S. or foreign) authority to issue any such shares, the Company shall seek to obtain such authority.  Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

(d)Restrictions on Transfer.  The Committee may from time to time specify with respect to a particular grant of options the Restriction Period, if any, that shall apply to the shares of Stock acquired pursuant to such options.  Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of three months after the Date of Exercise of the options pursuant to which such shares were acquired.  Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof.  Upon the expiration of such Restriction Period, the transfer restrictions set forth in this Section 8(d) shall cease to apply and the participant may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his account under the Plan that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale.  The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this Section 8(d) and to assure compliance with applicable laws.

Section 9. Withdrawal from the Plan

(a)General Statement.  Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period.  Partial withdrawals shall not be permitted.  A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company.  The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

(b)Eligibility Following Withdrawal.  A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

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Section 10. Termination of Employment

(a)General Statement.  Except as provided in Section 10(b), if the employment of a participant with the Company or any present or future parent or subsidiary corporation of the Company terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment and thereupon his interest in unexercised options under the Plan shall terminate.  The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

(b) Termination by Retirement, Death or Disability.  If the employment of a participant terminates after such participant has attained age 65 or due to such participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant’s personal representative, as applicable, shall have the right to elect either to:

(i)withdraw all of such participant’s accumulated unused payroll deductions under the Plan; or

(ii)exercise such participant’s option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of whole shares of Stock which such participant’s accumulated, unused payroll deductions under the Plan at the date of termination of employment will purchase at the applicable Option Price (subject to Section 7(d)), and receive a payment from the Company promptly after such exercise in the amount of such participant’s payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

The participant or, if applicable, such personal representative, must make such election by giving notice to the Company at such time and in such manner as the Company prescribes.  In the event that no such notice of election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected as set forth in clause (ii) above.

Section 11. Restriction Upon Assignment of Option

An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution.  Each option shall be exercisable, during his lifetime, only by the employee to whom the option is granted.  The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

Section 12. No Rights of Stockholder Until Exercise of Option

With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder, until such option has been exercised and the shares subject to such option have been delivered to the custodian pursuant to Section 8.  With respect to an individual’s Stock held by the custodian pursuant to Section 8, the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual’s account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the individual’s voting rights attributable thereto.

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Section 13. Changes in Stock; Adjustments

Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action shall be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

If the Company shall not be the surviving corporation in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee, which date shall be on or before the effective date of such merger, consolidation or other business combination or reorganization or such dissolution or liquidation, and (ii) upon such effective date all unexercised options, if any (and determined after taking into account the exercise described in the preceding clause (i)), shall expire and the Company promptly shall refund to each participant the amount of such participant’s payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

Section 14. Use of Funds; No Interest Paid

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose.  No interest shall be paid to any participant.

Section 15. Term of the Plan

The Plan shall be effective upon the date it is approved by OXY USA Inc. in its capacity as the sole stockholder of the Company.  Except with respect to options then outstanding, if not sooner terminated under the provisions of Section 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after 10 years from the date the Plan is so approved.

Section 16. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would materially impair the rights of the optionee without the consent of such optionee.

Section 17. Securities Laws

The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state, local or foreign laws, rules or regulations, or the requirements of any stock exchange or other marketplace upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares.

Any action by an Eligible Employee to commence participation or withdraw from the Plan, to change his payroll deduction authorization, or to sell or otherwise trade any shares of Stock in his account under the Plan, shall be subject to compliance with applicable securities laws and regulations, including laws and

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regulations concerning the use of material undisclosed information.  Further, any such action and all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3.  As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 18. No Restriction on Corporate Action

Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan.  No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

Section 19. Miscellaneous Provisions

(a)Parent and Subsidiary Corporations.  For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

(b)Number and Gender.  Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular.  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

(c)Headings.  The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

(d)Not a Contract of Employment; No Acquired Rights.  The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person.  Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future.  The rights and obligations under any participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan.  Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his employment at any time.  The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

(e)Compliance with Applicable Laws.  The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws.  Without limiting the scope of the

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preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a non-U.S. jurisdiction if (i) the grant of an option under the Plan to a citizen or resident of such jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(f)Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(g)Governing Law.  All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

(h)Electronic and/or Telephonic Documentation and Submission.  Any of the payroll deduction authorizations, notices, forms, designations and other documents referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

(i)Taxes.  Any income taxes, withholding taxes or other levies on income of an Eligible Employee applied by any federal, state, local or foreign government arising from the Plan or the Eligible Employee’s participation therein shall be paid by such Eligible Employee, including, without limitation, any such taxes payable on (i) any amount contributed by an Eligible Employee to the purchase of shares of Stock, (ii) the benefit derived from acquiring shares of Stock at an Option Price that is less than the fair market value of such shares, and (iii) the transfer of shares of Stock to the Eligible Employee or a person designated by the Eligible Employee, including a sale or other disposition of the shares.

Each of the Company and any Participating Company, as applicable, is authorized to deduct, or cause to be deducted, from any amounts payable to an Eligible Employee, either under the Plan or otherwise, any amounts which are required to be withheld on account of taxes, and all such amounts shall be remitted to the appropriate government authority in accordance with applicable federal, state, local or foreign law.  Each of the Company and any Participating Company, as applicable, may also undertake any other action reasonably necessary to permit compliance with applicable tax withholding laws, including, without limitation, withholding a portion of the shares of Stock otherwise deliverable to or for the account of an Eligible Employee or requiring, as a condition to the transfer of shares of Stock to the Eligible Employee or a person designated by the Eligible Employee, payment of any applicable withholding tax.

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Annex D

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CALIFORNIA RESOURCES CORPORATION

California Resources Corporation, (the “Corporation”) a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 2014 under the name California Resources Corporation (I).  The Certificate of Incorporation of the Corporation was thereafter amended and restated on May 8, 2014 and November 24, 2014 (the “November 24, 2014 Certificate of Incorporation”).

2.This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”), which restates and amends the November 24, 2014 Certificate of Incorporation, has been duly adopted and declared advisable by the board of directors of the Corporation, duly adopted by the stockholders of the Corporation, at a meeting of stockholders held May 4, 2016 and duly executed and acknowledged by the officers of the Corporation, in accordance with Sections 103, 228, 242 and 245 of the DGCL.

3.The November 24, 2014 Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST:  The name of the corporation is California Resources Corporation (hereinafter, the “Corporation”).

SECOND:  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it currently exists or may hereafter be amended.

FOURTH:  The total number of shares of all classes of stock the Corporation shall have authority to issue is [NUMBER] shares of stock, classified as (i) [NUMBER] shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) [NUMBER] shares of common stock, par value $0.01 per share (“Common Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

Upon the filing and effectiveness (the "Effective Time") pursuant to the DGCL of this Amended and Restated Certificate of Incorporation of the Corporation, each [NUMBER] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split").  No fractional shares shall be issued in connection with the Reverse Stock Split.  Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled in aggregate to receive cash (without interest or deduction) in lieu of such fractional share interests in an amount equal to the net, weighted-average sales proceeds attributable to the sale of the aggregation of all fractional share interests sold by our transfer agent.

The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

1.Provisions Relating to Preferred Stock.

(a)Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation (the “Board of Directors”) and set forth on a certificate of designations filed pursuant to and in accordance with the DGCL (a “Preferred Stock Designation”).

(b)Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of shares of Preferred Stock, without stockholder approval, from time to time in one or more series, and, with respect to each such series of Preferred Stock, to fix by a resolution or resolutions from time to time adopted by the Board of Directors providing for the issuance of such series of Preferred Stock, the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to such series of the Preferred Stock, including, but not limited to, the following:

(i)whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;

(ii)the number of shares to constitute the series and the designations thereof;

(iii)the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(iv)whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v)whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi)the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(viii)whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)such other powers, preferences, rights, qualifications, limitations and restrictions with respect to any series as the Board of Directors may deem advisable.

(c)The powers, preferences, rights, qualifications, limitations and restrictions with respect to each series of the Preferred Stock may vary from those of any other series of Preferred Stock in any or all of the foregoing respects.

2.Provisions Relating to Common Stock.

(a)Each share of Common Stock of the Corporation shall have identical powers, rights and privileges in every respect.  The powers, rights and privileges of the shares of Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred Stock.  Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

(b)Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(c)Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(d)In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.  A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

FIFTH:  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

1.Provisions Relating to Board Composition.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any:

(a)From and after the first business day following the date on which Occidental Petroleum Corporation (“Occidental”) distributes at least 80.1% of the outstanding shares of the Common Stock on a pro rata basis to the holders of record of all the issued and outstanding shares of the common stock, par value $0.20 per share, of Occidental, until the election of directors at the 2016 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the directors, other than those who may be elected by the holders of any series of Preferred Stock entitled to elect directors under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the 2015 annual meeting (prior to the election of directors at the 2016 annual meeting of stockholders, the “Class I Directors”), the initial term of office of the second class to expire at the 2016 annual meeting (prior to the election of directors at the 2016 annual meeting of stockholders, the “Class II Directors”), and the initial term of office of the third class to expire at the 2017 annual meeting (prior to the election of directors at the 2016 annual meeting of stockholders, the “Class III Directors”), with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.  The directors elected at the 2015 annual meeting of stockholders to replace the initial Class I Directors shall be elected as Class I Directors for a term of office to expire at the 2018 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

(b)Commencing with the election of directors at the 2016 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, the directors, other than those who may be elected by the holders of any series of Preferred Stock entitled to elect directors under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into two classes, with the initial term of office of the first class to expire at the 2017 annual meeting (following the election of directors at the 2016 annual meeting of stockholders, but prior to the election of directors at the 2017 annual meeting of stockholders, the “Class I Directors”) and the initial term of office of the second class to expire at the 2018 annual meeting (following the election of directors at the 2016 annual meeting of stockholders, but prior to the election of directors at the 2017 annual meeting of stockholders, the “Class II Directors”). The directors elected at the 2016 annual meeting of stockholders shall be elected for a term of office to expire at the 2018 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.

The successor of the directors who, immediately prior to the 2016 annual meeting of stockholders, were Class II Directors (and whose terms expired at the 2016 annual meeting) shall be elected to Class II; the directors who, immediately prior to the 2016 annual meeting of stockholders, were Class III Directors (and whose terms expire at the 2017 annual meeting) shall become Class I Directors; and the directors who, immediately prior to the 2016 annual meeting of stockholders were Class I Directors (and whose terms expire at the 2018 annual meeting) shall become Class II Directors.

(c)Commencing with the election of directors at the 2017 annual meeting of stockholders, pursuant to Section 141(d) of the DGCL, there shall be a single class of directors (following the election of directors at the 2017 annual meeting of stockholders, but prior to the election of directors at the 2018 annual meeting of stockholders, the “Class I Directors”). The directors elected at the 2017 annual meeting of stockholders shall be elected for a term of office to expire at the 2018 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.  The successors of the directors who, immediately prior to the 2017 annual meeting of stockholders, were Class I Directors (and whose terms expired at the 2017 annual meeting) shall be elected as Class I Directors for a term that expires at the 2018 annual meeting of stockholders, and the directors who, immediately prior to the 2017 annual meeting of stockholders were Class II directors (and whose terms were scheduled to expire at the 2018 annual meeting) shall become Class I Directors with a term expiring at the 2018 annual meeting of stockholders.

(d)Commencing with the election of directors at the 2018 annual meeting of stockholders (the time at which such directors are elected, the “Classified Board Expiration Time”), the Board of Directors shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2018 annual meeting of stockholders (and each annual meeting thereafter), other than those who may be elected by the holders of any series of Preferred Stock entitled to elect directors under specified circumstances, shall be elected for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.

2.Vacancies.  Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, retirement, resignation, disqualification or removal of any director or from any other cause may only be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.  No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.Removal of Directors.  Prior to and through the date on which the Classified Board Expiration Time occurs, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, any director may be removed only for Cause, upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. Upon the Classified Board Expiration Time, any director may be removed at any time (a) for Cause upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors and (b) without Cause upon the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, in the case of each of (a) and (b), acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of

Incorporation and the bylaws of the Corporation.  “Cause” shall mean the director’s (i) conviction of a serious felony involving moral turpitude or a violation of federal or state securities laws; (ii) the commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) adjudication as legally incompetent by a court of competent jurisdiction.

4.Director Disqualification.  A director who, at the time of taking office as a director, is an employee of the Corporation or any subsidiary of the Corporation (an “Employee Director”) shall cease to be qualified to serve as a director, shall have his or her term of office automatically terminate and shall automatically cease to be a director without any action on the part of the stockholders or the other members of the Board of Directors, if such person ceases to be an employee of the Corporation or any one of its subsidiaries, with the disqualification of such director and the automatic termination of his or her term of office to take place upon the earliest of (a) such director’s cessation of employment, (b) delivery by such Employee Director to the Corporation, or such subsidiary or subsidiaries, as the case may be, of a notice of resignation of employment or (c) delivery by the Corporation or one of its subsidiaries, as the case may be, to such Employee Director of a notice of termination of employment; provided, however, the foregoing provisions of this Section 4, including the disqualification and automatic termination provisions thereof, shall have no force and effect with respect to any Employee Director if the Board of Directors determines that they shall have no force and effect with respect to such Employee Director prior to the earliest of (a), (b) or (c) above.

SIXTH:  Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

SEVENTH:  Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer, the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.  Stockholders may not call or request special meetings of stockholders of the Corporation.

EIGHTH:  In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, restate or repeal the bylaws of the Corporation; provided, however, that, the provisions of this Article Eighth notwithstanding, the bylaws of the Corporation shall not be altered, amended, restated or repealed by the stockholders of the Corporation except by the vote of holders of at least 75% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

NINTH:  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such elimination or limitation of liability is not permitted under the DGCL as it now exists.  In addition to the circumstances in which a director of the Corporation is not personally liable for monetary damages as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further eliminates or limits the liability of a director.

Any amendment, repeal or modification of this Article Ninth shall be prospective only and shall not affect any limitation of liability of a director for acts occurring or omissions prior to the date of such amendment, repeal or modification.

TENTH:  Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation), the approval by a majority of the directors then in office and the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, shall be required to amend, alter, restate or repeal any provision of this Amended and Restated Certificate of Incorporation; provided, further, that any alteration, amendment, repeal or restatement of Article Fifth, Article Sixth, Article Seventh, Article Eighth, this Article Tenth, Article Eleventh, Article Twelfth or Article Thirteen shall require the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, in addition to the approval by a majority of the directors then in office.

ELEVENTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Corporation’s bylaws, or (d) any action asserting governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eleventh.

TWELFTH:

1.This Article Twelfth anticipates the possibility that following the filing and effectiveness of this Amended and Restated Certificate of Incorporation, (a) Occidental may be a significant stockholder of the Corporation for a certain period of time; (b) certain directors of Occidental may serve as directors of the Corporation; (c) the Corporation and Occidental, either directly or through their subsidiaries, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities; and (d) the Corporation may derive benefits through its continued contractual, corporate and business relations with Occidental and its subsidiaries.  The provisions of this Article Twelfth shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation and its subsidiaries as they may involve Occidental and its subsidiaries, and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

2.Except as may be otherwise provided in a written agreement between the Corporation and Occidental, to the fullest extent permitted by law, Occidental shall have no duty to the Corporation or its stockholders to refrain from engaging in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any business opportunity, transaction or other matter (each a “Business Opportunity”) in which Occidental engages or seeks to engage merely because the Corporation engages in the same or similar activities or lines of business as that involved in or implicated by such Business Opportunity.  To the fullest extent permitted by law, neither Occidental nor any director thereof (provided that any such director who is also a director of the Corporation has acted in a manner consistent with the provisions set forth in Article Twelfth, Section 4 below, to the extent it is applicable) shall be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty owed to the Corporation or its stockholders by reason of Occidental exercising its right to engage in the same or similar activities or lines of business as the Corporation or by reason of any such director’s participation in any such activities or lines of business (even in the same geographic region).  The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity that may be a corporate opportunity of Occidental and the Corporation except as provided in the proviso of Article Twelfth, Section 4 below.

3.To the fullest extent permitted by law, if Occidental acquires knowledge of a potential Business Opportunity that may be deemed to constitute a corporate opportunity of both Occidental and the Corporation, Occidental shall have no duty to communicate or offer such Business Opportunity to the Corporation and shall be permitted to pursue or acquire such Business Opportunity for itself or direct such Business Opportunity to its affiliates, and as a result of any such actions shall not, to the fullest extent permitted by law, be deemed to have (a) breached or acted in a manner inconsistent with any of its duties to the Corporation and its stockholders with respect to such Business Opportunity or (b) acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders.

4.To the fullest extent permitted by law, if any director of Occidental who is also a director of the Corporation acquires knowledge of a potential Business Opportunity that may be deemed a corporate opportunity of both the Corporation and Occidental, then such director shall have no duty to communicate or offer such Business Opportunity to the Corporation and shall be permitted to communicate or offer such Business Opportunity to Occidental or any of Occidental’s affiliates (except as set forth in the proviso below) and as a result of any such actions, shall not, to the fullest extent permitted by law, be deemed to have (a) breached or acted in a manner inconsistent with any of his or her duties to the Corporation and its stockholders with respect to such Business Opportunity; or (b) acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders; provided, however, that the provisions set forth in each of (a) and (b) above, shall not apply in the event a Business Opportunity is offered to any person who is a director of the Corporation, and who is also a director of Occidental, if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation.

5.For purposes of this Article Twelfth only: (a) the term “Corporation” means the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; (b) the term “Occidental” means Occidental Petroleum Corporation and all corporations, partnerships, joint ventures, associations and other entities in which Occidental Petroleum Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests (other than the Corporation); and (c) the term “duty” includes, without limitation, fiduciary and any other duties.

6.Anything in this Amended and Restated Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article Twelfth shall automatically terminate, expire and have no further force and effect on the earlier of the date that (a) no person who is a director of the Corporation is also a director of Occidental or (b) Occidental no longer owns any Common Stock of the Corporation.  No addition to, alteration of or termination of this Article Twelfth or any other provision of this Amended and Restated Certificate of Incorporation shall eliminate or impair the effect of this Article Twelfth on any act, omission, right or liability that occurred prior thereto.

7.If any provision or provisions of this Article Twelfth is held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any paragraph of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

8.This Article Twelfth shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the Corporation’s bylaws, any agreement between the Corporation and such officer or director, any vote of the disinterested directors or the stockholders or applicable law.  Any person or entity purchasing or otherwise holding any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Twelfth.

THIRTEENTH:  Section 203 of the DGCL shall apply to the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this [__] day of [__________], 2016.

CALIFORNIA RESOURCES CORPORATION

This Proxy Statement is printed on
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that contains wood from well-managed
forests and other responsible sources.

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CALIFORNIA
RESOURCES CORPORATION
crc.com

ANNUAL MEETING OF STOCKHOLDERS OF

CALIFORNIA RESOURCES CORPORATION

May 4, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. See Admission Ticket on reverse side.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19727

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333333000000000 4	050416

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSALS 2-6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.Election of Class II directors:	FOR	AGAINST	ABSTAIN
Ronald L. Havner, Jr.

Harold M. Korell

Robert V. Sinnott

2.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

3.Advisory vote to approve named executive officer compensation.

4.Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan.

5.Approval of the First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan.

6.Approval of an amendment and restatement of California Resources Corporation’s Amended and Restated Certificate of Incorporation to (a) effect a reverse stock split which will reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by our Board of Directors within a range of one share of common stock for every 5 to 30 shares of common stock (or any number in between) currently outstanding; and (b) reduce by a corresponding proportion the number of authorized shares of common stock and preferred stock.

7.To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. if no direction is made, this proxy will be voted “FOR” the election of all nominees for director in proposal 1, and “FOR” proposals 2-6.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

If you plan to attend the annual meeting of stockholders, you will not be admitted to the meeting without valid government-issued photo identification (such as a driver’s license or passport) and this admission ticket or other proof of stock ownership as of March 7, 2016, the record date.

0

CALIFORNIA RESOURCES CORPORATION

Proxy for Annual Meeting of Stockholders on May 4, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Todd A. Stevens and William E. Albrecht as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of California Resources Corporation held of record by the undersigned at the close of business on March 7, 2016 at the Annual Meeting of Stockholders to be held Wednesday, May 4, 2016 at 11:00 a.m. Pacific Time at the Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

1.1	14475